The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and the selling security holder is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(7)
Registration No. 333-168532
SUBJECT TO COMPLETION, DATED SEPTEMBER 20, 2010
Prospectus Supplement to Prospectus dated August 4, 2010.

The Hartford Financial Services Group, Inc.
52,093,973 Warrants
Each Warrant is to Purchase One Share of Common Stock

The United States Department of the Treasury, or the selling security holder or Treasury, is offering to sell 52,093,973 warrants, each of which represents the right to purchase one share of our common stock, par value $0.01 per share, at an initial exercise price of $9.79 per share. Both the exercise price and the number of shares that will be acquired upon the exercise of a warrant are subject to adjustment from time to time as described in this prospectus supplement. The exercise price of the warrants cannot be paid in cash and is payable only by netting out a number of shares of our common stock issuable upon exercise of the warrants with a value equal to the aggregate exercise price of the warrants.

We will not receive any of the proceeds from the sale of the warrants offered by the selling security holder. The warrants expire on June 26, 2019.

We originally issued the warrants to Treasury in a private placement in connection with our participation in the Capital Purchase Program, or CPP, under the Emergency Economic Stabilization Act of 2008, or the EESA. Prior to this offering, there has been no public market for the warrants. The warrants have been approved for listing, subject to notice of issuance, on the New York Stock Exchange, or the NYSE, under the symbol “HIG WS.” Our common stock is listed on the NYSE under the symbol “HIG.” On September 17, 2010, the last reported sale price of our common stock on the NYSE was $22.50 per share.

The public offering price and the allocation of the warrants in this offering will be determined by an auction process. During the auction period, potential bidders will be able to place bids at any price (in increments of $0.10) at or above the minimum bid price of $10.50 per warrant. The minimum size for any bid is 100 warrants. If the selling security holder decides to sell the warrants being offered, the public offering price of the warrants will be equal to the clearing price set in the auction. If bids are received for 100% or more of the offered warrants, the clearing price will be equal to the highest price at which all offered warrants can be sold in the auction. If bids are received for 100% or more of the offered warrants and the selling security holder elects to sell warrants in the auction, the selling security holder must sell all of the offered warrants at the clearing price. If bids are received for half or more, but less than all, of the offered warrants, then the clearing price will be equal to the minimum bid price of $10.50 per warrant, and the selling security holder may, but is not required to, sell at the clearing price as many warrants as it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered warrants are sold. In certain cases described in this prospectus supplement, bidders may experience pro-ration of their bids. If bids are received for less than half of the offered warrants, the selling security holder will not sell any warrants in this offering. Even if bids are received for all of the warrants, the selling security holder may decide not to sell any warrants, regardless of the clearing price set in the auction. The method for submitting bids and a more detailed description of this auction process are described in “Auction Process” beginning on page S-31 of this prospectus supplement.

You must meet minimum suitability standards in order to purchase the warrants. You must be able to understand and bear the risk of an investment in the warrants and should be experienced with respect to options and option transactions. You should reach an investment decision only after careful consideration, with your advisers, of the suitability of the warrants in light of your particular financial circumstances and the information in this prospectus supplement and the accompanying prospectus. The warrants involve a high degree of risk, are not appropriate for every investor and may expire worthless.

Investing in the warrants and our common stock involves substantial risks. You should carefully consider the risks described under the “Risk Factors” section of this prospectus supplement beginning on page S-5 and similar sections in our filings with the Securities and Exchange Commission incorporated by reference herein before buying any of our warrants offered hereby.

Neither the Securities and Exchange Commission nor any other securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per warrant	Total

Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to the selling security holder	$	$

The underwriters expect to deliver the warrants in book-entry form only, through the facilities of The Depository Trust Company, against payment on or about September   , 2010.

Deutsche Bank Securities

Aladdin Capital LLC	Cabrera Capital Markets, LLC	Lebenthal & Co., LLC

Sanford C. Bernstein	SL Hare Capital, Inc.

Prospectus Supplement dated September   , 2010

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus with respect to this offering filed by us with the Securities and Exchange Commission, or the SEC. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. You should assume that the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus with respect to this offering filed by us with the SEC is only accurate as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates. The selling security holder is offering to sell, and seeking offers to buy, the warrants only in jurisdictions where such offers and sales are permitted.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering of our warrants.

If the description of this offering of our warrants in the accompanying prospectus is different from the description in this prospectus supplement, you should rely on the information contained in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement before deciding whether to invest in the warrants offered by this prospectus supplement.

Unless otherwise indicated, or the context otherwise requires, references in this prospectus supplement to the “Company,” “we,” “us” and “our” or similar terms are to The Hartford Financial Services Group, Inc. and its subsidiaries, collectively.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the warrants offered by this prospectus supplement.

Currency amounts in this prospectus supplement are stated in U.S. dollars.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules of the SEC allow us to omit from this prospectus supplement and the accompanying prospectus some of the information included in the registration statement. This information may be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of these public reference facilities. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC’s reporting requirements.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC. These reports and other information are available as provided above and may also be inspected at the offices of The New York Stock Exchange at 20 Broad Street, New York, New York 10005.

S-ii

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010;

•	our Definitive Proxy Statement filed on April 8, 2010 (other than information in the Definitive Proxy Statement that is not specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2009);

•	our Current Reports on Form 8-K filed on January 7, 2010, February 16, 2010, February 24, 2010, March 9, 2010, March 16, 2010 (Items 1.01 and 8.01), March 17, 2010, March 18, 2010, March 19, 2010, March 23, 2010 (Items 1.01, 2.03, 3.03, 5.03 and 8.01), March 31, 2010 (Item 1.01), April 2, 2010 (Item 5.02), April 23, 2010, April 27, 2010, May 25, 2010, June 30, 2010, July 13, 2010 and July 27, 2010;

•	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on September 18, 1995, including any amendments or reports filed for the purposes of updating such description; and

•	all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering (other than information in the documents that is deemed not to be filed and that is not specifically incorporated by reference in this prospectus supplement).

Any statement made in this prospectus supplement, the accompanying prospectus or in a document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You can obtain any of the filings incorporated by reference in this prospectus supplement through us or from the SEC through the SEC’s Internet site or at the address listed above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus supplement. You should direct requests for those documents to The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, Connecticut 06155, Attention: Investor Relations (telephone: (860) 547-5000).

S-iii

FORWARD-LOOKING STATEMENTS

Certain of the statements contained herein or incorporated by reference in this prospectus supplement and the accompanying prospectus are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “projects,” and similar references to future periods.

Forward-looking statements are based on our current expectations and assumptions regarding economic, competitive and legislative developments. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. They have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. Future developments may not be in line with management’s expectations or have unanticipated effects. Actual results could differ materially from expectations, depending on the evolution of various factors, including, but not limited to, those set forth in this prospectus supplement and those set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009 (as updated from time to time) and in Part II, Item 1A of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010. These important risks and uncertainties include:

•	risks and uncertainties related to our current operating environment, which reflects continued volatility in financial markets, constrained capital and credit markets and uncertainty about the strength of an economic recovery and the impact of U.S. and other governmental stimulus, budgetary and legislative initiatives, and whether management’s efforts to identify and address these risks will be timely and effective;

•	risks associated with our continued execution of steps to realign our business and reposition our investment portfolio, including the potential need to take other actions, such as divestitures;

•	market risks associated with our business, including changes in interest rates, credit spreads, equity prices, foreign exchange rates, as well as challenging or deteriorating conditions in key sectors such as the commercial real estate market, that have pressured our results and are expected to continue to do so in 2010;

•	volatility in our earnings resulting from our adjustment of our risk management program to emphasize protection of statutory surplus;

•	the risk that our framework for managing business risks may not be effective in mitigating risk and loss to us that could adversely affect our business;

•	the impact on our statutory capital of various factors, including many that are outside our control, which can in turn affect our credit and financial strength ratings, cost of capital, regulatory compliance and other aspects of our business and results;

•	risks to our business, financial position, prospects and results associated with negative ratings actions or downgrades in our financial strength and credit ratings or negative rating actions or downgrades relating to our investments;

•	the potential for differing interpretations of the methodologies, estimations and assumptions that underlie the valuation of our financial instruments that could result in changes to investment valuations;

•	the subjective determinations that underlie our evaluation of other-than-temporary impairments on available-for-sale securities;

•	losses due to nonperformance or defaults by others;

•	the potential for acceleration of deferred policy acquisition cost amortization;

•	the potential for impairments of our goodwill or the potential for establishing valuation allowances against deferred tax assets;

•	the possible occurrence of terrorist attacks and our ability to contain our exposure, including the effect of the absence or insufficiency of applicable terrorism legislation on coverage;

S-iv

•	the difficulty in predicting our potential exposure for asbestos and environmental claims;

•	the possibility of a pandemic or other man-made disaster that may adversely affect our businesses and cost and availability of reinsurance;

•	weather and other natural physical events, including the severity and frequency of storms, hail, snowfall and other winter conditions, natural disasters such as hurricanes and earthquakes, as well as climate change, including effects on weather patterns, greenhouse gases, sea, land and air temperatures, sea levels, rain and snow;

•	the response of reinsurance companies under reinsurance contracts and the availability, pricing and adequacy of reinsurance to protect us against losses;

•	the possibility of unfavorable loss development;

•	actions by our competitors, many of which are larger or have greater financial resources than we do;

•	the restrictions, oversight, costs and other consequences of being a savings and loan holding company, including from the supervision, regulation and examination by the Office of Thrift Supervision, or the OTS, and in the future, as a result of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, The Federal Reserve and the Office of the Controller of the Currency, or the OCC, as regulator of Federal Trust Bank, and arising from our participation in the Capital Purchase Program, or the CPP, under the EESA, certain elements of which will continue to apply to us, if, following this offering, the United States Department of the Treasury, or the Treasury, continues to hold the warrant or shares of our common stock received on exercise of the warrant that we issued as part of our participation in the CPP;

•	unfavorable judicial or legislative developments;

•	the potential effect of domestic and foreign regulatory developments, including those that could adversely impact the demand for our products, operating costs and required capital levels, including changes to statutory reserves and/or risk-based capital requirements related to secondary guarantees under universal life and variable annuity products;

•	the cost and other effects of increased regulation as a result of the enactment of the Dodd-Frank Act, which will, among other effects, vest a newly created Financial Services Oversight Council with the power to designate “systemically important” institutions, require central clearing of, and/or impose new margin and capital requirements on, derivatives transactions, and as a savings and loan holding company, may affect our ability to manage our general account by limiting or eliminating investments in certain private equity and hedge funds;

•	our ability to distribute our products through distribution channels, both current and future;

•	the uncertain effects of emerging claim and coverage issues;

•	our ability to declare and pay dividends is subject to limitations;

•	our ability to effectively price our property and casualty policies, including our ability to obtain regulatory consents to pricing actions or to non-renewal or withdrawal of certain product lines;

•	our ability to maintain the availability of our systems and safeguard the security of our data in the event of a disaster or other unanticipated events;

•	the potential for difficulties arising from outsourcing relationships;

•	the impact of potential changes in federal or state tax laws, including changes affecting the availability of the separate account dividend received deduction;

•	the impact of potential changes in accounting principles and related financial reporting requirements;

S-v

•	our ability to protect our intellectual property and defend against claims of infringement; and

•	other factors described in such forward-looking statements.

Any forward-looking statement made by us in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein or any free writing prospectus filed by us with the SEC speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference into this prospectus supplement or the accompanying prospectus. Because this is a summary, it may not contain all of the information that is important to you. Before making an investment decision, you should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including the section entitled “Risk Factors” in this prospectus supplement and Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009 and Part II, Item 1A of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010.

The Hartford Financial Services Group, Inc.

The Hartford Financial Services Group, Inc. is an insurance and financial services holding company. We are among the largest providers of investment products, individual life, group life and disability insurance products, and property and casualty insurance products in the United States. Hartford Fire Insurance Company, founded in 1810, is the oldest of our subsidiaries. At December 31, 2009 and June 30, 2010, our total assets were $307.7 billion and $314.2 billion, respectively, and our total stockholders’ equity was $17.9 billion and $18.9 billion, respectively.

Our principal executive offices are located at One Hartford Plaza, Hartford, Connecticut 06155, and our telephone number is (860) 547-5000.

The Offering

The following information about the warrants, our common stock and the auction process summarizes, and should be read in conjunction with, the information contained in this prospectus supplement and the accompanying prospectus.

Issuer	The Hartford Financial Services Group, Inc.

Warrants Offered by the Selling Security Holder	52,093,973 warrants, each of which represents the right to purchase one share of our common stock, par value $0.01 per share, at an exercise price of $9.79 per share (subject to adjustment). The number of warrants sold will depend on the number of bids received in the auction described below, and whether the selling security holder decides to sell any warrants in the auction. The exercise price of the warrants cannot be paid in cash and is payable only by netting out a number of shares of our common stock issuable upon exercise of the warrants with a value equal to the aggregate exercise price of the warrants. The number of shares of our common stock issuable upon exercise of the warrants will be calculated based on the closing price of our common stock on the exercise date. The warrants are currently exercisable and expire on June 26, 2019. See “Auction Process” in this prospectus supplement.

Common Stock Outstanding After this Offering	444,368,335 shares.

The number of shares of common stock outstanding immediately after the closing of this offering is based on 444,368,335 shares of common stock outstanding as of August 31, 2010. As of August 31, 2010, 52,093,973 shares were reserved for issuance in connection with the conversion of the outstanding warrants offered hereby, 65,000,000 shares are required to be reserved for issuance pursuant to the terms of our contingent capital facility, 287,000,000 shares are required to be reserved for issuance pursuant to the terms of our 2008 junior subordinated debt instruments, 41,441,400 shares were reserved for issuance in connection with the conversion of the 7.25% Mandatory Convertible Preferred Stock, Series F, par value $0.01 per share, or the Series F Preferred Stock, 69,351,806 shares were reserved for issuance upon exercise of outstanding warrants (assuming receipt of certain regulatory approvals) issued to Allianz SE, or Allianz. For more information on the conversion of the warrants issued to Allianz, see “Description of Capital Stock of The Hartford Financial Services Group, Inc. — Allianz’s Investment” in the accompanying prospectus. In addition, as of August 31, 2010, the most recent date for which information is available, 5,349,485 shares were reserved for issuance upon exercise of outstanding options, warrants and rights under our stock compensation plans, 17,359,000 were reserved for future issuance under our 2010 Incentive Stock Plan (together with such adjustments as are provided in the 2010 Incentive Stock Plan), 7,580,407 shares were reserved for issuance under the employee stock purchase plan and 256,676 were reserved for issuance under the 2000 PLANCO Non-Employee Option Plan.

Auction Process	The selling security holder and the underwriters will determine the public offering price and the allocation of the warrants in this offering through an auction process conducted by Deutsche Bank Securities Inc., the sole book-running manager, in its capacity as the auction agent. The auction will entail a modified “Dutch auction” mechanic in which bids may be submitted through the auction agent or one of the other brokers that is a member of the broker network, which are collectively referred to in this prospectus supplement as the network brokers, established in connection with the auction process. Each broker will make suitability determinations with respect to its own customers wishing to participate in the auction process. The auction agent will not provide bidders with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction. We encourage you to discuss any questions regarding the bidding process and suitability determinations applicable to your bids with your broker. We will not submit any bids in the auction. For more information about the auction process, see “Auction Process” in this prospectus supplement.

Minimum Bid Price and Price Increments	This offering will be made using an auction process in which prospective purchasers are required to bid for the warrants. During the auction period, bids may be placed by qualifying bidders at any price (in increments of $0.10) at or above the minimum bid price of $10.50 per warrant. See “Auction Process” in this prospectus supplement.

Minimum Bid Size	100 warrants.

Bid Submission Deadline	The auction will commence at 8:00 a.m., New York City time, on the date specified by the auction agent in a press release issued prior to the opening of the equity markets on such day, and will close at 6:30 p.m., New York City time, on that same day, which we refer to as the submission deadline.

Irrevocability of Bids	Bids that have not been modified or withdrawn by the time of the submission deadline are final and irrevocable, and bidders who submit successful bids will be obligated to purchase the warrants allocated to them. The auction agent is under no obligation to reconfirm bids for any reason; however, the auction agent may require that bidders confirm their bids at its discretion before the auction process closes. See “Auction Process” in this prospectus supplement.

Clearing Price	The price at which the warrants will be sold to the public will be the clearing price set by the auction process. The clearing price will be determined based on the valid, irrevocable bids at the time of the submission deadline as follows:

• If valid irrevocable bids are received for 100% or more of the number of warrants being offered, the clearing price will be equal to the highest price in the auction at which the quantity of all bids at or above such price equals 100% or more of the number of warrants being offered in the auction.

• If bids are received for half or more, but less than all, of the offered warrants, the clearing price will be equal to the minimum bid price of $10.50 per warrant. Unless the selling security holder decides not to sell any warrants, or as otherwise described below, the warrants will be sold to bidders at the clearing price. Even if bids are received for 100% or more of the warrants being offered, the selling security holder may decide not to sell any warrants in the auction, regardless of the clearing price. If the selling security holder decides to sell warrants in the auction, after the selling security holder confirms its acceptance of the clearing price, and, in the case where bids are received for less than 100% of the warrants being offered, the number of warrants to be sold, the auction agent and each network broker that has submitted bids will notify successful bidders that the auction has closed and that their bids have been accepted (subject in some cases to pro-ration, as described below). The clearing price and number of warrants being sold are also expected to be announced by press release prior to the opening of the equity markets on the business day following the end of the auction. See “Auction Process” in this prospectus supplement.

Number of Warrants to be Sold	If bids are received for half or more, but less than all, of the offered warrants, then the selling security holder may, but is not required to, sell at the minimum bid price in the auction (which will be deemed to be the clearing price) as many warrants as it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered warrants are sold. If bids are received for less than half of the offered warrants, the selling security holder will not sell any warrants in this offering. Even if bids are received for all of the warrants, the selling security holder may decide not to sell any warrants in the auction, regardless of the clearing price. If bids are received for all of the offered warrants and the selling security holder elects to sell warrants in the auction, the selling security holder must sell all of the offered warrants. See “Auction Process” in this prospectus supplement.

Allocation; Pro-Ration	If bids for all the warrants offered in this offering are received, and the selling security holder elects to sell warrants in the offering, then any bids submitted in the auction above the clearing price will receive allocations in full, while any bids submitted at the clearing price may experience pro-rata allocation. If bids for half or more, but less than all, of the warrants offered in this offering are received, and the selling security holder chooses to sell fewer warrants than the number of warrants for which bids were received, then all bids will receive equal pro-rata allocation. See “Auction Process” in this prospectus supplement.

Use of Proceeds	We will not receive any of the proceeds from the sale of the warrants offered by the selling security holder.

Risk Factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement for a discussion of factors you should consider carefully before deciding to invest in the warrants.

Listing	The warrants have been approved for listing, subject to notice of issuance, on the NYSE under the symbol “HIG WS.” Our common stock is listed on the NYSE under the symbol “HIG.”

Warrant Agent	The Bank of New York Mellon, acting as warrant agent.

Auction Agent	Deutsche Bank Securities Inc.

Network Brokers	See page S-32 for a list of brokers participating as network brokers in the auction.

RISK FACTORS

An investment in warrants to purchase shares of our common stock is subject to certain risks. The trading price of our warrants and shares of common stock could decline due to any of these risks, and you may lose all or part of your investment. Before you decide to invest in the warrants to purchase shares of our common stock, you should consider the risk factors below relating to our business and this offering, as well as other trends, risks and uncertainties identified in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010 and in the other documents incorporated by reference into this prospectus supplement.

Risks Related to Our Business

Our operating environment remains challenging in light of uncertainty about the timing and strength of an economic recovery and the impact of governmental budgetary and regulatory initiatives. The steps we have taken to realign our businesses and strengthen our capital position may not be adequate to mitigate the financial, competitive and other risks associated with our operating environment, particularly if economic conditions deteriorate from their current levels or regulatory requirements change significantly, and we may be required to or we may seek to raise additional capital or take other strategic or financial actions that could adversely affect our business and results or trading prices for our capital stock.

Persistent volatility in financial markets and uncertainty about the timing and strength of a recovery in the global economy adversely affected our business and results in 2009, and these conditions have continued to affect our operating environment in 2010. High unemployment, lower family income, lower business investment and lower consumer spending in most geographic markets we serve have adversely affected the demand for financial and insurance products, as well as their profitability in some cases. Our results, financial condition and statutory capital remain sensitive to equity and credit market performance, and we expect that market volatility will continue to pressure returns in our life and property and casualty investment portfolios and that our hedging costs will remain high. Until economic conditions become more stable and improve, we also expect to experience realized and unrealized investment losses, particularly in the commercial real estate sector where significant market illiquidity and risk premiums exist that reflect the current uncertainty in the real estate market. Lower interest rates are also likely to continue to adversely impact our fixed annuity sales and the cost and effectiveness of our guaranteed minimum withdrawal benefit, or GMWB, hedging program. Deterioration or negative rating agency actions with respect to our investments could also indirectly adversely affect our statutory capital and risk-based capital, or RBC, ratios, which could in turn have other negative consequences for our business and results.

The steps we have taken to realign our businesses and strengthen our capital position may not be adequate if economic conditions do not stabilize in line with our forecasts or if they experience a significant deterioration. These steps include ongoing initiatives, particularly the execution risk relating to the repositioning of our investment portfolios. In addition, we modified our variable annuity product offerings and, in October 2009, launched a new variable annuity product. However, the future success of this new variable annuity product will be dependent on market acceptance. The level of market acceptance of this new product will directly affect the level of our variable annuity sales in the future. In addition, as we and our distribution partners transition to the new product, there will be downward pressure on new deposits, and management expects to continue to be in a net outflow position through 2010. If our actions are not adequate, our ability to support the scale of our business and to absorb operating losses and liabilities under our customer contracts could be impaired, which would in turn adversely affect our overall competitiveness. We could be required to raise additional capital or consider other actions to manage our capital position and liquidity or further reduce our exposure to market and financial risks. We may also be forced to sell assets on unfavorable terms that could cause us to incur charges or lose the potential for market upside on those assets in a market recovery. We could also face other pressures, such as employee recruitment and retention issues and potential loss of distributors for our products. Finally, trading prices for our common stock could decline as a result or in anticipation of sales of our common stock or equity-linked instruments.

Even if the measures we have taken (or take in the future) are effective to mitigate the risks associated with our current operating environment, they may have unintended consequences. For example, rebalancing our hedging program may better protect our statutory surplus, but also result in greater U.S. GAAP earnings volatility. Actions we take may also entail impairment or other charges or adversely affect our ability to compete successfully in an increasingly difficult consumer market.

Regulatory developments relating to the recent financial crisis may also significantly affect our operations and prospects in ways that we cannot predict. U.S. and overseas governmental and regulatory authorities, including the SEC, the OTS, The Federal Reserve, the OCC, the NYSE, or the Financial Industry Regulatory Authority, or FINRA, are considering enhanced or new regulatory requirements intended to prevent future crises or otherwise stabilize the institutions under their supervision. Such measures are likely to lead to stricter regulation of financial institutions generally, and heightened prudential requirements for systemically important companies in particular. Such measures could include taxation of financial transactions, liabilities and employee compensation.

The Dodd-Frank Act was enacted into law on July 21, 2010, and will introduce sweeping changes to the regulation of the financial services industry. Most of these will not become effective immediately, and many will require further regulatory action before they become effective. Nonetheless, we anticipate that the Dodd-Frank Act may affect our operations and governance in ways that could significantly affect our financial condition and results of operations.

In particular, the Dodd-Frank Act vests a newly created Financial Services Oversight Council with the power to designate “systemically important” institutions, which will be subject to special regulatory supervision and other provisions intended to prevent, or mitigate the impact of, future disruptions in the U.S. financial system. If we are designated as a systemically important institution, we will be subject to heightened prudential standards imposed by The Federal Reserve, as well as to post-event assessments imposed by the Federal Deposit Insurance Corporation, or FDIC, to recoup the costs associated with the orderly resolution of systemically important institutions in the event one or more such institutions fails. The Dodd-Frank Act creates a new resolution authority for systemically important institutions. Although insurance companies will not be subject to the special liquidation procedures in the Dodd-Frank Act, it contains back-up authority for the FDIC to force insurance companies into liquidation under state law if their state regulators fail to act. Other provisions will require central clearing of, and/or impose new margin and capital requirements on, derivatives transactions, which we expect will increase the costs of our hedging program.

A number of provisions of the Dodd-Frank Act affect us solely due to our status as a savings and loan holding company. For example, under the Dodd-Frank Act, the OTS will be dissolved. The Federal Reserve will assume regulatory authority over our holding company, and our thrift subsidiary, Federal Trust Bank, will be regulated by the OCC. The Dodd-Frank Act may also restrict us as a savings and loan holding company or systemically important institution from sponsoring and investing in private equity and hedge funds, which will limit our discretion in managing our general account. In addition, the Dodd-Frank Act prohibits proprietary trading by any entity in our holding company structure that is not a licensed insurance company. The Dodd-Frank Act will also impose new minimum capital standards on a consolidated basis for holding companies that, like us, control insured depository institutions.

Other changes in the Dodd-Frank Act include: the possibility that regulators could break up firms that are considered “too big to fail” or mandate certain barriers between their activities in order to allow for the orderly resolution of failing financial institutions; a new “Federal Insurance Office” within Treasury to, among other things, conduct a study of how to improve insurance regulation in the United States; new means for regulators to limit the activities of financial firms; discretionary authority for the SEC to impose a harmonized standard of care for investment advisers and broker-dealers who provide personalized advice about securities to retail customers; additional regulation of compensation in the financial services industry; and enhancements to corporate governance, especially regarding risk management.

Given the significance of the changes and the additional regulatory action required for many of the new provisions, we cannot predict all of the ways or the degree to which our business, financial condition and results of operations may be affected by the Dodd-Frank Act, once it is fully implemented.

We are exposed to significant financial and capital markets risk, including changes in interest rates, credit spreads, equity prices, foreign exchange rates and global real estate market deterioration which may have a material adverse effect on our results of operations, financial condition and liquidity.

We are exposed to significant financial and capital markets risk, including changes in interest rates, credit spreads, equity prices, foreign currency exchange rates and global real estate market deterioration.

One important exposure to equity risk relates to the potential for lower earnings associated with certain of our wealth management businesses, such as variable annuities, where fee income is earned based upon the fair value of the assets under management. The decline in equity markets over the last two years has significantly reduced assets under management and related fee income during that period. In addition, certain of our products offer guaranteed benefits which increase our potential obligation and statutory capital exposure should equity markets decline. Due to declines in equity markets, our liability for these guaranteed benefits has significantly increased and our statutory capital position has decreased. Further sustained declines in equity markets may result in the need to devote significant additional capital to support these products. We are also exposed to interest rate and equity risk based upon the discount rate and expected long-term rate of return assumptions associated with our pension and other post-retirement benefit obligations. Sustained declines in long-term interest rates or equity returns are likely to have a negative effect on the funded status of these plans.

Our exposure to interest rate risk relates primarily to the market price and cash flow variability associated with changes in interest rates. A rise in interest rates, in the absence of other countervailing changes, will increase the net unrealized loss position of our investment portfolio and, if long-term interest rates rise dramatically within a six-to-twelve month time period, certain of our wealth management businesses may be exposed to disintermediation risk. Disintermediation risk refers to the risk that our policyholders may surrender their contracts in a rising interest rate environment, requiring us to liquidate assets in an unrealized loss position. An increase in interest rates can also impact our tax planning strategies and in particular our ability to utilize tax benefits to offset certain previously recognized realized capital losses. In a declining rate environment, due to the long-term nature of the liabilities associated with certain of our life businesses, such as structured settlements and guaranteed benefits on variable annuities, sustained declines in long-term interest rates may subject us to reinvestment risks, increased hedging costs, spread compression and capital volatility. Our exposure to credit spreads primarily relates to market price and cash flow variability associated with changes in credit spreads. If issuer credit spreads widen significantly or retain historically wide levels over an extended period of time, additional other-than-temporary impairments and increases in the net unrealized loss position of our investment portfolio will likely result. In addition, losses have also occurred due to the volatility in credit spreads. When credit spreads widen, we incur losses associated with the credit derivatives where the Company assumes exposure. When credit spreads tighten, we incur losses associated with derivatives where the Company has purchased credit protection. If credit spreads tighten significantly, the Company’s net investment income associated with new purchases of fixed maturities may be reduced. In addition, a reduction in market liquidity can make it difficult to value certain of our securities when trading becomes less frequent. As such, valuations may include assumptions or estimates that may be more susceptible to significant period-to-period changes which could have a material adverse effect on our consolidated results of operations or financial condition.

Our statutory surplus is also affected by widening credit spreads as a result of the accounting for the assets and liabilities on our fixed market value adjusted, or MVA, annuities. Statutory separate account assets supporting the fixed MVA annuities are recorded at fair value. In determining the statutory reserve for the fixed MVA annuities we are required to use current crediting rates in the U.S. and Japanese LIBOR in Japan. In many capital market scenarios, current crediting rates in the U.S. are highly correlated with market rates implicit in the fair value of statutory separate account assets. As a result, the change in the statutory reserve from period to period will likely substantially offset the change in the fair value of the statutory separate account assets. However, in periods of volatile credit markets, actual credit spreads on investment assets may increase sharply for certain sub-sectors of the overall credit market, resulting in statutory separate account asset market value losses. As actual credit spreads are not fully reflected in current crediting rates in the U.S. or Japanese LIBOR in Japan, the calculation of statutory reserves will not substantially offset the change in fair value of the statutory separate account assets resulting in reductions in statutory surplus. This has resulted and may continue to result in the need to devote significant additional capital to support the product.

Our primary foreign currency exchange risks are related to net income from foreign operations, non-U.S. dollar denominated investments, investments in foreign subsidiaries, our yen-denominated individual fixed annuity product, and certain guaranteed benefits associated with the Japan and U.K. variable annuities. These risks relate to potential decreases in value and income resulting from a strengthening or weakening in foreign exchange rates versus the U.S. dollar. In general, the weakening of foreign currencies versus the U.S. dollar will unfavorably affect net income from foreign operations, the value of non-U.S. dollar denominated investments, investments in foreign subsidiaries and realized gains or losses on the yen denominated annuity products. In comparison, certain of our annuity products offer guaranteed benefits which could substantially increase our exposure to pay yen denominated obligations should the yen strengthen versus other currencies, generating losses and statutory surplus strain. Correspondingly, a strengthening of the U.S. dollar compared to other currencies will increase our exposure to the U.S. variable annuity guarantee benefits where policyholders have elected to invest in international funds, generating losses and statutory surplus strain.

Our real estate market exposure includes investments in commercial mortgage-backed securities, residential mortgage-backed securities, commercial real estate collateralized debt obligations, mortgage and real estate partnerships, and mortgage loans. The recent deterioration in the global real estate market, as evidenced by increases in property vacancy rates, delinquencies and foreclosures, has negatively impacted property values and sources of refinancing resulting in market illiquidity and risk premiums that reflect the current uncertainty in the real estate market. Should these trends continue, further reductions in net investment income associated with real estate partnerships, impairments of real estate backed securities and increases in our valuation allowance for mortgage loans may result.

If significant, further declines in equity prices, changes in U.S. interest rates, changes in credit spreads, the strengthening or weakening of foreign currencies against the U.S. dollar, and global real estate market deterioration, individually or in combination, could continue to have a material adverse effect on our consolidated results of operations, financial condition and liquidity both directly and indirectly by creating competitive and other pressures including, but not limited to, employee retention issues and the potential loss of distributors for our products. In addition, in the conduct of our business, there could be scenarios where in order to reduce risks, fulfill our obligations or to raise incremental liquidity, we would sell assets at a loss.

Declines in equity markets, changes in interest rates and credit spreads and global real estate market deterioration can also negatively impact the fair values of each of our segments. If a significant decline in the fair value of a segment occurred and this resulted in an excess of that segment’s book value over fair value, the goodwill assigned to that segment might be impaired and could cause the Company to record a charge to impair a part or all of the related goodwill assets.

Our adjustment of our risk management program relating to products we offer with guaranteed benefits to emphasize protection of statutory surplus will likely result in greater U.S. GAAP volatility in our earnings and potentially material charges to net income in periods of rising equity market pricing levels.

Some of the products offered by our life businesses, especially variable annuities, offer certain guaranteed benefits which, in the event of a decline in equity markets, would not only result in lower earnings, but will also increase our exposure to liability for benefit claims. We are also subject to equity market volatility related to these benefits, especially the GMWB, guaranteed minimum accumulation benefit, or GMAB, guaranteed minimum death benefit, or GMDB, and guaranteed minimum income benefit, or GMIB, offered with variable annuity products. As of December 31, 2009 and June 30, 2010, the combined liability for GMWB and GMAB was $2.0 billion and $3.2 billion, respectively. At such dates, the combined liability for GMIB and GMDB was $989 million and $1.1 billion, respectively, net of reinsurance. We use reinsurance structures and have modified benefit features to mitigate the exposure associated with GMDB. We also use reinsurance in combination with a modification of benefit features and derivative instruments to attempt to minimize the claim exposure and to reduce the volatility of net income associated with the GMWB liability. However, due to the severe economic conditions in the fourth quarter of 2008, we adjusted our risk management program to place greater relative emphasis on the protection of statutory surplus. This shift in relative emphasis has resulted in greater U.S. GAAP earnings volatility in 2009 and the first six months of 2010 and, based upon the types of hedging instruments used, can result in potentially material charges to net income in periods of rising equity market pricing levels. While we believe that these actions have improved the efficiency of our risk management related to these benefits, we remain liable for the guaranteed benefits in the event that reinsurers or derivative counterparties are unable or unwilling to pay. We are also subject to the risk that other management procedures prove ineffective or that unanticipated policyholder behavior, combined with adverse market events, produces economic losses beyond the scope of the risk management techniques employed, which individually or collectively may have a material adverse effect on our consolidated results of operations, financial condition and cash flows.

Our framework for managing business risks may not be effective in mitigating risk and loss to us that could adversely affect our businesses.

Our business performance is highly dependent on our ability to manage risks that arise from a large number of day-to-day business activities, including insurance underwriting, claims processing, servicing, investment, financial and tax reporting and other activities, many of which are very complex and for some of which we rely on third parties. We seek to monitor and control our exposure to risks arising out of these activities through a risk control framework encompassing a variety of reporting systems, internal controls, management review processes and other mechanisms. We cannot be completely confident that these processes and procedures will effectively control all known risks or effectively identify unforeseen risks, or that our employees and third-party agents will effectively implement them. Management of business risks can fail for a number of reasons, including design failure, systems failure, failures to perform or unlawful activities on the part of employees or third parties. In the event that our controls are not effective or not properly implemented, we could suffer financial or other loss, disruption of our businesses, regulatory sanctions or damage to our reputation. Losses resulting from these failures can vary significantly in size, scope and scale and may have material adverse effects on our results of operations or financial condition.

The amount of statutory capital that we have and the amount of statutory capital that we must hold to maintain our financial strength and credit ratings and meet other requirements can vary significantly from time to time and is sensitive to a number of factors outside of our control, including equity market, credit market, interest rate and foreign currency conditions, changes in policyholder behavior and changes in rating agency models.

We conduct the vast majority of our business through licensed insurance company subsidiaries. Accounting standards and statutory capital and reserve requirements for these entities are prescribed by the applicable insurance regulators and the National Association of Insurance Commissioners, or the NAIC. Insurance regulators have established regulations that provide minimum capitalization requirements based on RBC formulas for both life and property and casualty companies. The RBC formula for life companies establishes capital requirements relating to insurance, business, asset and interest rate risks, including equity, interest rate and expense recovery risks associated with variable annuities and group annuities that contain death benefits or certain living benefits. The RBC formula for property and casualty companies adjusts statutory surplus levels for certain underwriting, asset, credit and off-balance sheet risks.

In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including the amount of statutory income or losses generated by our insurance subsidiaries (which itself is sensitive to equity market and credit market conditions), the amount of additional capital our insurance subsidiaries must hold to support business growth, changes in equity market levels, the value of certain fixed-income and equity securities in our investment portfolio, the value of certain derivative instruments, changes in interest rates and foreign currency exchange rates, the impact of internal reinsurance arrangements, as well as changes to the NAIC RBC formulas. Most of these factors are outside of the Company’s control. The Company’s financial strength and credit ratings are significantly influenced by the statutory surplus amounts and RBC ratios of our insurance company subsidiaries. In addition, rating agencies may implement changes to their internal models that have the effect of increasing the amount of statutory capital we must hold in order to maintain our current ratings. Also, in extreme scenarios of equity market declines, the amount of additional statutory reserves that we are required to hold for our variable annuity guarantees increases at a greater than linear rate. This reduces the statutory surplus used in calculating our RBC ratios. When equity markets increase, surplus levels and RBC ratios will generally increase, however, as a result of a number of factors and market conditions, including the level of hedging costs and other risk transfer activities, reserve requirements for death and living benefit guarantees and RBC requirements could increase resulting in lower RBC ratios. Due to all of these factors, projecting statutory capital and the related RBC ratios is complex. In 2009, our financial strength and credit ratings were downgraded by multiple rating agencies. If our statutory capital resources are insufficient to maintain a particular rating by one or more rating agencies, we may seek to raise additional capital through public or private equity or debt financing. If we were not to raise additional capital, either at our discretion or because we were unable to do so, our financial strength and credit ratings might be further downgraded by one or more rating agencies.

We have experienced and may experience additional future downgrades in our financial strength or credit ratings, which may make our products less attractive, increase our cost of capital and inhibit our ability to refinance our debt, which would have a material adverse effect on our business, results of operations, financial condition and liquidity.

Financial strength and credit ratings, including commercial paper ratings, are an important factor in establishing the competitive position of insurance companies. In 2009, our financial strength and credit ratings were downgraded by multiple rating agencies, and several rating agencies maintain a negative ratings outlook. Rating agencies assign ratings based upon several factors. While most of the factors relate to the rated company, some of the factors relate to the views of the rating agency, general economic conditions, and circumstances outside the rated company’s control. In addition, rating agencies may employ different models and formulas to assess the financial strength of a rated company, and from time to time rating agencies have, at their discretion, altered these models. Changes to the models, general economic conditions, or circumstances outside our control could impact a rating agency’s judgment of its rating and the rating it assigns us. We cannot predict what actions rating agencies may take, or what actions we may take in response to the actions of rating agencies, which may adversely affect us.

Our financial strength ratings, which are intended to measure our ability to meet policyholder obligations, are an important factor affecting public confidence in most of our products and, as a result, our competitiveness. A downgrade or an announced potential further downgrade in the rating of our financial strength or of one of our principal insurance subsidiaries could affect our competitive position and reduce future sales of our products.

Our credit ratings also affect our cost of capital. A downgrade or an announced potential downgrade of our credit ratings could make it more difficult or costly to refinance maturing debt obligations, to support business growth at our insurance subsidiaries and to maintain or improve the financial strength ratings of our principal insurance subsidiaries. Downgrades could begin to trigger potentially material collateral calls on certain of our derivative instruments and counterparty rights to terminate derivative relationships, both of which could limit our ability to purchase additional derivative instruments. These events could materially adversely affect our business, results of operations, financial condition and liquidity.

Our valuations of many of our financial instruments include methodologies, estimations and assumptions that are subject to differing interpretations and could result in changes to investment valuations that may materially adversely affect our results of operations and financial condition.

The following financial instruments are carried at fair value in the Company’s consolidated financial statements: fixed maturities, equity securities, freestanding and embedded derivatives, and separate account assets. The Company is required to categorize these securities into a three-level hierarchy, based on the priority of the inputs to the respective valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). In many situations, inputs used to measure the fair value of an asset or liability position may fall into different levels of the fair value hierarchy. In these situations, the Company will determine the level in which the fair value falls based upon the lowest level input that is significant to the determination of the fair value.

The determination of fair values are made at a specific point in time, based on available market information and judgments about financial instruments, including estimates of the timing and amounts of expected future cash flows and the credit standing of the issuer or counterparty. The use of different methodologies and assumptions may have a material effect on the estimated fair value amounts.

During periods of market disruption, including periods of rapidly widening credit spreads or illiquidity, it may be difficult to value certain of our securities if trading becomes less frequent and/or market data becomes less observable. There may be certain asset classes that were in active markets with significant observable data that become illiquid due to the financial environment. In such cases, more securities may fall to Level 3 and thus require more subjectivity and management judgment. As such, valuations may include inputs and assumptions that are less observable or require greater estimation thereby resulting in values that may differ materially from the value at which the investments may be ultimately sold. Further, rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of securities as reported within our consolidated financial statements and the period-to-period changes in value could vary significantly. Decreases in value could have a material adverse effect on our results of operations and financial condition. As of June 30, 2010, 4%, 79% and 17% of our available for sale securities and short-term investments were considered to be Level 1, 2 and 3, respectively.

Evaluation of available-for-sale securities for other-than-temporary impairment involves subjective determinations and could materially impact our results of operations.

The evaluation of impairments is a quantitative and qualitative process, which is subject to risks and uncertainties and is intended to determine whether a credit and/or non-credit impairment exists and whether an impairment should be recognized in current period earnings or in other comprehensive income. The risks and uncertainties include changes in general economic conditions, the issuer’s financial condition or future recovery prospects, the effects of changes in interest rates or credit spreads and the expected recovery period. For securitized financial assets with contractual cash flows, the Company currently uses its best estimate of cash flows over the life of the security. In addition, estimating future cash flows involves incorporating information received from third-party sources and making internal assumptions and judgments regarding the future performance of the underlying collateral and assessing the probability that an adverse change in future cash flows has occurred. The determination of the amount of other-than-temporary impairments is based upon our quarterly evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available.

Additionally, our management considers a wide range of factors about the security issuer and uses their best judgment in evaluating the cause of the decline in the estimated fair value of the security and in assessing the prospects for recovery. Inherent in management’s evaluation of the security are assumptions and estimates about the operations of the issuer and its future earnings potential. Considerations in the impairment evaluation process include, but are not limited to:

•	the length of time and the extent to which the fair value has been less than cost or amortized cost;

•	changes in the financial condition, credit rating and near-term prospects of the issuer;

•	whether the issuer is current on contractually obligated interest and principal payments;

•	changes in the financial condition of the security’s underlying collateral;

•	the payment structure of the security;

•	the potential for impairments in an entire industry sector or sub-sector;

•	the potential for impairments in certain economically depressed geographic locations;

•	the potential for impairments of securities where the issuer, series of issuers or industry has suffered a catastrophic type of loss or has exhausted natural resources;

•	unfavorable changes in forecasted cash flows on mortgage-backed and asset-backed securities;

•	for mortgage-backed and asset-backed securities, commercial and residential property value declines that vary by property type and location and average cumulative collateral loss rates that vary by vintage year;

•	other subjective factors, including concentrations and information obtained from regulators and rating agencies;

•	our intent to sell a debt or an equity security with debt-like characteristics, referred to collectively in this prospectus supplement as a debt security, or whether it is more likely than not that the Company will be required to sell the debt security before its anticipated recovery; and

•	our intent and ability to retain an equity security without debt-like characteristics for a period of time sufficient to allow for the recovery of its value.

During the first six months of 2010, the Company recognized $260 million of impairment losses in earnings. Additional impairments may be recorded in the future, which could materially adversely affect our results of operations and financial condition.

Losses due to nonperformance or defaults by others, including issuers of investment securities (which include structured securities such as commercial mortgage backed securities and residential mortgage backed securities or other high yielding bonds), mortgage loans or reinsurance and derivative instrument counterparties, could have a material adverse effect on the value of our investments, results of operations, financial condition and cash flows.

Issuers or borrowers whose securities or loans we hold, customers, trading counterparties, counterparties under swaps and other derivative contracts, reinsurers, clearing agents, exchanges, clearing houses and other financial intermediaries and guarantors may default on their obligations to us due to bankruptcy, insolvency, lack of liquidity, adverse economic conditions, operational failure, fraud, government intervention or other reasons. Such defaults could have a material adverse effect on our results of operations, financial condition and cash flows. Additionally, the underlying assets supporting our structured securities or loans may deteriorate causing these securities or loans to incur losses.

Our investment portfolio includes securities backed by real estate assets that have been adversely impacted due to the recent recessionary period and the associated property value declines, resulting in a reduction in expected future cash flow for certain securities. Additional significant property value declines and loss rates, which exceed our current estimates, could have a material adverse effect on our results of operations, financial condition and cash flows.

The Company is not exposed to any credit concentration risk of a single issuer greater than 10% of the Company’s stockholders’ equity other than U.S. government and U.S. government agencies backed by the full faith and credit of the U.S. government. However, if issuers of securities or loans we hold are acquired, merge or otherwise consolidate with other issuers of securities or loans held by the Company, the Company’s credit concentration risk could increase above the 10% threshold, for a period of time, until the Company is able to sell securities to get back in compliance with the established investment credit policies.

If assumptions used in estimating future gross profits differ from actual experience, we may be required to accelerate the amortization of DAC and increase reserves for guaranteed minimum death and income benefits, which could have a material adverse effect on our results of operations and financial condition.

The Company defers acquisition costs associated with the sales of its universal and variable life and variable annuity products. These costs are amortized over the expected life of the contracts. The remaining deferred but not yet amortized cost is referred to as the Deferred Acquisition Cost, or DAC, asset. We amortize these costs in proportion to the present value of estimated gross profits, or EGPs. The Company also establishes reserves for GMDB and GMIB using components of EGPs. The projection of estimated gross profits requires the use of certain assumptions, principally related to separate account fund returns in excess of amounts credited to policyholders, surrender and lapse rates, interest margin (including impairments), mortality, and hedging costs. Of these factors, we anticipate that changes in investment returns are most likely to impact the rate of amortization of such costs. However, other factors such as those the Company might employ to reduce risk, such as the cost of hedging or other risk mitigating techniques, could also significantly reduce estimates of future gross profits. Estimating future gross profits is a complex process requiring considerable judgment and the forecasting of events well into the future. If our assumptions regarding policyholder behavior, hedging costs or costs to employ other risk mitigating techniques prove to be inaccurate, if significant impairment charges are anticipated or if significant or sustained equity market declines persist, we could be required to accelerate the amortization of DAC related to variable annuity and variable universal life contracts, and increase reserves for GMDB and GMIB which would result in a charge to net income. Such adjustments could have a material adverse effect on our results of operations and financial condition.

If our businesses do not perform well, we may be required to recognize an impairment of our goodwill or to establish a valuation allowance against the deferred income tax asset, which could have a material adverse effect on our results of operations and financial condition.

Goodwill represents the excess of the amounts we paid to acquire subsidiaries and other businesses over the fair value of their net assets at the date of acquisition. We test goodwill at least annually for impairment. Impairment testing is performed based upon estimates of the fair value of the “reporting unit” to which the goodwill relates. The reporting unit is the operating segment or a business one level below that operating segment if discrete financial information is prepared and regularly reviewed by management at that level. The fair value of the reporting unit is impacted by the performance of the business and could be adversely impacted by any efforts made by the Company to limit risk. If it is determined that the goodwill has been impaired, the Company must write down the goodwill by the amount of the impairment, with a corresponding charge to net income. These write downs could have a material adverse effect on our results of operations or financial condition.

Deferred income tax represents the tax effect of the differences between the book and tax basis of assets and liabilities. Deferred tax assets are assessed periodically by management to determine if they are realizable. Factors in management’s determination include the performance of the business including the ability to generate capital gains, to offset previously recognized capital losses, from a variety of sources and tax planning strategies. However, we anticipate limited ability, going forward, to recognize a full tax benefit on certain realized capital losses. Therefore, if based on available information, it is more likely than not that the deferred income tax asset will not be realized then a valuation allowance must be established with a corresponding charge to net income. Our valuation allowance of $172 million, as of June 30, 2010, based on future facts and circumstances may not be sufficient. Charges to increase our valuation allowance could have a material adverse effect on our results of operations and financial condition.

The occurrence of one or more terrorist attacks in the geographic areas we serve or the threat of terrorism in general may have a material adverse effect on our business, consolidated operating results, financial condition and liquidity.

The occurrence of one or more terrorist attacks in the geographic areas we serve could result in substantially higher claims under our insurance policies than we have anticipated. Private sector catastrophe reinsurance is extremely limited and generally unavailable for terrorism losses caused by attacks with nuclear, biological, chemical or radiological weapons. Reinsurance coverage from the federal government under the Terrorism Risk Insurance Program Reauthorization Act of 2007 is also limited. Accordingly, the effects of a terrorist attack in the geographic areas we serve may result in claims and related losses for which we do not have adequate reinsurance. This would likely cause us to increase our reserves, adversely affect our earnings during the period or periods affected and, could adversely affect our liquidity and financial condition. Further, the continued threat of terrorism and the occurrence of terrorist attacks, as well as heightened security measures and military action in response to these threats and attacks, may cause significant volatility in global financial markets, disruptions to commerce and reduced economic activity. These consequences could have an adverse effect on the value of the assets in our investment portfolio as well as those in our separate accounts. The continued threat of terrorism also could result in increased reinsurance prices and potentially cause us to retain more risk than we otherwise would retain if we were able to obtain reinsurance at lower prices. Terrorist attacks also could disrupt our operations centers in the U.S. or abroad. As a result, it is possible that any, or a combination of all, of these factors may have a material adverse effect on our business, consolidated operating results, financial condition and liquidity.

It is difficult for us to predict our potential exposure for asbestos and environmental claims, and our ultimate liability may exceed our currently recorded reserves, which may have a material adverse effect on our operating results, financial condition and liquidity.

We continue to receive asbestos and environmental claims. Significant uncertainty limits the ability of insurers and reinsurers to estimate the ultimate reserves necessary for unpaid losses and related expenses for both environmental and particularly asbestos claims. We believe that the actuarial tools and other techniques we employ to estimate the ultimate cost of claims for more traditional kinds of insurance exposure are less precise in estimating reserves for our asbestos and environmental exposures. Traditional actuarial reserving techniques cannot reasonably estimate the ultimate cost of these claims, particularly during periods where theories of law are in flux.

Accordingly, the degree of variability of reserve estimates for these exposures is significantly greater than for other more traditional exposures. It is also not possible to predict changes in the legal and legislative environment and their effect on the future development of asbestos and environmental claims. Because of the significant uncertainties that limit the ability of insurers and reinsurers to estimate the ultimate reserves necessary for unpaid losses and related expenses for both environmental and particularly asbestos claims, the ultimate liabilities may exceed the currently recorded reserves. Any such additional liability cannot be reasonably estimated now but could have a material adverse effect on our consolidated operating results, financial condition and liquidity.

We are particularly vulnerable to losses from catastrophes, both natural and man-made, which could materially and adversely affect our financial condition, results of operations and liquidity.

Our property and casualty insurance operations expose us to claims arising out of catastrophes. Catastrophes can be caused by various unpredictable events, including earthquakes, hurricanes, hailstorms, severe winter weather, fires, tornadoes, explosions and other natural or man-made disasters. We also face substantial exposure to losses resulting from acts of terrorism, disease pandemics and political instability. The geographic distribution of our business subjects us to catastrophe exposure for natural events occurring in a number of areas, including, but not limited to, hurricanes in Florida, the Gulf Coast, the Northeast and the Atlantic coast regions of the United States, and earthquakes in California and the New Madrid region of the United States. We expect that increases in the values and concentrations of insured property in these areas will continue to increase the severity of catastrophic events in the future. Starting in 2004 and 2005, third-party catastrophe loss models for hurricane loss events have incorporated medium-term forecasts of increased hurricane frequency and severity — reflecting the potential influence of multi-decadal climate patterns within the Atlantic. In addition, changing climate conditions across longer time scales, including the potential risk of broader climate change, may be increasing, or may in the future increase, the frequency and severity of certain natural catastrophe losses across various geographic regions. In addition, changing climate conditions, primarily rising global temperatures, may be increasing, or may in the future increase, the frequency and severity of natural catastrophes such as hurricanes. Potential examples of the impact of climate change on catastrophe exposure include, but are not limited to the following: an increase in the frequency or severity of wind and thunderstorm and tornado/hailstorm events due to increased convection in the atmosphere, more frequent brush fires in certain geographies due to prolonged periods of drought, higher incidence of deluge flooding, and the potential for an increase in severity of the largest hurricane events due to higher sea surface temperatures. Our life insurance operations are also exposed to risk of loss from catastrophes. For example, natural or man-made disasters or a disease pandemic such as could arise from avian flu, could significantly increase our mortality and morbidity experience. Policyholders may be unable to meet their obligations to pay premiums on our insurance policies or make deposits on our investment products. Our liquidity could be constrained by a catastrophe, or multiple catastrophes, which could result in extraordinary losses. In addition, in part because accounting rules do not permit insurers to reserve for such catastrophic events until they occur, claims from catastrophic events could have a material adverse effect on our financial condition, consolidated results of operations and cash flows. To the extent that loss experience unfolds or models improve, we will seek to reflect any increased risk in the design and pricing of our products. However, the Company may be exposed to regulatory or legislative actions that prevent a full accounting of loss expectations in the design or price of our products or result in additional risk-shifting to the insurance industry.

We may incur losses due to our reinsurers’ unwillingness or inability to meet their obligations under reinsurance contracts and the availability, pricing and adequacy of reinsurance may not be sufficient to protect us against losses.

As an insurer, we frequently seek to reduce the losses that may arise from catastrophes or mortality, or other events that can cause unfavorable results of operations, through reinsurance. Under these reinsurance arrangements, other insurers assume a portion of our losses and related expenses; however, we remain liable as the direct insurer on all risks reinsured. Consequently, ceded reinsurance arrangements do not eliminate our obligation to pay claims, and we are subject to our reinsurers’ credit risk with respect to our ability to recover amounts due from them. Although we evaluate periodically the financial condition of our reinsurers to minimize our exposure to significant losses from reinsurer insolvencies, our reinsurers may become financially unsound or choose to dispute their contractual obligations by the time their financial obligations become due. The inability or unwillingness of any reinsurer to meet its financial obligations to us could have a material adverse effect on our consolidated operating results. In addition, market conditions beyond our control determine the availability and cost of the reinsurance we are able to purchase.

Historically, reinsurance pricing has changed significantly from time to time. No assurances can be made that reinsurance will remain continuously available to us to the same extent and on the same terms as are currently available. If we were unable to maintain our current level of reinsurance or purchase new reinsurance protection in amounts that we consider sufficient and at prices that we consider acceptable, we would have to either accept an increase in our net liability exposure, reduce the amount of business we write, or develop other alternatives to reinsurance.

Our consolidated results of operations, financial condition and cash flows may be materially adversely affected by unfavorable loss development.

Our success, in part, depends upon our ability to accurately assess the risks associated with the businesses that we insure. We establish loss reserves to cover our estimated liability for the payment of all unpaid losses and loss expenses incurred with respect to premiums earned on the policies that we write. Loss reserves do not represent an exact calculation of liability. Rather, loss reserves are estimates of what we expect the ultimate settlement and administration of claims will cost, less what has been paid to date. These estimates are based upon actuarial and statistical projections and on our assessment of currently available data, as well as estimates of claims severity and frequency, legal theories of liability and other factors. Loss reserve estimates are refined periodically as experience develops and claims are reported and settled. Establishing an appropriate level of loss reserves is an inherently uncertain process. Because of this uncertainty, it is possible that our reserves at any given time will prove inadequate. Furthermore, since estimates of aggregate loss costs for prior accident years are used in pricing our insurance products, we could later determine that our products were not priced adequately to cover actual losses and related loss expenses in order to generate a profit. To the extent we determine that losses and related loss expenses are emerging unfavorably to our initial expectations, we will be required to increase reserves. Increases in reserves would be recognized as an expense during the period or periods in which these determinations are made, thereby adversely affecting our results of operations for the related period or periods. Depending on the severity and timing of any changes in these estimated losses, such determinations could have a material adverse effect on our consolidated results of operations, financial condition and cash flows.

Competitive activity may adversely affect our market share and financial results, which could have a material adverse effect on our business, results of operations and financial condition.

The insurance industry is highly competitive. Our competitors include other insurers and, because many of our products include an investment component, securities firms, investment advisers, mutual funds, banks and other financial institutions. In recent years, there has been substantial consolidation and convergence among companies in the insurance and financial services industries resulting in increased competition from large, well-capitalized insurance and financial services firms that market products and services similar to ours. The current economic environment has only served to further increase competition. Many of these firms also have been able to increase their distribution systems through mergers or contractual arrangements. These competitors compete with us for producers such as brokers and independent agents and for our employees. Larger competitors may have lower operating costs and an ability to absorb greater risk while maintaining their financial strength ratings, thereby allowing them to price their products more competitively. These highly competitive pressures could result in increased pricing pressures on a number of our products and services, particularly as competitors seek to win market share, and may harm our ability to maintain or increase our profitability. In addition, as actual or potential future downgrades occur, and if our competitors have not been similarly downgraded, sales of our products could be significantly reduced. Because of the highly competitive nature of the insurance industry, there can be no assurance that we will continue to effectively compete with our industry rivals, or that competitive pressure will not have a material adverse effect on our business, results of operations and financial condition.

Although we repurchased our Series E Preferred Stock issued to Treasury in the CPP, we remain subject to certain restrictions, oversight and costs relating to our receipt of federal assistance and our status as a savings and loan holding company that could materially affect our business, results and prospects.

Although we repurchased our Series E Preferred Stock issued to Treasury in the CPP, provisions of our agreement with Treasury relating to the CPP will remain in effect if, following this offering, Treasury continues to hold the warrant or shares of our common stock received upon exercising the warrant, and we continue to be a savings and loan holding company by virtue of our ownership of Federal Trust Bank, or FTB, a federally chartered, FDIC-insured thrift, the acquisition of which was a condition to our participation in the CPP. We would therefore remain subject to various restrictions, oversight and costs and other potential consequences that could materially affect our business, results and prospects, including the following:

•	As a savings and loan holding company, we are subject to regulation, supervision and examination by the OTS, including with respect to required capital, cash flow, organizational structure, risk management and earnings at the parent company level, and to the OTS reporting requirements. All of our activities must be financially-related activities as defined by federal law (which includes insurance activities), and the OTS has enforcement authority over us, including the right to pursue administrative orders or penalties and the right to restrict or prohibit activities determined by the OTS to be a serious risk to FTB. We must also be a source of strength to FTB, which could require further capital contributions. We will be subject to similar, potentially stricter, requirements when regulatory authority over us transfers to The Federal Reserve (for our holding company) and the OCC (for FTB).

•	The limitations on the amount and form of bonus, retention and other incentive compensation that we may pay to executive officers and senior management do not apply to us with respect to services rendered from and after the date we repurchased all of the Series E Preferred Stock. Nevertheless, recipients of federal assistance continue to be subject to intense scrutiny, and future regulatory initiatives could be adopted at the federal or state level that have the effect of constraining the business or management of those enterprises. The Obama administration has proposed a financial crisis responsibility tax that would be levied on the largest financial institutions in terms of assets. We cannot predict the scope or impact of future regulatory initiatives or the effect that they may have on our ability to attract and retain key personnel, the cost and complexity of our compliance programs or on required levels of regulatory capital.

•	Future federal statutes may adversely affect the terms of the CPP that remain applicable to us, and Treasury may amend the terms of our agreement unilaterally if required by future statutes, including in a manner materially adverse to us.

We may experience unfavorable judicial or legislative developments that could have a material adverse effect on our results of operations, financial condition and liquidity.

The Company is involved in claims litigation arising in the ordinary course of business, both as a liability insurer defending or providing indemnity for third-party claims brought against insureds and as an insurer defending coverage claims brought against it. The Company accounts for such activity through the establishment of unpaid loss and loss adjustment expense reserves. The Company is also involved in legal actions that do not arise in the ordinary course of business, some of which assert claims for substantial amounts. Pervasive or significant changes in the judicial environment relating to matters such as trends in the size of jury awards, developments in the law relating to the liability of insurers or tort defendants, and rulings concerning the availability or amount of certain types of damages could cause our ultimate liabilities to change from our current expectations. Changes in federal or state tort litigation laws or other applicable law could have a similar effect. It is not possible to predict changes in the judicial and legislative environment and their impact on the future development of the adequacy of our loss reserves, particularly reserves for longer-tailed lines of business, including asbestos and environmental reserves, and how those changes might adversely affect our ability to price our products appropriately. Our results, financial condition and liquidity could also be adversely affected if judicial or legislative developments cause our ultimate liabilities to increase from current expectations.

Potential changes in domestic and foreign regulation may increase our business costs and required capital levels, which could have a material adverse effect on our business, consolidated operating results, financial condition and liquidity.

We are subject to extensive U.S. and non-U.S. laws and regulations that are complex, subject to change and often conflicting in their approach or intended outcomes. Compliance with these laws and regulations is costly and can affect our strategy, as well as the demand for and profitability of the products we offer. There is also a risk that any particular regulator’s or enforcement authority’s interpretation of a legal issue may change over time to our detriment, or expose us to different or additional regulatory risks.

State insurance laws regulate most aspects of our U.S. insurance businesses, and our insurance subsidiaries are regulated by the insurance departments of the states in which they are domiciled, licensed or authorized to conduct business. U.S. state laws grant insurance regulatory authorities broad administrative powers with respect to, among other things:

•	licensing companies and agents to transact business;

•	calculating the value of assets to determine compliance with statutory requirements;

•	mandating certain insurance benefits;

•	regulating certain premium rates;

•	reviewing and approving policy forms;

•	regulating unfair trade and claims practices, including through the imposition of restrictions on marketing and sales practices, distribution arrangements and payment of inducements;

•	establishing statutory capital and reserve requirements and solvency standards;

•	fixing maximum interest rates on insurance policy loans and minimum rates for guaranteed crediting rates on life insurance policies and annuity contracts;

•	approving changes in control of insurance companies;

•	restricting the payment of dividends and other transactions between affiliates;

•	establishing assessments and surcharges for guaranty funds, second-injury funds and other mandatory pooling arrangements;

•	requiring insurers to dividend to policy holders any excess profits; and

•	regulating the types, amounts and valuation of investments.

State insurance regulators and the NAIC regularly re-examine existing laws and regulations applicable to insurance companies and their products. Our international operations are subject to regulation in the relevant jurisdictions in which they operate, which in many ways is similar to the state regulation outlined above, with similar related restrictions. Our asset management businesses are also subject to extensive regulation in the various jurisdictions where they operate. These laws and regulations are primarily intended to protect investors in the securities markets or investment advisory clients and generally grant supervisory authorities broad administrative powers. Changes in these laws and regulations, or in the interpretations thereof, are often made for the benefit of the consumer at the expense of the insurer and thus could have a material adverse effect on our business, consolidated operating results, financial condition and liquidity. Compliance with these laws and regulations is also time consuming and personnel-intensive, and changes in these laws and regulations may increase materially our direct and indirect compliance costs and other expenses of doing business, thus having an adverse effect on our business, consolidated operating results, financial condition and liquidity.

We may experience difficulty in marketing and distributing products through our current and future distribution channels.

We distribute our annuity, life and property and casualty insurance products through a variety of distribution channels, including brokers, independent agents, broker-dealers, banks, wholesalers, affinity partners, our own internal sales force and other third-party organizations. In some areas of our business, we generate a significant portion of our business through individual third-party arrangements. For example, we market our personal lines products in part through an exclusive licensing arrangement with AARP that continues through January 2020, under which we have individual customer relationships with policyholders. As a group, these policyholders accounted for 72% of our personal lines earned premium for both the year ended December 31, 2009 and the six months ended June 30, 2010, respectively. We periodically negotiate provisions and renewals of these relationships, and there can be no assurance that such terms will remain acceptable to us or such third parties. An interruption in our continuing relationship with certain of these third parties could materially affect our ability to market our products and could have a material adverse effect on our business, operating results and financial condition.

Our business, results of operations, financial condition and liquidity may be adversely affected by the emergence of unexpected and unintended claim and coverage issues.

As industry practices and legal, judicial, social and other environmental conditions change, unexpected and unintended issues related to claims and coverage may emerge. These issues may either extend coverage beyond our underwriting intent or increase the frequency or severity of claims. In some instances, these changes may not become apparent until some time after we have issued insurance contracts that are affected by the changes. As a result, the full extent of liability under our insurance contracts may not be known for many years after a contract is issued, and this liability may have a material adverse effect on our business, results of operations, financial condition and liquidity at the time it becomes known.

Limits on the ability of our insurance subsidiaries to pay dividends to us could have a material adverse effect on our liquidity.

The Hartford Financial Services Group, Inc. is a holding company with no significant operations. Our principal asset is the stock of our insurance subsidiaries. State insurance regulatory authorities limit the payment of dividends by insurance subsidiaries. These restrictions and other regulatory requirements affect the ability of our insurance subsidiaries to make dividend payments. Limits on the ability of the insurance subsidiaries to pay dividends could have a material adverse effect on our liquidity, including our ability to pay dividends to shareholders and service our debt. See “— Risks Related to Our Common Stock — Our ability to declare and pay dividends is subject to limitations.”

As a property and casualty insurer, the premium rates we are able to charge and the profits we are able to obtain are affected by the actions of state insurance departments that regulate our business, the cyclical nature of the business in which we compete and our ability to adequately price the risks we underwrite, which may have a material adverse effect on our consolidated results of operations, financial condition and cash flows.

Pricing adequacy depends on a number of factors, including the ability to obtain regulatory approval for rate changes, proper evaluation of underwriting risks, the ability to project future loss cost frequency and severity based on historical loss experience adjusted for known trends, our response to rate actions taken by competitors, and expectations about regulatory and legal developments and expense levels. We seek to price our property and casualty insurance policies such that insurance premiums and future net investment income earned on premiums received will provide for an acceptable profit in excess of underwriting expenses and the cost of paying claims.

State insurance departments that regulate us often propose premium rate changes for the benefit of the consumer at the expense of the insurer and may not allow us to reach targeted levels of profitability. In addition to regulating rates, certain states have enacted laws that require a property and casualty insurer conducting business in that state to participate in assigned risk plans, reinsurance facilities, joint underwriting associations and other residual market plans, or to offer coverage to all consumers and often restrict an insurer’s ability to charge the price it might otherwise charge. In these markets, we may be compelled to underwrite significant amounts of business at lower than desired rates, participate in the operating losses of residual market plans or pay assessments to fund operating deficits of state-sponsored funds, possibly leading to unacceptable returns on equity. The laws and regulations of many states also limit an insurer’s ability to withdraw from one or more lines of insurance in the state, except pursuant to a plan that is approved by the state’s insurance department. Additionally, certain states require insurers to participate in guaranty funds for impaired or insolvent insurance companies. These funds periodically assess losses against all insurance companies doing business in the state. Any of these factors could have a material adverse effect on our consolidated results of operations.

Additionally, the property and casualty insurance market is historically cyclical, experiencing periods characterized by relatively high levels of price competition, less restrictive underwriting standards and relatively low premium rates, followed by periods of relatively low levels of competition, more selective underwriting standards and relatively high premium rates. Prices tend to increase for a particular line of business when insurance carriers have incurred significant losses in that line of business in the recent past or when the industry as a whole commits less of its capital to writing exposures in that line of business. Prices tend to decrease when recent loss experience has been favorable or when competition among insurance carriers increases. In a number of product lines and states, we continue to experience premium rate reductions. In these product lines and states, there is a risk that the premium we charge may ultimately prove to be inadequate as reported losses emerge. Even in a period of rate increases, there is a risk that regulatory constraints, price competition or incorrect pricing assumptions could prevent us from achieving targeted returns. Inadequate pricing could have a material adverse effect on our consolidated results of operations.

If we are unable to maintain the availability of our systems and safeguard the security of our data due to the occurrence of disasters or other unanticipated events, our ability to conduct business may be compromised, which may have a material adverse effect on our business, consolidated results of operations, financial condition or cash flows.

We use computer systems to store, retrieve, evaluate and utilize customer and company data and information. Our computer, information technology and telecommunications systems, in turn, interface with and rely upon third-party systems. Our business is highly dependent on our ability, and the ability of certain affiliated third parties, to access these systems to perform necessary business functions, including, without limitation, providing insurance quotes, processing premium payments, making changes to existing policies, filing and paying claims, administering variable annuity products and mutual funds, providing customer support and managing our investment portfolios. Systems failures or outages could compromise our ability to perform these functions in a timely manner, which could harm our ability to conduct business and hurt our relationships with our business partners and customers. In the event of a disaster such as a natural catastrophe, an industrial accident, a blackout, a computer virus, a terrorist attack or war, our systems may be inaccessible to our employees, customers or business partners for an extended period of time. Even if our employees are able to report to work, they may be unable to perform their duties for an extended period of time if our data or systems are disabled or destroyed. Our systems could also be subject to physical and electronic break-ins, and subject to similar disruptions from unauthorized tampering with our systems. This may impede or interrupt our business operations and may have a material adverse effect on our business, consolidated operating results, financial condition or liquidity.

If we experience difficulties arising from outsourcing relationships, our ability to conduct business may be compromised.

We outsource certain technology and business functions to third parties and expect to do so selectively in the future. If we do not effectively develop and implement our outsourcing strategy, third-party providers do not perform as anticipated, or we experience problems with a transition, we may experience operational difficulties, increased costs and a loss of business that may have a material adverse effect on our consolidated results of operations.

Potential changes in federal or state tax laws, including changes impacting the availability of the separate account dividend received deduction, could adversely affect our business, consolidated operating results or financial condition or liquidity.

Many of the products that the Company sells benefit from one or more forms of tax-favored status under current federal and state income tax regimes. For example, the Company sells life insurance policies that benefit from the deferral or elimination of taxation on earnings accrued under the policy, as well as permanent exclusion of certain death benefits that may be paid to policyholders’ beneficiaries. We also sell annuity contracts that allow the policyholders to defer the recognition of taxable income earned within the contract. Other products that the Company sells also enjoy similar, as well as other, types of tax advantages. The Company also benefits from certain tax benefits, including but not limited to, tax-exempt bond interest, dividends-received deductions, tax credits (such as foreign tax credits), and insurance reserve deductions.

Due in large part to the recent financial crisis that has affected many governments, there is an increasing risk that federal and/or state tax legislation could be enacted that would result in higher taxes on insurance companies and/or their policyholders. Although the specific form of any such potential legislation is uncertain, it could include lessening or eliminating some or all of the tax advantages currently benefiting the Company or its policyholders including, but not limited to, those mentioned above. In particular, the Obama administration has proposed changes to the tax law that, if enacted, could significantly reduce the benefit of the dividends received deduction we receive in connection with separate account variable annuity contracts. This could occur in the context of deficit reduction or other tax reforms. The effects of any such changes could result in materially lower product sales, lapses of policies currently held, and/or our incurrence of materially higher corporate taxes.

Changes in accounting principles and financial reporting requirements could result in material changes to our reported results and financial condition.

U.S. GAAP and related financial reporting requirements are complex, continually evolving and may be subject to varied interpretation by the relevant authoritative bodies. Such varied interpretations could result from differing views related to specific facts and circumstances. Changes in U.S. GAAP and financial reporting requirements, or in the interpretation of U.S. GAAP or those requirements, could result in material changes to our reported results and financial condition.

We may not be able to protect our intellectual property and may be subject to infringement claims.

We rely on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect our intellectual property. Although we use a broad range of measures to protect our intellectual property rights, third parties may infringe or misappropriate our intellectual property. We may have to litigate to enforce and protect our copyrights, trademarks, patents, trade secrets and know-how or to determine their scope, validity or enforceability, which represents a diversion of resources that may be significant in amount and may not prove successful. The loss of intellectual property protection or the inability to secure or enforce the protection of our intellectual property assets could have a material adverse effect on our business and our ability to compete.

We also may be subject to costly litigation in the event that another party alleges our operations or activities infringe upon another party’s intellectual property rights. Third parties may have, or may eventually be issued, patents that could be infringed by our products, methods, processes or services. Any party that holds such a patent could make a claim of infringement against us. We may also be subject to claims by third parties for breach of copyright, trademark, trade secret or license usage rights. Any such claims and any resulting litigation could result in significant liability for damages. If we were found to have infringed a third-party patent or other intellectual property rights, we could incur substantial liability, and in some circumstances could be enjoined from providing certain products or services to our customers or utilizing and benefiting from certain methods, processes, copyrights, trademarks, trade secrets or licenses, or alternatively could be required to enter into costly licensing arrangements with third parties, all of which could have a material adverse effect on our business, results of operations and financial condition.

Risks Related to the Auction Process

The price of the warrants could decline rapidly and significantly following this offering.

The public offering price of the warrants, which will be the clearing price, will be determined through an auction process conducted by the selling security holder and the auction agent. Although the warrants have been approved for listing, subject to notice of issuance, on the NYSE, prior to this offering there has been no public market for the warrants, and the public offering price may bear no relation to market demand for the warrants once trading begins. We have been informed by both Treasury and Deutsche Bank Securities Inc., as the auction agent, that they believe that the bidding process will reveal a clearing price for the warrants offered in the auction, which will be either the highest price at which all of the warrants offered may be sold to bidders, if bids are received for 100% or more of the offered warrants, or the minimum bid price of $10.50, if bids are received for half or more, but less than all, of the offered warrants. If there is little or no demand for the warrants at or above the public offering price once trading begins, the price of the warrants would likely decline following this offering. Limited or less-than-expected liquidity in the warrants, including decreased liquidity due to a sale of less than all of the warrants being offered could also cause the trading price of the warrants to decline. In addition, the auction process may lead to more volatility in, or a decline in, the trading price of the warrants after the initial sales of the warrants in this offering. If your objective is to make short-term profit by selling the warrants you purchase in the offering shortly after trading begins, you should not submit a bid in the auction.

The minimum bid price that the auction agent has set for the warrants in this offering may bear no relation to the price of the warrants after the offering.

Prior to this offering, there has been no public market for the warrants. The minimum bid price set forth in this prospectus supplement was agreed by Deutsche Bank Securities Inc., the sole book-running manager of this offering, and Treasury. We did not participate in the determination of the minimum bid price and therefore cannot provide any information regarding the factors that Treasury and Deutsche Bank Securities Inc. considered in such determination. An analysis of the value of complex securities like the warrants is necessarily uncertain as it may depend on several key variables, including, for example, the volatility of the trading prices of the underlying security. The difficulty associated with determining the value of the warrants is further increased by the substantial time period during which the warrants can be exercised. We cannot assure you that the price at which the warrants will trade after completion of this offering will exceed this minimum bid price, or that Treasury will choose to or will succeed in selling any or all of the warrants at a price equal to or in excess of the minimum bid price.

The auction process for this offering may result in a phenomenon known as the “winner’s curse,” and, as a result, investors may experience significant losses.

The auction process for this offering may result in a phenomenon known as the “winner’s curse.” At the conclusion of the auction, successful bidders that receive allocations of warrants in this offering may infer that there is little incremental demand for the warrants above or equal to the public offering price. As a result, successful bidders may conclude that they paid too much for the warrants and could seek to immediately sell their warrants to limit their losses should the price of the warrants decline in trading after the auction is completed. In this situation, other investors that did not submit successful bids may wait for this selling to be completed, resulting in reduced demand for the warrants in the public market and a significant decline in the price of the warrants. Therefore, we caution investors that submitting successful bids and receiving allocations may be followed by a significant decline in the value of their investment in the warrants shortly after this offering.

The auction process for this offering may result in a situation in which less price-sensitive investors play a larger role in the determination of the public offering price and constitute a larger portion of the investors in this offering, and, as a result, the public offering price may not be sustainable once trading of warrants begins.

In a typical public offering of securities, a majority of the securities sold to the public are purchased by professional investors that have significant experience in determining valuations for companies in connection with such offerings. These professional investors typically have access to, or conduct their own, independent research and analysis regarding investments in such offerings. Other investors typically have less access to this level of research and analysis, and as a result, may be less sensitive to price when participating in the auction. Because of the auction process, these less price-sensitive investors may have a greater influence in setting the public offering price (because a larger number of higher bids may cause the clearing price in the auction to be higher than it would otherwise have been absent such bids) and may have a higher level of participation in this offering than is normal for other public offerings. This, in turn, could cause the auction to result in a public offering price that is higher than the price professional investors are willing to pay for the warrants. As a result, the price of the warrants may decrease once trading of the warrants begins. Also, because professional investors may have a substantial degree of influence on the trading price of the warrants over time, the price of the warrants may decline and not recover after this offering. In addition, if the public offering price of the warrants is above the level that investors determine is reasonable for the warrants, some investors may attempt to short sell the warrants after trading begins, which would create additional downward pressure on the trading price of the warrants.

The clearing price for the warrants may bear little or no relationship to the price for the warrants that would be established using traditional valuation methods or the market price of our common stock and, as a result, the trading price of the warrants may decline significantly following the issuance of the warrants.

The public offering price of the warrants will be equal to the clearing price. The clearing price of the warrants may have little or no relationship to, and may be significantly higher than, the price for the warrants that otherwise would be established using traditional indicators of value, such as our future prospects and those of our industry in general; our revenues, earnings, and other financial and operating information; multiples of revenue, earnings, cash flows, and other operating metrics; market prices of securities and other financial and operating information of companies engaged in activities similar to ours; and the views of research analysts. The trading price of the warrants may vary significantly from the public offering price. Potential investors should not submit a bid in the auction for this offering unless they are willing to take the risk that the price of the warrants could decline significantly.

No maximum price or set price range has been established in connection with the auction, and any bids submitted as “market bids” will be included at the highest bid received from any bidder.

Although the auction agent has established a minimum bid in connection with the auction, no maximum price or set price range has been implemented, meaning that there is no ceiling on the per-warrant amount that an investor can bid in the auction. If a bidder submits a market bid, which is a bid that specifies the number of warrants the bidder is willing to purchase without specifying the price it is willing to pay, that bid will be treated as a bid at the highest price received from any other bidder in the auction. Because market bids will increase the number of warrants that are covered by bids at the highest price received, the submission of market bids could cause the clearing price in the auction to be higher than it would otherwise have been absent any market bids. Since the only information being provided in connection with the auction is the minimum bid price and the auction agent is under no obligation to reconfirm bids for any reason, potential investors should carefully evaluate all factors that may be relevant about us, our operations, the warrants and the auction process in determining the appropriateness of any bids they may submit.

Successful bidders may receive the full number of warrants subject to their bids, so potential investors should not make bids for more warrants than they are prepared to purchase.

Each bidder may submit multiple bids. However, as bids are independent, each bid may result in an allocation of the warrants. Allocation of the warrants will be determined by, first, allocating warrants to any bids made above the clearing price, and second, allocating warrants on a pro-rata basis among bids made at the clearing price. If bids for all the warrants offered in this offering are received, and the selling security holder elects to sell warrants in this offering, the bids of successful bidders that are above the clearing price will be allocated all of the warrants represented by such bids, and only bids submitted at the clearing price will experience any pro-rata allocation. Bids that have not been modified or withdrawn by the time of the submission deadline are final and irrevocable, and bidders who submit successful bids will be obligated to purchase the warrants allocated to them. Accordingly, the sum of a bidder’s bid sizes as of the submission deadline should be no more than the total number of warrants the bidder is willing to purchase, and we caution investors against submitting a bid that does not accurately represent the number of warrants that they are willing and prepared to purchase.

Submitting a bid does not guarantee an allocation of warrants, even if a bidder submits a bid at or above the public offering price of the warrants.

The auction agent may require, at its discretion, that bidders confirm their bids before the auction closes, although the auction agent is under no obligation to reconfirm bids for any reason. If a bidder is requested to confirm a bid and fails to do so within the permitted time period, that bid may be deemed to have been withdrawn and, accordingly, that bidder may not receive an allocation of warrants even if the bid is at or above the public offering price. The auction agent may, however, choose to accept any such bid even if it has not been reconfirmed. In addition, the auction agent may determine in some cases to impose size limits on the aggregate size of bids that it chooses to accept from any bidder (including any network broker), and may reject any bid that it determines, in its discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering. Furthermore, if bids for all the warrants offered in this offering are received, and the selling security holder elects to sell warrants in this offering, each bid submitted at the clearing price will be allocated a number of warrants approximately equal to the pro-rata allocation percentage multiplied by the number of warrants represented by such bid, rounded to the nearest whole number of warrants (subject to rounding to eliminate odd-lots). Similarly, if bids for half or more, but less than all, of the warrants offered in this offering are received, and the selling security holder chooses to sell fewer warrants than the number of warrants for which bids were received, then all bids will experience equal pro-rata allocation. The selling security holder could also decide, in its sole discretion, not to sell any warrants in this offering after the clearing price has been determined. As a result of these factors, you may not receive an allocation for all the warrants for which you submit a bid.

We cannot assure you that the auction will be successful or that the full number of offered warrants will be sold.

If sufficient bids are received and accepted by the auction agent to enable the selling security holder to sell all of the warrants in this offering, the public offering price will be set at the clearing price, unless the selling security holder decides, in its sole discretion, not to sell any warrants in this offering after the clearing price is determined. If, however, bids are received for half or more, but less than all, of the offered warrants, then the selling security holder may, but is not required to, sell at the minimum bid price in the auction (which will be deemed the clearing price) as many warrants as it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered warrants are sold and the warrants remain eligible for listing. If bids are received for less than half of the offered warrants, the selling security holder will not sell any warrants in this offering. Even if bids are received for all of the offered warrants, the selling security holder is not obligated to sell any warrants regardless of the clearing price set through the auction process. The liquidity of the warrants may be limited if less than all of the offered warrants are sold by the selling security holder in the auction and become a significant holder of the warrants following allocation. Possible future sales of the selling security holder’s remaining warrants, if any are held following this offering, could affect the trading price of the warrants sold in this offering.

Submitting bids through a network broker or any other broker that is not the auction agent may in some circumstances shorten the deadlines for potential investors to submit, modify or withdraw their bids.

In order to participate in the auction, bidders must have an account with, and submit bids to purchase warrants through, either the auction agent or a network broker. Brokers that are not network brokers will need to submit their bids, either for their own account or on behalf of their customers, through the auction agent or a network broker. Potential investors and brokers that wish to submit bids in the auction and do not have an account with the auction agent or a network broker must either establish such an account prior to bidding in the auction or cause a broker that has such an account to submit a bid through that account. Network brokers and other brokers will impose earlier submission deadlines than that imposed by the auction agent in order to have sufficient time to aggregate bids received from their respective customers and to transmit the aggregate bid to the auction agent (or, in the case of non-network brokers submitting bids through a network broker, to such network broker to transmit to the auction agent) before the auction closes. As a result of such earlier submission deadlines, potential investors who submit bids through a network broker, or brokers that submit bids through the auction agent or a network broker, will need to submit or withdraw their bids earlier than other bidders, and it may in some circumstances be more difficult for such bids to be submitted, modified or withdrawn.

Risks Related to the Warrants

The warrants are a risky investment. You may not be able to recover the value of your investment in the warrants, and the warrants may expire worthless.

On September 17, 2010, the last reported sale price of our common stock on the NYSE was $22.50 per share. In order for you to recover the value of your investment in the warrants, either a trading market must develop for the warrants and the market price of the warrants must exceed the public offering price, or our common stock price must be more than the sum of the exercise price of the warrants ($9.79) and the clearing price of the warrants. If, for example, the clearing price of the warrant were the minimum bid price ($10.50), our stock price would have to be more than $20.29 for you to have an opportunity to exercise the warrants and achieve a positive return on your investment.

The warrants are exercisable only until June 26, 2019. In the event our common stock price does not trade above the level discussed above during the period when the warrants are exercisable, you will likely not be able to recover the value of your investment in the warrants. In addition, if our common stock price falls and remains below the exercise price of the warrants, the warrants may not have any value and may expire without being exercised, in which case you will lose your entire investment. There can be no assurance that the market price of our common stock will exceed the exercise price or the price required for you to achieve a positive return on your investment. In addition, upon exercise of the warrants, you will receive a number of shares of stock calculated based on the closing price of our common stock on that day. Accordingly, the number of shares and the value of the common stock you receive upon exercise of the warrants will depend on the market price of our common stock on the day on which you choose to exercise those warrants.

There is no existing market for the warrants, and you cannot be certain that an active market will be established.

Prior to this offering, there has been no existing trading market for the warrants. The public offering price for the warrants will be determined by an auction process, and may not be indicative of the price that will prevail in the trading market following this offering. The market price for the warrants may decline below the public offering price and may be volatile. The liquidity of any market for the warrants will depend on a number of factors, including but not limited to:

•	the number of warrants, if any, that we and/or investors purchase in the auction;

•	the number of warrants that the selling security holder elects to sell in this offering;

•	the number of holders of the warrants;

•	our performance;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the warrants; and

•	the market price of our common stock.

In addition, many of the risks that are described elsewhere in this “Risk Factors” section and in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010 could materially and adversely affect the price of the warrants.

The warrants are not suitable for all investors.

The warrants are complex financial instruments for which there is no established trading market. Accordingly, the auction agent, each network broker and any other broker that submits bids through the auction agent or any network broker will be required to establish and enforce client suitability standards, including eligibility, account status and size, to evaluate whether an investment in the warrants is appropriate for any particular investor. Each of them will individually apply its own standards in making that determination, but in each case those standards will be implemented in accordance with the applicable requirements and guidelines of FINRA. If you do not meet the relevant suitability requirements of the auction agent or another broker, you will not be able to bid in the auction. You should be prepared to sustain a total loss of the purchase price of your warrants.

Purchasers of warrants who exercise their warrants for shares of our common stock will incur immediate and future dilution.

Upon exercise of your warrants for shares of our common stock, you could experience immediate and substantial dilution if the exercise price of your warrants at the time were higher than the net tangible book value per share of the outstanding common stock. In addition, you will experience dilution, subject to the anti-dilution protections contained in the warrants and described in this prospectus supplement, when we issue additional shares of common stock that we are permitted or required to issue in any future offerings or under outstanding convertible securities, options and warrants and under our stock option plans or other employee or director compensation plans.

The market price of the warrants will be directly affected by the market price of our common stock, which may be volatile.

To the extent a secondary market develops for the warrants, the market price of our common stock will significantly affect the market price of the warrants. This may result in greater volatility in the market price of the warrants than would be expected for warrants to purchase securities other than common stock. The market price of our common stock could be subject to significant fluctuations due to factors described below under “Risks Related to our Common Stock — The trading price of our common stock may be subject to continued fluctuations and volatility” and “— There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock,” and we cannot predict how shares of our common stock will trade in the future. Increased volatility could result in a decline in the market price of our common stock, and, in turn, in the market price of the warrants. The price of our common stock also could be affected by possible sales of common stock by investors who view the warrants as a more attractive means of equity participation in us and by hedging or arbitrage activity involving our common stock. The hedging or arbitrage of our common stock could, in turn, affect the market price of the warrants.

Sales of warrants held by Allianz may adversely affect the market price of the warrants.

In October 2008, we issued warrants to Allianz, or the Allianz warrants, which, subject to required regulatory approvals, are exercisable for 69,351,806 shares of our common stock at an exercise price of $25.23 per share of common stock. The Allianz warrants expire on October 17, 2018. See “Description of Capital Stock of The Hartford Financial Services Group, Inc. — Allianz’s Investment” in the accompanying prospectus. Sales of the Allianz warrants, which are subject to certain restrictions, or common stock issuable upon exercise of the Allianz warrants, or an announcement that such sales may occur, could adversely affect the market price of the warrants offered hereby.

Holders of the warrants will have no rights as common stockholders until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of your warrants, you will have no rights with respect to our common stock, including rights to dividend payments, vote or respond to tender offers. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The exercise price of, and the number of shares of our common stock underlying, the warrants may not be adjusted for all dilutive events.

The exercise price of and the number of shares of our common stock underlying the warrants are subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, certain cash dividends and certain issuer tender or exchange offers as described below under “Description of Warrants — Adjustments to the Warrants.” The exercise price will not be adjusted, however, for other events, such as a third-party tender or exchange offer, a merger or reorganization in which our common stock is acquired for cash or an issuance of common stock for cash, that may adversely affect the market price of the warrants or our common stock. Other events that adversely affect the value of the warrants may occur that do not result in an adjustment to such exercise price.

Additionally, the exercise price of, and the number of shares of our common stock underlying, the warrants will not be adjusted for any regular quarterly cash dividends that are in the aggregate less than or equal to $0.05 per share of common stock, which is the amount of the last dividend per share declared prior to the date on which the warrants were originally issued to Treasury on June 26, 2009. The current quarterly cash dividend paid on our common stock is $0.05 per share. Holders of our common stock are only entitled to receive such dividends as our board of directors may declare, and our board of directors, in its sole discretion, may decide to increase the quarterly dividend on our common stock at any time.

Recent governmental actions regarding short sales may adversely affect the market value of the warrants.

Governmental actions that interfere with the ability of warrant investors to effect short sales of our common stock could significantly affect the market value of the warrants. Such government actions could make the arbitrage strategy that certain warrant investors employ more difficult to execute for the warrants offered in this offering. At an open meeting on February 24, 2010, the SEC adopted a new short sale price test, which will take effect through an amendment to Rule 201 of Regulation SHO. Beginning on November 10, 2010, the new Rule 201 will restrict short selling only when a stock price has triggered a circuit breaker by falling at least 10% in one day, at which point short sale orders can be displayed or executed only if the order price is above the current national best bid, subject to certain limited exceptions. If the new price test precludes warrant investors from executing the arbitrage strategy that they employ or other limitations are instituted by the SEC or any other regulatory agencies, the market value of the warrants could be adversely affected. The warrant agreement does not contain any provisions to afford holders protection in the event of a decline in the market value of the warrants due to such new price test or other limitations, and warrantholders will not be entitled to any exercise price reduction or increase to the number of underlying shares except under the limited circumstances described under “Description of the Warrants” in this prospectus supplement.

The warrants do not automatically exercise, and any warrant not exercised on or prior to the expiration date will expire unexercised.

The warrants do not automatically exercise upon expiration. You are entitled to exercise the full number of warrants registered in your name or any portion thereof. Any warrant that you do not exercise prior to the expiration date will expire unexercised and you will not receive any shares of our common stock.

Your return on the warrants will not reflect dividends on our common stock.

Your return on the warrants will not reflect the return you would realize if you actually owned shares of our common stock and received any dividends paid on our common stock other than to the extent described below under “Description of Warrants — Adjustments to the Warrants.” Your warrants will not be adjusted for, and you will not receive any benefit of, any regular quarterly dividend less than or equal to $0.05 per share.

The warrant agreement is not an indenture qualified under the Trust Indenture Act, and the obligations of the warrant agent are limited.

The warrant agreement is not an indenture qualified under the Trust Indenture Act of 1939, as amended, or the TIA, and the warrant agent is not a trustee qualified under the TIA. Accordingly, warrantholders will not have the benefits of the protections of the TIA. Under the terms of the warrant agreement, the warrant agent will have only limited obligations to the warrantholders. Accordingly, it may in some circumstances be difficult for warrant holders, acting individually or collectively, to take actions to enforce their rights under the warrants or the warrant agreement.

The selling security holder is a federal agency, and your ability to bring a claim against the selling security holder under the federal securities laws may be limited.

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act, or the FTCA, provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. In addition, the selling security holder and its officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. Accordingly, any attempt to assert such a claim against the officers, agents or employees of the selling security holder for a violation of the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part, or resulting from any other act or omission in connection with the offering of the warrants by the selling security holder or the shares of our common stock issuable upon the exercise thereof, would likely be barred.

Holders of the warrants will not receive any additional shares of our common stock or other compensation representing any lost value resulting from a decrease in the duration of the exercise period for the warrants in the event we undergo a business combination.

In the event we undergo a merger, consolidation, statutory share exchange or similar transaction requiring the approval of our stockholders, each of which are referred to in this prospectus supplement as a business combination, each warrantholder’s right to receive our common stock under the terms of the warrants will be converted into the right to receive a number of shares of stock or other securities or property (including cash) which would have been received if such holder had exercised the warrants immediately prior to such business combination. Any such business combination could substantially affect the value of the warrants by changing the securities received upon exercise of the warrants or fixing the market value of the property to be received upon exercise of the warrants. Warrantholders will not receive any additional shares of our common stock or other compensation representing any lost value resulting from any decrease in the duration of the exercise period for, or change in the securities or property (including cash) underlying, the warrants resulting from any such business combination.

Hedging arrangements relating to the warrants may affect the value of our common stock.

In order to hedge their positions, holders of our warrants may enter into derivative transactions with respect to our common stock, may unwind or adjust derivative transactions and may purchase or sell our common stock in secondary market transactions. The effect, if any, of any of these activities on the market price of our common stock will depend in part on market conditions and cannot be ascertained in advance, but any of these activities could adversely affect the value of our common stock.

You may be subject to tax upon an adjustment to the number of shares of our common stock underlying the warrants or the exercise price of the warrants even though you do not receive a corresponding cash distribution.

The number of shares of our common stock underlying the warrants and the exercise price of the warrants are subject to adjustment in certain circumstances. To the extent any such adjustment or failure to adjust results in an increase in your proportionate interest in our assets or our earnings and profits, you will be deemed to have received for U.S. federal income tax purposes a taxable dividend to the extent deemed paid out of our earnings and profits without the receipt of any cash. If you are a Non-U.S. Holder, such deemed dividend generally will be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty), which may be set off against shares of our common stock to be delivered upon exercise of warrants. See “Certain U.S. Federal Income Tax Considerations” in this prospectus supplement.

Risks Related to Our Common Stock

The trading price of our common stock may be subject to continued significant fluctuations and volatility.

The market price of our common stock could be subject to significant fluctuations due to a change in sentiment in the market regarding our operations or business prospects. Such risks may be affected by:

•	the factors described above under the headings “Forward-Looking Statements” and “— Risks Related to our Business” and in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009 and in Part II, Item 1A of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010;

•	operating results that vary from the expectations of management, securities analysts and investors;

•	developments in our businesses or in the financial sector generally;

•	regulatory, legislative and governmental policy changes affecting our industry generally or our businesses and operations;

•	the operating and securities price performance of companies that investors consider to be comparable to us;

•	announcements of strategic developments, acquisitions and other material events by us or our competitors;

•	speculation in the press or investment community generally or relating to our reputation or the financial services industry;

•	actions by our current stockholders or warrant holders, including sales of common stock by existing securityholders, including Allianz, and/or directors and executive officers;

•	future sales of our equity or equity-related securities;

•	changes in the frequency or amount of dividends;

•	changes in the credit, mortgage and real estate markets, including the markets for mortgage-related securities; and

•	changes in global financial markets and global economies and general market conditions, such as interest or foreign exchange rates, stock, commodity, credit or asset valuations or volatility.

Stock markets in general and our common stock in particular have experienced over the past two years, and continue to experience, significant price and volume volatility. As a result, the market price of our common stock may continue to be subject to similar market fluctuations that may be unrelated to our operating performance or business prospects. Increased volatility could result in a decline in the market price of our common stock.

Our ability to declare and pay dividends is subject to limitations.

The payment of future dividends on our capital stock is subject to the discretion of our board of directors, which considers, among other factors our operating results, overall financial condition, credit-risk considerations and capital requirements, as well as general business and market conditions.

Moreover, as a holding company that is separate and distinct from our insurance subsidiaries, we have no significant business operations of our own. Therefore, we rely on dividends from our insurance company subsidiaries and other subsidiaries as the principal source of cash flow to meet our obligations. These obligations include payments on our debt securities and the payment of dividends on our capital stock. The Connecticut insurance holding company laws limit the payment of dividends by Connecticut-domiciled insurers. In addition, these laws require notice to and approval by the state insurance commissioner for the declaration or payment by those subsidiaries of any dividend if the dividend and other dividends or distributions made within the preceding 12 months exceeds the greater of:

•	10% of the insurer’s policyholder surplus as of December 31 of the preceding year, and

•	net income, or net gain from operations if the subsidiary is a life insurance company, for the previous calendar year, in each case determined under statutory insurance accounting principles.

In addition, if any dividend of a Connecticut-domiciled insurer exceeds the insurer’s earned surplus, it requires the prior approval of the Connecticut Insurance Commissioner.

The insurance holding company laws of the other jurisdictions in which our insurance subsidiaries are incorporated, or deemed commercially domiciled, generally contain similar, and in some instances more restrictive, limitations on the payment of dividends. Our property-casualty insurance subsidiaries are permitted to pay up to a maximum of approximately $1.4 billion in dividends to us in 2010 without prior approval from the applicable insurance commissioner. Statutory dividends from our life insurance subsidiaries in 2010 require prior approval from the applicable insurance commissioner. The aggregate of these amounts, net of amounts required by our subsidiary Hartford Life, Inc., or HLI, is the maximum our insurance subsidiaries could pay to us in 2010. In 2009, we and HLI received $700 million in dividends from our life insurance subsidiaries representing the movement of a life subsidiary to us, and we received $251 million in dividends from our property-casualty insurance subsidiaries. For the six months ended June 30, 2010, neither we nor HLI received dividends from the life insurance subsidiaries. For the six months ended June 30, 2010, we received $626 million in dividends from our property-casualty insurance subsidiaries.

Our rights to participate in any distribution of the assets of any of our subsidiaries, for example, upon their liquidation or reorganization, and the ability of holders of our common stock to benefit indirectly from a distribution, are subject to the prior claims of creditors of the applicable subsidiary, except to the extent that we may be a creditor of that subsidiary. Claims on these subsidiaries by persons other than us include, as of June 30, 2010, claims by policyholders for benefits payable amounting to $116.6 billion, claims by separate account holders of $154.9 billion, and other liabilities including claims of trade creditors, claims from guaranty associations and claims from holders of debt obligations, amounting to $16.3 billion.

In addition, as a savings and loan holding company, we are subject to regulation, supervision and examination by the OTS, including with respect to required capital, cash flow, organization structure, risk management and earnings at the parent company level. We will be subject to similar, potentially stricter, requirements when regulatory authority over us transfers to The Federal Reserve (for us) and the OCC (for FTB).

Holders of our capital stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. Moreover, our common stockholders are subject to the prior dividend rights of any holders of our preferred stock or depositary shares representing such preferred stock then outstanding. As of June 30, 2010, there were 575,000 shares of our Series F Preferred Stock issued and outstanding.

Under the terms of the Series F Preferred Stock, our ability to declare and pay dividends on or repurchase our common stock will be subject to restrictions in the event we fail to declare and pay (or set aside for payment) full dividends on the Series F Preferred Stock.

The terms of our outstanding junior subordinated debt securities also prohibit us from declaring or paying any dividends or distributions on our capital stock or purchasing, acquiring, or making a liquidation payment on such stock, if we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

In connection with this offering, we are restricted from issuing additional shares of common stock, subject to specified exceptions, for a period of 45 days from the date of this prospectus supplement. Additionally, our directors and executive officers have agreed not to sell or otherwise dispose of any of their shares, subject to specified exceptions, for a period of 45 days from the date of this prospectus supplement. Exceptions to these lock-up agreements are described below under “Underwriting.”

Except as described above, we are not restricted from issuing additional shares of common stock, including the common shares issuable upon conversion of our Series F Preferred Stock or common shares issuable upon exercise of the warrants issued to Allianz in October 2008. The issuance of any additional shares of common or of preferred stock or convertible securities or the exercise of such securities could be substantially dilutive to holders of our common stock, including purchasers of warrants in this offering. For instance, exercise of the warrants issued to Allianz in October 2008 (described under “Description of Capital Stock of The Hartford Financial Services Group, Inc. — Allianz’s Investment” in the accompanying prospectus), assuming the receipt of requisite regulatory approvals, or the exercise of the warrants offered hereby, or any anti-dilution adjustments triggered on such warrants would dilute the value of our common stock. For additional information on shares of our common stock reserved for awards under our stock compensation plans, for issuance in connection with our contingent capital facility and for issuance in connection with certain of our 2008 debt instrument issuances, see “Description of Capital Stock of The Hartford Financial Services Group, Inc. — Common Stock” in the accompanying prospectus. Holders of our shares of common stock are not entitled to any preemptive rights by virtue of their status as stockholders and that status does not entitle them to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our stockholders.

The price of our common stock may be adversely affected by future sales of our common stock or securities that are convertible into or exchangeable for, or of securities that represent the right to receive, our common stock (including the warrants issued to Allianz and the Series F Preferred Stock) or other dilution of our equity, or by our announcement that such sales or other dilution may occur.

The issuance of additional shares of common stock or securities convertible into or exchangeable for common stock or that represent the right to receive common stock could negatively impact our position for U.S. federal income tax purposes by limiting our ability to utilize net operating losses and capital losses to offset future income.

Contractual and statutory provisions may delay or make more difficult acquisitions or changes of control of us.

Provisions of Delaware law, state insurance law, federal banking law, our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws and contracts to which we are a party could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. See “Description of Capital Stock of The Hartford Financial Services Group, Inc. — Contractual and Statutory Provisions May Delay or Make More Difficult Acquisitions or Changes of Control of The Hartford” in the accompanying prospectus.

USE OF PROCEEDS

The warrants offered by this prospectus supplement are being sold for the account of the selling security holder. Any proceeds from the sale of the warrants will be received by the selling security holder for its own account, and we will not receive any such proceeds.

AUCTION PROCESS

The following describes the auction process used to determine the public offering price of the warrants. The auction process differs from methods traditionally used in other underwritten offerings. The selling security holder and the underwriters will determine the public offering price and the allocation of the warrants in this offering by an auction process conducted by the sole book-running manager, Deutsche Bank Securities Inc., in its capacity as the “auction agent.” This process will involve a modified “Dutch auction” mechanic in which the auction agent, working with a number of other brokers, will receive and accept bids from bidders at either the minimum bid price of $10.50 or at price increments of $0.10 in excess of the minimum bid price. We will not submit any bids in the auction. After the auction closes and those bids become irrevocable, which will occur automatically at the submission deadline to the extent those bids have not been modified or withdrawn at that time, the auction agent will determine the clearing price for the sale of the warrants offered by this prospectus supplement and, if the selling security holder chooses to proceed with the offering, the underwriters will allocate warrants to the winning bidders. The auction agent has reserved the right to round allocations to eliminate odd-lots. The clearing price for the warrants may bear little or no relationship to the price that would be established using traditional valuation methods. You should carefully consider the risks described under “Risk Factors — Risks Related to the Auction Process.”

Eligibility and Account Status

In order to participate in the auction, bidders must have an account with, and submit bids to purchase warrants through, either the auction agent or one of the network brokers. Brokers that are not network brokers will need to submit their bids, either for their own account or on behalf of their customers, through the auction agent or a network broker. If you wish to bid in the auction and do not have an account with the auction agent or a network broker, you will either need to establish such an account prior to bidding in the auction, which may be difficult to do before the submission deadline, or contact your existing broker and request that it submit a bid through the auction agent or a network broker. Network brokers and other brokers will have deadlines relating to the auction that are earlier than those imposed by the auction agent, as described below under “— The Auction Process — The Bidding Process.”

Because the warrants are complex financial instruments for which there is no established trading market, the auction agent, each network broker and any other broker that submits bids through the auction agent or any network broker will be required to establish and enforce client suitability standards, including eligibility, account status and size, to evaluate whether an investment in the warrants is appropriate for any particular investor. Each of them will individually apply its own standards in making that determination, but in each case those standards will be implemented in accordance with the applicable requirements and guidelines of FINRA. If you do not meet the relevant suitability requirements of the auction agent or another broker, you will not be able to bid in the auction. Accounts at the auction agent or any other broker, including broker accounts, are also subject to the customary rules of those institutions. You should contact your brokerage firm to better understand how you may submit bids in the auction.

The auction agent or network brokers may require bidders, including any brokers that may be bidding on behalf of their customers, to submit additional information, such as tax identification numbers, a valid e-mail address and other contact information, and other information that may be required to establish or maintain an account.

The auction agent and the network brokers, upon request, will provide certain information to you in connection with this offering, including this prospectus supplement and the accompanying prospectus and any forms used by the auction agent or network brokers to submit bids. Additionally, you should understand that:

•	before submitting a bid in the auction, you should read this prospectus supplement, the accompany prospectus and the documents incorporated by reference, including all the risk factors;

•	the minimum bid price was agreed by the auction agent and Treasury, and we did not participate in that determination and therefore cannot provide any information regarding the factors that the auction agent and Treasury considered in determining the minimum bid price;

•	if bids are received for 100% or more of the offered warrants, the public offering price will be set at the clearing price, unless the selling security holder decides, in its sole discretion, not to sell any warrants in this offering after the clearing price is determined;

•	if bids are received for half or more, but less than all, of the offered warrants, then the selling security holder may, but is not required to, sell, at the minimum bid price in the auction, which will be deemed the clearing price, as many warrants as it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered warrants are sold and the warrants remain eligible for listing, and that in such a case if the selling security holder chooses to sell fewer warrants than the number of warrants for which bids were received, then all bids will experience equal pro-rata allocation;

•	if bids are received for less than half of the offered warrants, the selling security holder will not sell any warrants in this offering;

•	if there is little or no demand for the warrants at or above the clearing price once trading begins, the market price of the warrants will decline;

•	the liquidity of any market for the warrants may be affected by the number of warrants that the selling security holder elects to sell in this offering and the price of the warrants may decline if the warrants are illiquid;

•	the auction agent has the right to reconfirm any bid at its discretion by contacting the purported bidder directly and to impose size limits on the aggregate size of bids that it chooses to accept from any bidder, including network brokers, although the auction agent is under no obligation to reconfirm bids for any reason. If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agent may deem your bid to have been withdrawn, but alternatively may, in its discretion, choose to accept any such bid even if it has not been reconfirmed;

•	the auction agent may reject any bid that it determines, in its discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or this offering; and

•	the auction agent will not provide bidders with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction.

We have not undertaken any efforts to qualify the warrants for sale in any jurisdiction outside the United States, nor have the underwriters or the selling security holder. Except to the limited extent that this offering will be open to certain non-U.S. investors under private placement exemptions in certain countries other than the United States, investors located outside the United States should not expect to be eligible to participate in this offering.

Even if a bidder places a bid in the auction, it may not receive an allocation of the warrants in this offering for a number of reasons described below. You should consider all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in determining whether to submit a bid, the number of warrants you seek to purchase and the price per warrant you are willing to pay.

The following brokers have agreed to be network brokers for purposes of the auction: Aladdin Capital LLC; BB&T Capital Markets, a Division of Scott & Stringfellow, LLC; Blaylock Robert Van, LLC; BMO Capital Markets Corp.; Cabrera Capital Markets, LLC; Cantor Fitzgerald & Co.; CastleOak Securities. L.P.; C.L. King & Associates, Inc.; D.A. Davidson & Co.; FBR Capital Markets & Co.; Girard Securities, Inc.; Guzman & Company; Jefferies & Company, Inc.; Joseph Gunnar & Co. LLC; Lebenthal & Co., LLC; Loop Capital Markets LLC; M.R. Beal & Company; MFR Securities, Inc.; Maxim Group, LLC; Samuel A. Ramirez & Company, Inc.; RBC Capital Markets Corporation; Sandler O’Neill & Partners, L.P.; Sanford C. Bernstein & Co., LLC; Second Market, Inc.; Muriel Siebert & Co., Inc.; SL Hare Capital, Inc.; Stifel, Nicolaus & Company, Incorporated; Toussaint Capital Partners, LLC; UBS Securities LLC; Wedbush Morgan Securities Inc.; The Williams Capital Group, L.P.; WR Hambrecht + Co., LLC; and Zions Direct, Inc. The network brokers will not share in any underwriting discounts or fees paid by the selling security holder in connection with this offering of the warrants but may, subject to applicable FINRA and SEC rules and regulations, charge a separate commission to their own customers.

The Auction Process

The following describes how the auction agent will conduct the auction:

General

•	The auction will commence at 8:00 a.m., New York City time, on the date specified by the auction agent in a press release issued prior to the opening of equity markets on such day, and will end at 6:30 p.m., New York City time, on that same day. Unless you submit your bids through the auction agent, your broker will have an earlier deadline for accepting bids. If a malfunction, technical or mechanical problem, calamity, crisis or other similar event occurs that the auction agent believes may interfere with the auction, the auction agent may, in consultation with the selling security holder, decide to extend the auction or cancel and reschedule the auction. The auction agent and the network brokers will advise bidders of any such decision to extend or cancel and/or reschedule the auction using e-mail, telephone or facsimile, and will attempt to make such notification prior to the time the auction is scheduled to close. If the auction is extended such that it closes at a later time on the same business day, any bids previously submitted will continue to be valid unless amended or cancelled by the bidder, but if the auction is extended such that it closes on the following business day or later, or is cancelled, all bids will be cancelled at the time of such extension or cancellation.

•	During the auction period, bids may be placed at any price (in increments of $0.10) at or above the minimum bid price of $10.50 per warrant.

•	The auction agent and the network brokers will contact potential investors with information about the auction and how to participate and will solicit bids from prospective investors via electronic message, telephone and facsimile. The minimum size of any bid is 100 warrants.

The Bidding Process

•	The auction agent and the network brokers will only accept bids in the auction at the minimum bid price and above the minimum bid price at increments of $0.10.

•	No maximum price or price range has been established in connection with the auction, which means that there is no ceiling on the price per warrant that you or any other bidder can bid in the auction. If you submit a market bid, which is a bid that specifies the number of warrants you are willing to purchase without specifying the price you are willing to pay, that bid will be treated as a bid at the highest price received from any bidder in the auction.

•	Once the auction begins, you may submit your bids either directly through the auction agent or through any network broker. Bids through the network brokers will be aggregated and submitted to the auction agent as single bids at each price increment by those brokers. Bids will only be accepted if they are made on an unconditional basis, which means that no “all-or-none” bids will be accepted.

•	In connection with submitting a bid, you will be required to provide the following information:

•	the number of warrants that you are interested in purchasing;

•	the price per warrant you are willing to pay; and

•	any additional information that may be required to enable the auction agent and/or network broker to identify you, confirm your eligibility and suitability for participating in this offering, and, if you submit a successful bid, consummate a sale of warrants to you.

•	You may submit multiple bids. Canceling one bid does not cancel any other bid. However, as bids are independent, each bid may result in an allocation of warrants. Consequently, the sum of your bid sizes should be no more than the total number of warrants you are willing to purchase. In addition, the auction agent may impose size limits on the aggregate size of bids that it chooses to accept, although the auction agent is under no obligation to do so or to reconfirm bids for any reason.

•	At any time prior to the submission deadline, you may modify your bids to increase or decrease the number of warrants bid for or the price bid per warrant (subject in all cases to the minimum bid price, the price increment and the bid size requirements described in this prospectus supplement) and may withdraw your bid and reenter the auction. Network brokers, however, will impose earlier submission deadlines than that imposed by the auction agent in order to have sufficient time to aggregate bids received from their respective customers and to transmit the aggregate bid to the auction agent before the auction closes. If you are bidding through a network broker, or another broker that is submitting bids through the auction agent or a network broker, you should be aware of any earlier submission deadlines that may be imposed by your broker.

•	Conditions for valid bids, including eligibility standards and account funding requirements, may vary from broker to broker. Some brokers, for example, may require a prospective investor to maintain a minimum account balance or to ensure that its account balance is equal to or in excess of the amount of its bid. No funds will be transferred to the underwriters until the acceptance of the bid and the allocation of warrants.

•	A bid received by the auction agent or any network broker involves no obligation or commitment of any kind prior to the submission deadline. Therefore, you will be able to withdraw a bid at any time prior to the submission deadline, or any deadline imposed by a network broker, if you are bidding through a network broker. Following the submission deadline, however, all bids that have not been modified or withdrawn by you prior to the submission deadline will be considered final and irrevocable and may be accepted. The auction agent and the selling security holder will rely on your bid in setting the public offering price and in sending notices of acceptance to successful bidders.

•	If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agent may deem your bid to have been withdrawn. The auction agent may, however, choose to accept your bid even if it has not been reconfirmed.

•	The auction agent may reject any bid that it determines, in its discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process.

•	The auction agent will not provide bidders with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction.

•	The auction agent or any network broker may require you to deposit funds or securities in your brokerage accounts with value sufficient to cover the aggregate dollar amount of your bids. Bids may be rejected if you do not provide the required funds or securities within the required time. The auction agent or any network broker may, however, decide to accept successful bids regardless of whether you have deposited funds or securities in your brokerage accounts. In any case, if you are a successful bidder, you will be obligated to purchase the warrants allocated to you in the allocation process and will be required to deposit funds in your brokerage accounts prior to settlement, which is expected to occur three or four business days after the notices of acceptance are sent to you.

Pricing and Allocation

•	Deutsche Bank Securities Inc. will manage the master order book that will aggregate all bids and will include the identity of the bidders, or their brokers, in the case of bids submitted through a network broker. The master order book will not be available for viewing by bidders. Bidders whose bids are accepted will be informed about the result of their bids.

•	If valid irrevocable bids are received for all or more of the warrants being offered, the clearing price will equal the highest price in the auction at which the quantity of all aggregated bids at or above such price equals 100% or more of the number of warrants being offered.

•	If valid irrevocable bids are received for at least 50% but less than 100% of the warrants being offered, the clearing price will equal the minimum bid price.

•	Unless the selling security holder decides not to sell any warrants or as otherwise described below, all warrants will be sold to bidders at the clearing price.

•	If the number of warrants for which bids are received in the auction is:

•	100% or more of the number of warrants offered in this offering as disclosed on the cover of this prospectus supplement, or the Number of Offered Warrants, then all warrants sold in the offering will be sold at the clearing price, unless the selling security holder decides, in its sole discretion, not to sell any warrants in this offering after the clearing price has been determined;

•	50% or more but less than 100% of the Number of Offered Warrants, then the selling security holder may, but will not be required to, sell at the clearing price (equal to the minimum bid price) as many warrants as it chooses to sell up to the number of bids received in the auction; provided that if it chooses to sell any warrants in that case, it will sell a number of warrants equal to at least 50% of the Number of Offered Warrants; or

•	less than 50% of the Number of Offered Warrants, then the selling security holder will not sell any warrants in this offering.

•	Promptly after the auction agent determines the clearing price, it will communicate that clearing price to the selling security holder. The selling security holder may decide not to sell any warrants after the clearing price is determined. Once the selling security holder confirms its acceptance of the clearing price, and, in the case where bids are received for less than 100% of the warrants being offered, the number of warrants to be sold, the auction agent will confirm allocations of warrants to its clients and the network brokers. The underwriters will sell all warrants at the same price per warrant, which will be the clearing price.

•	If bids for all the warrants offered in this offering are received, and the selling security holder elects to sell warrants in this offering, allocation of the warrants will be determined by, first, allocating warrants to any bids made above the clearing price, and second, allocating warrants on a pro-rata basis among bids made at the clearing price. The pro-rata allocation percentage for bids made at the clearing price will be determined by dividing the number of warrants to be allocated at the bidding increment equal to the clearing price by the number of warrants represented by bids at that bidding increment. Each bid submitted at the clearing price will be allocated a number of warrants approximately equal to the pro-rata allocation percentage multiplied by the number of warrants represented by its bid, rounded to the nearest whole number of warrants; provided that bids at the clearing price that are pro-rated may be rounded to the nearest 100 warrants. In no case, however, will any rounded amount exceed the original bid size.

•	If bids for half or more, but fewer than all, of the warrants offered in this offering are received, and the selling security holder chooses to sell fewer warrants than the number of warrants for which bids were received, then all bids will experience equal pro-rata allocation. In other words, each bid, not just those at the lowest price increment, will be allocated a number of warrants approximately equal to the pro-rata allocation percentage multiplied by the number of warrants represented by its bid, rounded to the nearest whole number of warrants; provided that bids at the clearing price that are pro-rated may be rounded to the nearest 100 warrants. In no case, however, will any rounded amount exceed the original bid size.

•	After the selling security holder confirms its acceptance of the clearing price, and, in the case where bids are received for less than 100% of the warrants being offered, the number of warrants to be sold, the auction agent and each network broker that has submitted bids will notify you, in the event your bids have been accepted, by electronic message, telephone, facsimile or otherwise that the auction has closed and that your bids have been accepted (subject in some cases to pro-ration, as described in this prospectus supplement). They may also provide you with a preliminary allocation estimate, which will be subsequently followed by a final allocation and confirmation of sale. In the event your bids are not accepted, you may be notified that your bids have not been accepted. As a result of the varying delivery times involved in sending e-mails over the Internet and other methods of delivery, you may receive notices of acceptance before or after other bidders.

•	The clearing price and number of warrants being sold are expected to be announced by press release prior to the opening of the equity markets on the business day following the end of the auction. The price will also be included in the notice of acceptance and the confirmation of sale that will be sent to successful bidders and will also be included in the final prospectus supplement for the offering.

•	Sales to investors bidding directly through the auction agent will be settled through their accounts with Deutsche Bank Securities Inc., while sales through network brokers will be settled through your account with the broker through which your bid was submitted.

•	If you submit successful bids, you will be obligated to purchase the warrants allocated to you regardless of whether you are aware that the notice of acceptance of your bid has been sent. Once the auction agent or network broker has sent out a notice of acceptance and confirmation of sale, it will not cancel or reject your bid. The auction agent and the selling security holder will rely on your bid in setting the public offering price and in sending notices of acceptance to successful bidders. As a result, you will be responsible for paying for all of the warrants that are finally allocated to you at the public offering price.

You should carefully review the procedures of, and communications from, the institution through which you bid to purchase warrants.

Auction Developments

You should keep in contact with the institution through which your bid has been submitted and monitor your relevant e-mail accounts, telephone and facsimile for notifications related to this offering, which may include:

•	Potential Request for Reconfirmation. The auction agent may ask you to reconfirm your bid at its discretion by directly contacting you, or your broker, if you submitted your bid through a broker other than the auction agent, although the auction agent is under no obligation to reconfirm bids for any reason. If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agent may deem your bid to have been withdrawn. The auction agent may, however, choose to accept your bid even if it has not been reconfirmed.

•	Notice of Additional Information Conveyed by Free Writing Prospectus. Notification that additional information relating to this offering is available in a free writing prospectus.

•	Notice of Acceptance. Notification as to whether any of your bids are successful and have been accepted. This notification will include the final clearing price. If your bids have been accepted, you will be informed about the results of the auction.

SELLING SECURITY HOLDER

On June 26, 2009, we issued to Treasury a warrant to purchase 52,093,973 shares of our common stock together with shares of our Series E Preferred Stock pursuant to a securities purchase agreement between us and Treasury for such warrant and the Series E Preferred Stock, or the Securities Purchase Agreement. Treasury acquired the warrant and shares of the Series E Preferred Stock as part of Troubled Asset Relief Program, or TARP. TARP was established pursuant to the EESA, which was enacted into law on October 3, 2008 in response to the financial crisis. The EESA requires the Secretary of the Treasury to acquire warrants in connection with certain purchases from a financial institution, subject to certain exceptions. The warrants being offered by this prospectus supplement were acquired when Treasury acquired the Series E Preferred Stock on June 26, 2009. We are registering the warrants offered by this prospectus supplement on behalf of Treasury as the selling security holder.

The following description of the selling security holder was provided by Treasury and derived from Treasury’s website. Treasury is the executive agency of the United States government responsible for promoting economic prosperity and ensuring the financial security of the United States. Treasury is responsible for a wide range of activities, such as advising the President on economic and financial issues, encouraging sustainable economic growth and fostering improved governance in financial institutions. Treasury operates and maintains systems that are critical to the nation’s financial infrastructure, such as the production of coin and currency, the disbursement of payments to the American public, revenue collection and the borrowing of funds necessary to run the federal government. Treasury works with other federal agencies, foreign governments, and international financial institutions to encourage global economic growth, raise standards of living and, to the extent possible, predict and prevent economic and financial crises. Treasury also performs a critical and far-reaching role in enhancing national security by implementing economic sanctions against foreign threats to the United States, identifying and targeting the financial support networks of national security threats and improving the safeguards of our financial systems. In addition, under EESA, Treasury was given certain authority and facilities to restore the liquidity and stability of the financial system.

The table below sets forth information with respect to the beneficial ownership of the class of warrants being offered by this prospectus supplement held as of September 17, 2010 by the selling security holder, the number of warrants of such class being offered by this prospectus supplement, and information with respect to warrants of such class to be beneficially owned by the selling security holder assuming all the warrants offered by this prospectus supplement are sold.

	Warrants Beneficially			Warrants Beneficially
	Owned Prior to this		Warrants Offered in	Owned after this
	Offering		this Offering	Offering
Selling Security Holder	Number	Percentage	Number	Number	Percentage

United States Department of the Treasury	52,093,973	100%	52,093,973	0	0%

The warrants being offered by this prospectus supplement currently are exercisable for 52,093,973 shares of our common stock, which represent approximately 12% of our common stock outstanding as of August 31, 2010; however, because the warrants must be exercised on a cashless basis, we will withhold from an exercising warrantholder a number of shares with a value equal to the aggregate exercise price as payment for the exercise of the warrants. The actual number of shares that could be issued upon exercise of the warrants will depend upon the market price of our common stock at the time of exercise and other factors, including the adjustment provisions described below under “Description of Warrants — Adjustments to the Warrants,” and cannot be determined at this time. Other than the warrants, Treasury does not own any of our equity securities.

Our operations are regulated by various U.S. governmental authorities, including in certain respects by the selling security holder. Other than the Securities Purchase Agreement described above, we have no material contractual relationships with the selling security holder. Purchasers of the warrants will have no rights under the Securities Purchase Agreement.

Under the Securities Purchase Agreement, we have agreed to indemnify the selling security holder in connection with certain liabilities in connection with this offering, including any liabilities under the Securities Act. As an agency of the United States, Treasury is likely immune from suit on claims by purchasers of warrants in connection with this offering. See “Risk Factors — Risks Related to the Warrants — The selling security holder is a federal agency and your ability to bring a claim against the selling security holder under the federal securities laws may be limited” above.

Governmental Immunity

The doctrine of sovereign immunity, as limited by the FTCA, provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. The courts have held, in cases involving federal agencies and instrumentalities, that the United States may assert its sovereign immunity to claims brought under the federal securities laws. Thus, any attempt to assert a claim against Treasury alleging a violation of the federal securities laws, including the Securities Act and the Exchange Act, resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part, or any other act or omission in connection with the offering to which this prospectus supplement and the accompanying prospectus relate, likely would be barred. In addition, Treasury has advised us that Treasury and its members, officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. Accordingly, any attempt to assert such a claim against the members, officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part or resulting from any other act or omission in connection with the offering of the warrants or the shares of common stock issuable upon the exercise thereof likely would be barred.

DESCRIPTION OF WARRANTS

The following is a brief description of the terms of the warrants being sold by the selling security holder. This summary does not purport to be complete in all respects. This description is subject to, and qualified in its entirety by reference to, the form of warrant and warrant agreement, copies of which will be filed with the SEC.

Common Stock Subject to the Warrants

Each of the 52,093,973 warrants offered hereby initially represents the right to purchase one share of our common stock. The number of shares deliverable upon the exercise of each warrant is subject to the adjustments described below under the heading “— Adjustments to the Warrants.”

Exercise of the Warrants

The initial exercise price applicable to each warrant is $9.79 per share of common stock for which the warrant may be exercised. The warrants may be exercised in whole or in part at any time, and from time to time, at or before 5:00 p.m., New York City time, on June 26, 2019, by surrender to the warrant agent of the warrant and a completed notice of exercise attached as an annex to the warrant and the payment of the exercise price per share for the shares of common stock for which the warrants are being exercised. The exercise price will be paid by the withholding by us of a number of shares of common stock issuable upon exercise of the warrants equal to the value of the aggregate exercise price of the warrants so exercised determined by reference to the closing price of our common stock on the trading day on which the warrants are exercised and notice is delivered to the warrant agent. If warrants are exercised and the exercise price exceeds the value of the shares issuable upon exercise, no amount will be due and payable to us by the warrantholder. The exercise price cannot be paid in cash. The exercise price applicable to the warrants is subject to further adjustment as described below under the heading “— Adjustments to the Warrants.” So long as the warrants are in global form, any exercise notice will be delivered to the warrant agent through and in accordance with the procedures of the depository for the warrants.

Upon exercise of warrants, the remaining shares of common stock issuable upon exercise will be issued by our transfer agent for the account of the exercising warrantholder. Shares issued upon exercise of warrants will be issued in the name or names designated by the exercising warrantholder and will be delivered by the transfer agent to the exercising warrantholder (or its nominee or nominees) either via book-entry transfer crediting the account of such warrantholder, or the relevant participant of The Depository Trust Company, or DTC, for the benefit of such warrantholder, through DTC’s DWAC system, or, if definitive warrants are issued in the limited circumstances described under “— Description of the Warrant Agreement” below, otherwise in certificated form by physical delivery to the address specified by such warrantholder in the exercise notice. We will not issue fractional shares of our common stock upon any exercise of the warrants. Instead, the exercising warrantholder will be entitled to a cash payment based on the per share market price of our common stock on the date of the exercise of the warrants for any fractional share that would have otherwise been issuable upon exercise of the warrants. We will at all times reserve the aggregate number of shares of our common stock for which the warrants may be exercised.

Issuance of any shares of our common stock deliverable upon the exercise of warrants will be made without charge to the warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of those shares (other than liens or charges created by a warrantholder, income and franchise taxes incurred in connection with the exercise of the warrant or taxes in respect of any transfer occurring contemporaneously therewith).

The warrants and the shares of our common stock issuable upon the exercise of the warrants have been approved for listing, subject to notice of issuance, on the NYSE.

Rights as a Stockholder

The warrantholders will have no rights or privileges of holders of our common stock, including any voting rights and rights to dividend payments, until, and then only to the extent, the warrants have been exercised.

Adjustments to the Warrants

Pursuant to the terms of the warrants, the number of shares of our common stock issuable upon exercise of each warrant, or the warrant shares, and the warrant exercise price will be adjusted upon occurrence of certain events as follows.

•	In the case of stock splits, subdivisions, reclassifications or combinations of common stock. If we declare and pay a dividend or make a distribution on our common stock in shares of our common stock, subdivide or reclassify the outstanding shares of our common stock into a greater number of shares, or combine or reclassify the outstanding shares of our common stock into a smaller number of shares, the number of warrant shares at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification will be proportionately adjusted so that the holder of a warrant after such date will be entitled to purchase the number of shares of our common stock that it would have owned or been entitled to receive in respect of the number of warrant shares had such warrant been exercised immediately prior to such date. The exercise price in effect immediately prior to the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification will be adjusted by multiplying such exercise price by the quotient of (x) the number of warrant shares immediately prior to such adjustment divided by (y) the new number of warrant shares as determined in accordance with the immediately preceding sentence.

•	In the case of cash dividends or other distributions. If we fix a record date for making a distribution to all holders of our common stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding ordinary cash dividends (as defined below), dividends of our common stock and other dividends or distributions referred to in the preceding bullet point), the exercise price in effect prior to such record date will be reduced immediately thereafter to the price determined by multiplying the exercise price in effect immediately prior to the reduction by the quotient of (x) the market price (as defined below) of our common stock on the last trading day preceding the first date on which our common stock trades regular way on the principal national securities exchange on which our common stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the fair market value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of our common stock (such amount and/or fair market value is referred to as the Per Share Fair Market Value) divided by (y) such market price on the date specified in clause (x). Any such adjustment will be made successively whenever such a record date is fixed. The number of warrant shares will be increased to the number obtained by multiplying the number of warrant shares issuable upon exercise of a warrant immediately prior to such adjustment by the quotient of (a) the exercise price in effect immediately prior to the distribution giving rise to this adjustment divided by (b) the new exercise price as determined in accordance with the immediately preceding sentence. In the case of adjustment for a cash dividend that is, or is coincident with, a regular quarterly cash dividend, the Per Share Fair Market Value would be reduced only by the per share amount of the portion of the cash dividend that would constitute an ordinary cash dividend. If, after the declaration of any such record date, the related distribution is not made, the exercise price and the number of warrant shares then in effect will be readjusted, effective as of the date when our board of directors determines not to make such distribution, to the exercise price and the number of warrant shares that would then be in effect if such record date had not been fixed.

•	In the case of a pro rata repurchase of common stock. A “pro rata repurchase” is defined as any purchase of shares of our common stock by us or any of our affiliates pursuant to any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act, or Regulation 14E thereunder, or any other offer available to substantially all holders of our common stock. If we effect a pro rata repurchase of our common stock, then the exercise price will be reduced to the price determined by multiplying the exercise price in effect immediately prior to the effective date (as defined below) of such pro rata repurchase by a fraction of which (A) the numerator will be (i) the product of (x) the number of shares of our common stock outstanding immediately before such pro rata repurchase and (y) the market price of a share of our common stock on the trading day immediately preceding the first public announcement by us or any of our affiliates of the intent to effect such pro rata repurchase, minus (ii) the aggregate purchase price of the pro rata repurchase, and (B) the denominator will be the product of (i) the number of shares of our common stock outstanding immediately prior to such pro rata repurchase minus the number of shares of our common stock so repurchased and (ii) the market price per share of our common stock on the trading day immediately preceding the first public announcement by us or any of our affiliates of the intent to effect such pro rata repurchase. The number of warrant shares will be increased to the number obtained by multiplying the number of warrant shares immediately prior to such adjustment by the quotient of (x) the exercise price in effect immediately prior to the pro rata repurchase giving rise to the adjustment divided by (y) the new exercise price as determined in accordance with the immediately preceding sentence. For the avoidance of doubt, no increase to the exercise price or decrease in the number of warrant shares deliverable upon exercise of a warrant will be made pursuant to this adjustment provision.

The “effective date” of a pro rata repurchase means (a) the date of acceptance of shares for purchase or exchange by us or any of our affiliates under any tender offer or exchange offer that is a pro rata purchase or (b) the date of purchase of any pro rata purchase that is not a tender offer or an exchange offer.

•	In the case of a merger, consolidation, statutory share exchange or similar transaction that requires the approval of our stockholders, each of which are referred to in this prospectus supplement as a business combination, or a reclassification of our common stock. In the event of any business combination or a reclassification of our common stock (other than a reclassification referenced in the first bullet point above), a warrantholder’s right to receive shares of our common stock upon exercise of a warrant will be converted into the right to exercise that warrant to acquire the number of shares of stock or other securities or property (including cash) which our common stock issuable (at the time of such business combination) upon exercise of such warrant immediately prior to such business combination or reclassification would have been entitled to receive upon consummation of such business combination or reclassification. In determining the kind and amount of stock, securities or the property receivable upon exercise of a warrant following the consummation of such business combination or reclassification, if the holders of our common stock have the right to elect the kind or amount of consideration receivable upon consummation of such business combination, then the consideration that a warrantholder will be entitled to receive upon exercise will be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of our common stock that affirmatively make an election (or of all such holders if none make an election). For purposes of determining any amount of warrant shares to be withheld by us as payment of the exercise price from stock, securities or the property that would otherwise be delivered to a warrantholder upon exercise of warrants following any business combination, the amount of such stock, securities or property to be withheld will have a market price equal to the aggregate exercise price as to which such warrants are so exercised, based on the fair market value of such stock, securities or property on the trading day on which such warrants are exercised and notice is delivered to the warrant agent. If any such property is not a security, the market price of such property will be deemed to be its fair market value as determined in good faith by our board of directors in reliance on an opinion of a nationally recognized independent investment banking firm retained by us for this purpose. If making such determination requires the conversion of any currency other than U.S. dollars into U.S. dollars, such conversion will be done in accordance with customary procedures based on the rate for conversion of such currency into U.S. dollars displayed on the relevant page by Bloomberg L.P. (or any successor or replacement service) on or by 4:00 p.m., New York City time, on such exercise date.

Neither the exercise price nor the number of shares issuable upon exercise of a warrant will be adjusted in the event of a change in the par value of our common stock or a change in our jurisdiction of incorporation. If an adjustment in the exercise price made in accordance with the adjustment provisions above would reduce the exercise price to an amount below the par value of our common stock, then that adjustment will reduce the exercise price to that par value.

The warrant agent will notify the warrantholders of any adjustments. If the warrant agent fails to give such notice, the exercise price and the number of shares issuable upon exercise of the warrants will nevertheless be adjusted.

If more than one adjustment provision applies to a single event, the adjustment provision that produces the largest adjustment with respect to such event will be applied, and no single event will cause an adjustment under more than one adjustment provision so as to result in duplication. All such adjustments will be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. No adjustment in the exercise price or the number of shares issuable upon exercise of a warrant will be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of our common stock, but any such amount will be carried forward and an adjustment with respect thereto will be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, will aggregate $0.01 or 1/10th of a share of our common stock, or more, or on exercise of a warrant if that occurs earlier.

For purposes of these adjustment provisions:

•	“ordinary cash dividends” means a regular quarterly cash dividend on shares of our common stock out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles in effect from time to time). Ordinary cash dividends will not include any cash dividends paid subsequent to June 26, 2009 to the extent the aggregate per share dividends paid on our outstanding common stock in any quarter exceed $0.05, as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

•	“market price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two FINRA members selected from time to time by us for that purpose, and will be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required under the warrants, the market price will be deemed to be the fair market value per share of such security as determined in good faith by our board of directors in reliance on an opinion of a nationally recognized independent investment banking firm retained by us for this purpose. If any such security is listed or traded on a non-U.S. market, such fair market value will be determined by reference to the closing price of such security as of the end of the most recently ended business day in such market prior to the date of determination. If making any such determination requires the conversion of any currency other than U.S. dollars into U.S. dollars, such conversion will be done in accordance with customary procedures based on the rate for conversion of such currency into U.S. dollars displayed on the relevant page by Bloomberg L.P. (or any successor or replacement service) on or by 4:00 p.m., New York City time, on such exercise date. For the purposes of determining the market price of our common stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day will be deemed to commence immediately after the regular scheduled closing time of trading on the NYSE or, if trading is closed at an earlier time, such earlier time and (ii) that trading day will end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the market price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the market price would be determined by reference to such 4:00 p.m. closing price).

Amendment

Any warrants may be amended and the observance of any material term of such warrants may be waived with the consent of a majority of the holders of such warrants; provided that the consent of each affected warrantholder is necessary for any amendment (i) to increase the exercise price or to decrease the number of shares issuable upon exercise of the warrants (other than pursuant to the terms of the adjustment provisions in the warrant certificate described above), (ii) that would shorten the time period during which the warrants are exercisable or (iii) that would change in a manner adverse to such warrantholders the terms of the adjustment provisions in the warrant certificate described above.

Description of the Warrant Agreement

Under the warrant agreement, The Bank of New York Mellon is appointed to act as the warrant agent on our behalf in connection with the transfer, exchange, redemption, exercise and cancellation of the warrants and required to maintain a registry recording, among other things, the names and addresses of all registered holders of warrants. The warrant agent will receive a fee in exchange for performing these duties under the warrant agreement and will be indemnified and held harmless by us for liabilities not involving gross negligence, willful misconduct or bad faith and arising out of or in connection with the acceptance, administration, exercise or performance of its duties under the warrant agreement.

The warrants will initially be issued in the form of one or more global warrants as specified in the warrant agreement. Each global warrant will be deposited upon issuance with the warrant agent, as custodian for DTC, and will be registered in the name of DTC or a nominee of DTC, in each case for credit to the account of a direct or indirect participant in DTC. For a description of book-entry procedures and settlement mechanics generally applicable to securities held through DTC participants, see the section entitled “Registration and Settlement — The Depository Trust Company.” Owners of a beneficial interest in any global warrant are entitled to receive a warrant in definitive form not held by a depository or the warrant agent only if (i) DTC notifies us that it is unwilling or unable to continue as depository for the global warrant or ceases to be a “clearing agency” under the Exchange Act (and, in each case, no successor depository is appointed by us within 90 days of such notice), (ii) we, in our sole discretion, notify the warrant agent in writing of our election to issue warrants in definitive form under the warrant agreement or (iii) we have been adjudged bankrupt, consented to the filing of bankruptcy proceedings, or filed a petition, answer or consent seeking to reorganize under federal or state law.

Governing Law

The warrants and the warrant agreement are governed by New York law.

REGISTRATION AND SETTLEMENT

The Depository Trust Company

The following is based on information furnished to us by DTC:

DTC will act as securities depository for the securities. The securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee), or any other name as may be requested by an authorized representative of DTC. One fully registered global security will be issued for each issue of the securities, each in the aggregate principal amount of the issue, and will be deposited with DTC.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of certificates representing securities. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, or indirect participants. The DTC rules applicable to its participants are on file with the SEC.

Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security, or the beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. A beneficial owner, however, is expected to receive written confirmations providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except if the use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, a beneficial owner of securities may wish to ascertain that the nominee holding the securities for its benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, a beneficial owner may wish to provide its name and address to the registrar and request that copies of notices be provided directly to it.

None of DTC, Cede & Co., or any other DTC nominee will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s Money Market Instrument, or MMI, procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the regular record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the regular record date. These participants are identified in a listing attached to the omnibus proxy.

DTC’s practice is to credit any distributions in respect of the securities to direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name. These payments will be the responsibility of these participants and not of DTC or its nominee, us, the warrant agent, or any other agent or party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of any distributions to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC, is our responsibility. Disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of the direct or indirect participants.

We will send any redemption or repurchase notices to DTC. If less than all of the securities of a series are being redeemed or repurchased, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

A beneficial owner must give any required notice of its election to have its securities repurchased through the participant through which it holds its beneficial interest in the security to the applicable warrant agent or tender agent. The beneficial owner shall effect delivery of its securities by causing the direct participant to transfer its interest in the securities on DTC’s records. The requirement for physical delivery of securities in connection with an optional tender will be deemed satisfied when the ownership rights in the securities are transferred by the direct participant on DTC’s records and followed by a book-entry credit of tendered securities to the applicable warrant agent or agent’s DTC account.

DTC may discontinue providing its services as depository for the securities at any time by giving us reasonable notice. If this occurs, and if a successor securities depository is not obtained, we will print and deliver certificated securities.

We may decide to discontinue use of the system of book-entry only transfers through DTC or a successor securities depository. In that event, we will print and delivery certificated securities to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax consequences relevant to the acquisition, ownership and disposition of the warrants and the common stock received pursuant to the exercise of the warrants. The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations and judicial and administrative authority, all of which are subject to change, possibly with retroactive effect. State, local and foreign tax consequences are not summarized, nor are tax consequences to special classes of investors including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, dealers in securities, persons liable for the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons that will hold the warrants or common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction, and U.S. holders (as defined below) whose functional currency is not the U.S. dollar. Tax consequences may vary depending upon the particular status of an investor. The summary is limited to taxpayers who will hold the warrants or common stock as “capital assets” (generally, property held for investment) and who purchase the warrants in this offering. Each potential investor should consult its own tax advisor as to the U.S. federal, state, local, foreign and any other tax consequences of the acquisition, ownership and disposition of the warrants or common stock.

U.S. Holders

The discussion in this section is addressed to a holder of the warrants or common stock that is a “U.S. holder” for U.S. federal income tax purposes. You are a U.S. holder if you are a beneficial owner of the warrants or common stock that is for U.S. federal income tax purposes (i) a citizen or individual resident of the United States; (ii) a corporation (or other entity that is taxable as a corporation) created or organized in the United States or under the laws of the United States or of any State (or the District of Columbia); or (iii) any other person that is subject to U.S. federal income taxation on a net income basis in respect of its investment in the warrants or common stock.

Ownership of Warrants

Exercise of the Warrants. The tax consequences of the cashless exercise of a warrant are not clear. We expect that the warrants will be treated for U.S. federal income tax purposes either as an option to receive a variable number of shares of common stock on exercise with an exercise price of zero or as a recapitalization. In either case, a U.S. holder generally will not recognize gain or loss upon exercise of a warrant except that the receipt of cash in lieu of a fractional share of common stock will generally be treated as if the holder received the fractional share and then received such cash in redemption of such fractional share. Such redemption will generally result in capital gain or loss equal to the difference between the amount of cash received and the holder’s adjusted tax basis in the common stock that is allocable to the fractional share. A U.S. holder will have a tax basis in the common stock received upon the exercise of a warrant equal to its tax basis in the warrant, less any amount attributable to any fractional share. The initial tax basis in a warrant of a U.S. holder is the purchase price of the warrants. If the warrant is treated as an option to receive a variable number of shares, the holding period of common stock received upon the exercise of a warrant will commence on the day the warrant is exercised (or possibly on the day following the day the warrant is exercised). If the exercise is treated as a recapitalization, the holding period of common stock received upon the exercise of a warrant will include the holder’s holding period of the warrants.

However, the IRS could take the position that the exercise of the warrants would result in a taxable exchange resulting in gain or loss. The amount of gain or loss recognized on such deemed exchange and its character as short-term or long-term will depend on the position taken by the IRS regarding the nature of that exchange. If the U.S. holder is treated as exchanging the warrants for the common stock received on exercise, the amount of gain or loss will be the difference between the fair market value of the common stock and cash in lieu of fractional shares received on exercise and the holder’s basis in the warrants. In that case, the U.S. holder will have long-term capital gain or loss if it has held the warrant for more than one year.

Alternatively, the IRS could take the position that the U.S. holder is treated as selling a portion of the warrants or underlying common stock for cash that is used to pay the exercise price for the warrant, in which case the amount of gain or loss will be the difference between that exercise price and the holder’s basis attributable to the warrants or common stock deemed to have been sold. If the U.S. holder is treated as selling warrants, the holder will have long-term capital gain or loss if it has held the warrants for more than one year. If the U.S. holder is treated as selling common stock, the holder will have short-term capital gain or loss. In either case, a U.S. holder of a warrant will also recognize gain or loss in respect of the cash received in lieu of a fractional share of common stock in an amount equal to the difference between the amount of cash received and the portion of the holder’s tax basis attributable to such fractional share.

Please consult your tax advisors concerning these and other possible characterizations of the cashless exercise of your warrants.

Expiration of the Warrants. Upon the expiration of the warrants, a U.S. holder will recognize a loss equal to the adjusted tax basis of the warrants. Such loss will generally be a capital loss and will be a long-term capital loss if the warrant has been held for more than one year on the date of expiration. The deductibility of capital losses is subject to limitations.

Sale of a Warrant. In general, if you are a U.S. holder of a warrant, you will recognize gain or loss upon the sale of the warrant in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the warrant. Your initial tax basis in a warrant will be the purchase price. Gain or loss attributable to the sale of a warrant will generally be capital gain or loss and will be long-term capital gain or loss if your holding period in respect of such warrant is more than one year. The deductibility of capital losses is subject to limitations.

Adjustments Under the Warrants. Pursuant to the terms of the warrants, the exercise price at which the common stock may be purchased and/or the number of shares of common stock that may be purchased is subject to adjustment from time to time upon the occurrence of certain events. Under section 305 of the Code, a change in conversion ratio or any transaction having a similar effect on the interest of a warrant holder may be treated as a distribution with respect to any U.S. holder of warrants whose proportionate interest in our earnings and profits is increased by such change or transaction. Thus, under certain circumstances, an adjustment pursuant to the terms of the warrants may be treated as a taxable distribution to the warrant holder to the extent of our current or accumulated earnings and profits, without regard to whether the warrant holder receives any cash or other property. In particular, an adjustment that occurs as a result of a cash distribution to the holders of our common stock will be treated as such a taxable distribution. In the event of such a taxable distribution, a U.S. holder’s basis in its warrants will be increased by an amount equal to the taxable distribution.

The rules with respect to adjustments are complex and U.S. holders of warrants should consult their own tax advisors in the event of an adjustment.

Ownership of Common Stock

Taxation of Dividends. In general, distributions with respect to our common stock will constitute dividends, taxable upon receipt, to the extent made out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of your tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a corporate U.S. holder will be eligible for the dividends-received deduction if certain holding period and other applicable requirements are met. Dividends paid to a non-corporate U.S. holder in taxable years beginning before January 1, 2011 will qualify for taxation at special rates if certain holding period and other applicable requirements are met.

Disposition of the Common Stock. Upon the sale or other disposition of our common stock, you will generally recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in such common stock. Such capital gain or loss will generally be long-term if your holding period in respect of such common stock is more than one year. For a discussion of your basis in and holding period in respect of common stock received upon exercise of the warrants, see above under “— U.S. Holders — Ownership of Warrants — Exercise of the Warrants.” The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of warrants or common stock payable to a U.S. holder that is not an exempt recipient and appropriately establishes that exemption. Certain U.S. holders may be subject to backup withholding with respect to the payment of dividends on the common stock and to certain payments of proceeds on the sale or redemption of the common stock, unless such U.S. holders provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules.

Any amount withheld under the backup withholding rules from a payment to a U.S. holder is allowable as a refund or credit against such U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

The discussion in this section is addressed to holders of the warrants or common stock that are “non-U.S. holders.” You are a non-U.S. holder if you are a beneficial owner of the warrants or common stock and not a U.S. holder for U.S. federal income tax purposes.

Taxation of Dividends. Except as described below, if you are a non-U.S. holder of our warrants or common stock, actual and constructive dividends paid to you generally are subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless

•	you have furnished to us or another payor a valid IRS Form W-8BEN or other documentary evidence establishing your entitlement to the lower treaty rate with respect to such payments, and

•	in the case of actual or constructive dividends paid to a foreign entity after December 31, 2012, you hold the common stock or warrants through a foreign financial institution or entity that has entered into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information about its accountholders (including certain investors in such institution or entity) and, if required, you have provided the withholding agent with a certification identifying your direct and indirect U.S. owners.

If you are subject to withholding at a rate in excess of a reduced rate for which you are eligible under a tax treaty or otherwise, you may be able to obtain a refund of or credit for any amounts withheld in excess of the applicable rate. Investors are encouraged to consult with their own tax advisors regarding the possible implications of these withholding requirements on their investment in the warrants or common stock.

Disposition of the Warrants or Common Stock. A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale or other taxable disposition of the warrants or common stock or upon exercise of the warrants so long as, in the case of a nonresident alien individual, such holder is not present in the United States for 183 or more days in the taxable year of the sale or disposition and certain other conditions are met. In the case of the sale or disposition of warrants or common stock after December 31, 2012, you may be subject to a 30% withholding tax on the gross proceeds of the sale or disposition unless the requirements described in the last bullet point above under “— Taxation of Dividends” are satisfied. Investors are encouraged to consult with their own tax advisors regarding the possible implications of these withholding requirements on their investment in the warrants or common stock and the potential for a refund or credit in the case of any withholding tax.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder may be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder or such holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Section 4975 of the Code, impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as Plans) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans, or Non-ERISA Arrangements, are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions, which are each to referred to in this prospectus supplement as a Similar Law.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering a purchase of warrants should also consider whether such purchase might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, an investment in the warrants may be deemed to give rise to an extension of credit between us and an investing Plan, and an exercise of warrants may be deemed to represent a sale of property between us and an investment Plan, in either case which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase warrants, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for prohibited transactions arising from an investment in warrants, provided that neither we nor any of our affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the warrants.

Each purchaser or holder of a warrant, and each fiduciary who causes any entity to purchase or hold a warrant, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such warrant, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding warrants on behalf of or with the assets of any Plan or Non-ERISA arrangement; or (ii) its purchase, holding and subsequent disposition of such warrant shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing warrants. Each purchaser of a warrant will have exclusive responsibility for ensuring that its purchase, holding, exercise or subsequent disposition of the warrant does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in warrants would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representative Deutsche Bank Securities Inc., have severally agreed to purchase from the selling security holder the following respective number of warrants at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement:

Underwriter	Number of Warrants

Deutsche Bank Securities Inc.
Aladdin Capital LLC
Cabrera Capital Markets, LLC
Lebenthal & Co., LLC
Sanford C. Bernstein & Co., LLC
SL Hare Capital, Inc.

Total

The underwriting agreement provides that the obligations of the several underwriters to purchase the warrants offered by this prospectus supplement are subject to certain conditions precedent and that the underwriters will purchase all of the warrants the selling security holder determines to sell, if any are purchased. The number of warrants that the selling security holder may determine to sell will depend, in part, upon the success of the auction. See “Auction Process — The Auction Process — Pricing and Allocation.”

The underwriters plan to offer the warrants for sale pursuant to the auction process described above under “Auction Process.” Warrants sold by the underwriters to the public will be sold at the clearing price determined through that auction process. During the auction period, bids may be placed at any price (in increments of $0.10) at or above the minimum bid price of $10.50 per warrant. The offering of the warrants by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. As described under “Auction Process,” the selling security holder may decide not to sell any warrants, regardless of the clearing price set in the auction.

The underwriting discounts and commissions are the greater of (i) $150,000 and (ii) the sum of (1) 1.4% of the public offering price per warrant with respect to the first $200,000,000 of gross proceeds of the offering of the warrants plus (2) 0.9% of the public offering price per warrant with respect to gross proceeds of the offering of the warrants in excess of $200,000,000. The selling security holder has agreed to pay the underwriters the following discounts and commissions if all of the offered warrants are sold:

Per Warrant	$
Total	$

We estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $350,000.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of such liabilities.

Each of our executive officers and directors has agreed, subject to certain specified exceptions, not to offer, sell, contract to sell or otherwise dispose of, or enter into any transaction that is designed to, or could be expected to, result in the disposition of any warrants or shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of our common stock or derivatives of our warrants or our common stock owned by these persons prior to this offering or common stock issuable upon exercise of options or warrants held by these persons during the period from the date of this prospectus supplement continuing through the date 45 days after the date of this prospectus supplement, except with the prior written consent of Deutsche Bank Securities Inc. Any such consent may be given at any time without public notice. We have entered into a similar agreement with the representative of the underwriters with respect to the period from the date of this prospectus supplement continuing through the date 45 days after the date of this prospectus supplement, which can only be waived with the prior written consent of Deutsche Bank Securities Inc., except that without such consent we may among other things (i) issue common stock or securities convertible into or exchangeable or exercisable for common stock in connection the exercise of options, warrants and securities outstanding on the date hereof, (ii) sell or distribute equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or S-8 (or any successor form), (iii) grant and issue shares of equity securities and/or options or other rights in respect thereof pursuant to stock-based compensation or incentive plans; (iv) issue common stock in connection with dividend reinvestment plans or employee stock purchase plans; and (v) issue common stock in connection with any court order or decree. The Securities Purchase Agreement with Treasury also contains provisions restricting certain sales by us of our equity securities for a 60-day period following the effective date of this offering. There are no agreements between either Deutsche Bank Securities Inc. or the selling security holder and us or any of our respective stockholders or affiliates releasing us or them from these lock-up agreements prior to the expiration of the 45-day or 60-day period.

The warrants have no established trading market. The warrants have been approved for listing, subject to notice of issuance, on the NYSE. The underwriters may make a market in the warrants after completion of this offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the warrants or that an active public market for the warrants will develop. If an active public trading market for the warrants does not develop, the market price and liquidity of the warrants may be adversely affected.

In connection with this offering and any subsequent market-making activities, the underwriters may purchase and sell warrants or common stock in the open market. These transactions may include stabilizing transactions, which consist of various bids for or purchases of warrants or shares of common stock made by the underwriters in the open market prior to the completion of the offering, or other purchases. In addition, the underwriters may engage in short sales and purchases to cover positions created by short sales in connection with any market-making activities. Short sales would involve the sale by the underwriters of a greater number of securities than they then hold, and must be closed out by purchasing those securities in the open market. Stabilizing transactions and purchases to cover a short position, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the warrants, and may stabilize, maintain or otherwise affect the market price of the warrants or the common stock. As a result, the price of the warrants or the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

Certain of the underwriters and their respective affiliates have, from time to time, provided, and may in the future provide, various investment banking and financial advisory services to us and to the selling security holder, for which they received or will receive customary fees and expenses. Deutsche Bank Securities Inc. has agreed to provide various services to Treasury in connection with sales of the warrants of certain financial institutions (as defined in the EESA) in connection with offerings of those warrants to be conducted as public auctions, pursuant to which Deutsche Bank Securities Inc. is entitled to an administrative fee of $250,000 and a minimum commitment fee of up to $10 million for services performed during the two-year commitment period (subject to reduction by the amount of any underwriting compensation received by Deutsche Bank Securities Inc. in connection with completed auctions). The commitment fee (as so reduced) generally is payable only at the end of that two-year period.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments.

To the extent that any underwriter that is not a U.S. registered broker-dealer intends to effect any sales of the warrants in the United States, it will do so through one or more U.S. registered broker-dealers as permitted by FINRA regulations.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of any warrants and the underlying shares of common stock, which are subject to the offering contemplated by this prospectus supplement and the accompanying prospectus, may not be made except that an offer to the public in that Relevant Member State of any such warrants and the underlying shares of common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last (or, in the case of Sweden, the last two) financial year(s); (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriters for any such offer; or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of warrants and the underlying shares of common stock referred to in (a) to (d) above shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3(1) of the Prospectus Directive.

Each purchaser of the warrants described in this prospectus supplement and the accompanying prospectus located within a Relevant Member State will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any warrants to be offered so as to enable an investor to decide to purchase or subscribe for any warrants, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of the warrants in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the warrants in, from or otherwise involving the United Kingdom.

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The warrants are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such warrants will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Hong Kong

The warrants may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the warrants may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to warrants that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder

Japan

The warrants have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any warrants, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the warrants may not be circulated or distributed, nor may the warrants be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the warrants are subscribed for or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of notes and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the warrants under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

United Arab Emirates

Notice to Prospective Investors in the United Arab Emirates (excluding the Dubai International Financial Centre)

The warrants and the underlying shares of common stock which are subject to this prospectus supplement and the accompanying prospectus have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates other than in compliance with the laws of the United Arab Emirates. Investors in the Dubai International Financial Centre should have regard to the specific notice to investors in the Dubai International Financial Centre set out below in this prospectus supplement. The information contained in this prospectus supplement and the accompanying prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 of the United Arab Emirates, as amended) or otherwise and is not intended to be a public offer. Neither this prospectus supplement nor the accompanying prospectus have been approved by or filed with the Central Bank of the United Arab Emirates, the Emirates Securities and Commodities Authority or the Dubai Financial Services Authority. If you do not understand the contents of this prospectus supplement and the accompanying prospectus, you should consult an authorized financial adviser. This prospectus supplement and the accompanying prospectus are provided for the benefit of the recipient only, and should not be delivered to, or relied on by, any other person.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relates to an “exempt offer” in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in those rules. This prospectus supplement and the accompanying prospectus must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set out in it, and has no responsibility for it. The warrants and the underlying shares of common stock to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the warrants offered should conduct their own due diligence on the warrants and the underlying shares of common stock. If you do not understand the contents of this prospectus supplement and the accompanying prospectus, you should consult an authorized financial adviser. For the avoidance of doubt, the warrants and the underlying shares of common stock are not interests in a “fund” or “collective investment scheme” within the meaning of either the Collective Investment Law (DIFC Law No. 1 of 2006) or the Collective Investment Rules Module of the Dubai Financial Services Authority Rulebook.

VALIDITY OF THE SECURITIES

The validity of the securities offered by this prospectus supplement will be passed upon for us by Alan J. Kreczko, Esq., our Executive Vice President and General Counsel, and certain legal matters will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Certain legal matters in connection with the offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements, the related financial statement schedules, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus supplement and the accompanying prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2009 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which report on the financial statements expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s change in its method of accounting and reporting for other-than-temporary impairments in 2009 and for the fair value measurement of financial instruments in 2008), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

The Hartford Financial
Services Group, Inc.

Debt Securities
Junior Subordinated Debt Securities
Preferred Stock
Common Stock
Depositary Shares
Warrants
Stock Purchase Contracts
Stock Purchase Units

By this prospectus, we may offer from time to time, or selling securityholders may sell from time to time, the securities described in this prospectus separately or together in any combination.

Specific terms of any securities to be offered will be provided in a supplement to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also add to, update, supplement or clarify information contained in this prospectus.

Unless stated otherwise in a prospectus supplement, none of these securities will be listed on any securities exchange.

Our common stock is listed on the New York Stock Exchange under the symbol “HIG.”

We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. In addition, selling securityholders may sell their securities from time to time on terms described in the applicable prospectus supplement.

Investing in the offered securities involves risks. You should consider the risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 4, 2010.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, we may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Selling securityholders may also sell securities on terms described in the applicable prospectus supplement. The prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus. The rules of the SEC allow us to incorporate by reference information into this prospectus and any prospectus supplement. Any information incorporated by reference is considered to be a part of this prospectus and any relevant prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information,” and any free writing prospectus with respect to an offering filed by us with the SEC.

We are responsible for the information contained and incorporated by reference in this prospectus. We and any selling securityholders have not authorized anyone to give you any other information, and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and any selling securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

Unless otherwise indicated, or the context otherwise requires, references in this prospectus to the “Company,” “we,” “us” and “our” or similar terms are to The Hartford Financial Services Group, Inc. and not to any of its subsidiaries and references to the “The Hartford” are to The Hartford Financial Services Group, Inc. and its subsidiaries.

FORWARD-LOOKING STATEMENTS AND CERTAIN RISK FACTORS

Certain of the statements contained herein or incorporated by reference in this prospectus are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “projects,” and similar references to future periods.

Forward-looking statements are based on our current expectations and assumptions regarding economic, competitive and legislative developments. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. They have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. Future developments may not be in line with management’s expectations or have unanticipated effects. Actual results could differ materially from expectations, depending on the evolution of various factors, including, but not limited to, those set forth in this prospectus and those set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009 (as updated from time to time) and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010. These important risks and uncertainties include:

•	risks and uncertainties related to The Hartford’s current operating environment, which reflects continued volatility in financial markets, constrained capital and credit markets and uncertainty about the strength of an economic recovery and the impact of U.S. and other governmental stimulus, budgetary and legislative initiatives, and whether management’s efforts to identify and address these risks will be timely and effective;

•	risks associated with The Hartford’s continued execution of steps to realign its business and reposition its investment portfolio, including the potential need to take other actions, such as divestitures;

•	market risks associated with The Hartford’s business, including changes in interest rates, credit spreads, equity prices, foreign exchange rates, as well as challenging or deteriorating conditions in key sectors such as the commercial real estate market, that have pressured its results and have continued to do so in 2010;

•	volatility in The Hartford’s earnings resulting from its adjustment of its risk management program to emphasize protection of statutory surplus;

•	the impact on The Hartford’s statutory capital of various factors, including many that are outside The Hartford’s control, which can in turn affect its credit and financial strength ratings, cost of capital, regulatory compliance and other aspects of its business and results;

•	risks to The Hartford’s business, financial position, prospects and results associated with negative ratings actions or downgrades in The Hartford’s financial strength and credit ratings or negative rating actions or downgrades relating to its investments;

•	the potential for differing interpretations of the methodologies, estimations and assumptions that underlie the valuation of The Hartford’s financial instruments that could result in changes to investment valuations;

•	the subjective determinations that underlie The Hartford’s evaluation of other-than-temporary impairments on available-for-sale securities;

•	losses due to nonperformance or defaults by others;

•	the potential for further acceleration of deferred policy acquisition cost amortization;

•	the potential for further impairments of The Hartford’s goodwill or the potential for establishing valuation allowances against deferred tax assets;

•	the possible occurrence of terrorist attacks and The Hartford’s ability to contain its exposure, including the effect of the absence or insufficiency of applicable terrorism legislation on coverage;

•	the difficulty in predicting The Hartford’s potential exposure for asbestos and environmental claims;

•	the possibility of a pandemic or other man-made disaster that may adversely affect The Hartford’s businesses and cost and availability of reinsurance;

•	weather and other natural physical events, including the severity and frequency of storms, hail, snowfall and other winter conditions, natural disasters such as hurricanes and earthquakes, as well as climate change, including effects on weather patterns, greenhouse gases, sea, land and air temperatures, sea levels, rain and snow;

•	the response of reinsurance companies under reinsurance contracts and the availability, pricing and adequacy of reinsurance to protect The Hartford against losses;

•	the possibility of unfavorable loss development;

•	actions by The Hartford’s competitors, many of which are larger or have greater financial resources than it does;

•	the restrictions, oversight, costs and other consequences of being a savings and loan holding company, including from the supervision, regulation and examination by the Office of Thrift Supervision, or the OTS, and in the future, as a result of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), The Federal

Reserve and the Office of the Controller of the Currency as regulator of Federal Trust Bank, and arising from our participation in the Capital Purchase Program, or the CPP, under the Emergency Economic Stabilization Act of 2008, or the EESA, certain elements of which will continue to apply to us for so long as the United States Department of the Treasury, or the Treasury, holds the warrant or shares of our common stock received on exercise of the warrant that we issued as part of our participation in the CPP;

•	the potential effect of domestic and foreign regulatory developments, including those that could adversely impact the demand for The Hartford’s products, operating costs and required capital levels, including changes to statutory reserves and/or risk-based capital requirements related to secondary guarantees under universal life and variable annuity products;

•	the cost and other effects of increased regulation as a result of the enactment of the Dodd-Frank Act, which will, among other effects, vest a newly created Financial Services Oversight Council with the power to designate “systemically important” institutions, require central clearing of, and/or impose new margin and capital requirements on, derivatives transactions, and as a savings and loan holding company, may affect our ability to manage our general account by limiting or eliminating investments in certain private equity and hedge funds;

•	The Hartford’s ability to distribute its products through distribution channels, both current and future;

•	the uncertain effects of emerging claim and coverage issues;

•	the ability of The Hartford to declare and pay dividends is subject to limitations;

•	The Hartford’s ability to effectively price its property and casualty policies, including its ability to obtain regulatory consents to pricing actions or to non-renewal or withdrawal of certain product lines;

•	The Hartford’s ability to maintain the availability of its systems and safeguard the security of its data in the event of a disaster or other unanticipated events;

•	the risk that The Hartford’s framework for managing business risks may not be effective in mitigating risk and loss to The Hartford that could adversely affect its business;

•	the potential for difficulties arising from outsourcing relationships;

•	the impact of potential changes in federal or state tax laws, including changes affecting the availability of the separate account dividend received deduction;

•	the impact of potential changes in accounting principles and related financial reporting requirements;

•	The Hartford’s ability to protect its intellectual property and defend against claims of infringement;

•	unfavorable judicial or legislative developments; and

•	other factors described in such forward-looking statements.

Any forward-looking statement made by us in this prospectus, any applicable prospectus supplement, any document incorporated by reference herein or therein or any free writing prospectus filed by us with the SEC speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

We are an insurance and financial services holding company. The Hartford is among the largest providers of investment products, individual life, group life and disability insurance products, and property and casualty insurance products in the United States. Hartford Fire Insurance Company, or Hartford Fire, founded in 1810, is the oldest of our subsidiaries.

As a holding company that is separate and distinct from our insurance subsidiaries, we have no significant business operations of our own. Therefore, we rely on dividends from our insurance company subsidiaries and other subsidiaries as the principal source of cash flow to meet our obligations. These obligations include payments on our debt securities and the payment of dividends on our capital stock. The Connecticut insurance holding company laws limit the payment of dividends by Connecticut-domiciled insurers. In addition, these laws require notice to and approval by the state insurance commissioner for the declaration or payment by those subsidiaries of any dividend, if the dividend and other dividends or distributions made within the preceding twelve months exceeds the greater of:

•	10% of the insurer’s policyholder surplus as of December 31 of the preceding year, and

•	net income, or net gain from operations if the subsidiary is a life insurance company, for the previous calendar year, in each case determined under statutory insurance accounting principles.

In addition, if any dividend of a Connecticut-domiciled insurer exceeds the insurer’s earned surplus, it requires the prior approval of the Connecticut Insurance Commissioner. The insurance holding company laws of the other jurisdictions in which our insurance subsidiaries are incorporated, or deemed commercially domiciled, generally contain similar, and in some instances more restrictive, limitations on the payment of dividends. Likewise, our rights to participate in any distribution of the assets of any of our subsidiaries, for example, upon their liquidation or reorganization, and the ability of holders of the securities to benefit indirectly from a distribution, are subject to the prior claims of creditors of the applicable subsidiary, except to the extent that we may be a creditor of that subsidiary.

Our principal executive offices are located at One Hartford Plaza, Hartford, Connecticut 06155, and our telephone number is (860) 547-5000.

USE OF PROCEEDS

Unless we state otherwise in an applicable prospectus supplement, we intend to use the proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including working capital, capital expenditures, investments in loans to subsidiaries, acquisitions and refinancing of debt, including outstanding commercial paper and other short-term indebtedness. We may include a more detailed description of the use of proceeds of any specific offering of securities in the prospectus supplement relating to the offering.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling securityholder.

DESCRIPTION OF THE DEBT SECURITIES

We may offer unsecured senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the “debt securities.” The senior debt securities will rank equally with all of our other unsecured, unsubordinated obligations. The subordinated debt securities will be subordinate and junior in right of payment to all of our senior debt.

We will issue the senior debt securities in one or more series under the indenture, which we refer to herein as the “senior indenture,” dated as of April 11, 2007, between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee. We will issue subordinated debt securities in one or more series under an indenture, which we refer to herein as the “subordinated indenture,” between us and the trustee to be named in the prospectus supplement relating to the offering of subordinated debt securities.

The following description of the terms of the debt securities is a summary. It summarizes only those terms of the debt securities which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt. The senior indenture and the subordinated indenture are incorporated by reference as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of the senior indenture and the subordinated indenture.

Ranking of the Debt Securities

Our debt securities will be unsecured obligations and our senior debt securities will be unsecured and will rank equally with all of our other senior unsecured and unsubordinated obligations. As a non-operating holding company, we have no significant business operations of our own. Therefore, we rely on dividends from our insurance company and other subsidiaries as the principal source of cash flow to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the debt securities. The payment of dividends by our insurance subsidiaries is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See “The Hartford Financial Services Group, Inc.”

Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us from incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture that we may have entered into or enter into in the future. See “—Subordination” and the prospectus supplement relating to any offering of subordinated debt securities.

Terms of the Debt Securities

We may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

You should refer to the applicable prospectus supplement for the specific terms of the debt securities. These terms may include the following:

•	title of the debt securities and any limit upon the aggregate principal amount, provided that such limit may be increased through a resolution of our board of directors or an authorized committee thereof,

•	maturity date(s) or the method of determining the maturity date(s),

•	interest rate(s) or the method of determining the interest rate(s),

•	dates on which interest will be payable or the method of determining these dates,

•	circumstances in which interest may be deferred, if any,

•	the regular record date or the method of determining this date,

•	dates from which interest will accrue and the method of determining those dates,

•	place or places where we may pay principal, premium, if any, and interest, and where you may present the debt securities for registration of transfer or exchange,

•	place or places where notices and demands relating to the debt securities may be made,

•	redemption or early payment provisions,

•	sinking fund or similar provisions,

•	authorized denominations if other than denominations of $1,000 and integral multiples of $1,000 thereafter,

•	currency, currencies, or currency units, if other than in U.S. dollars, in which the principal of, premium, if any, and interest on the debt securities is payable, or in which the debt securities are denominated,

•	any additions, modifications or deletions, in the events of default or covenants of the Company specified in the indenture relating to the debt securities,

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity,

•	any additions or changes to the indenture relating to a series of debt securities necessary to permit or facilitate issuing the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons,

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities or the method of determining these amounts,

•	whether a temporary global security will be issued and the terms upon which such temporary global security may be exchanged for definitive debt securities,

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities,

•	identity of the depositary for global debt securities,

•	appointment of any paying agent(s),

•	the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into other securities or cash or property of the Company or any other person and any changes to the indenture to permit or facilitate such conversion or exchange,

•	in the case of the subordinated indenture, any provisions regarding subordination, and

•	additional terms not inconsistent with the provisions of the indentures.

Debt securities may also be issued under the indentures upon the exercise of warrants or delivery upon settlement of stock purchase contracts. See “Description of Warrants” and “Description of Stock Purchase Contracts.”

We may, in certain circumstances, without notice to or consent of the holders of the debt securities, issue additional debt securities having the same terms and conditions as the debt securities previously issued (except as otherwise provided in the indenture or any supplemental indenture thereto, or resolutions of the board of directors or authorized committees thereof) under this prospectus and any applicable prospectus supplement, so that such additional debt securities and the debt securities previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the debt securities shall include, unless the context otherwise requires, any further debt securities issued as described in this paragraph.

Special Payment Terms of the Debt Securities

We may issue one or more series of debt securities at a substantial discount below their stated principal amount. These debt securities may bear no interest or interest at a rate which at the time of issuance is below market rates. When appropriate, we will describe certain of the United States federal income tax considerations relating to any series in the applicable prospectus supplement.

The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the debt securities and any foreign currencies or foreign currency units in the applicable prospectus supplement.

If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of debt securities, we will also describe the United States federal income tax consequences and any special considerations relating to the debt securities in the applicable prospectus supplement.

Denominations, Registration and Transfer

We expect to issue most debt securities in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000. Except as we may describe in the applicable prospectus supplement, debt securities of any series will be exchangeable at the option of the holder for other debt securities of the same issue and series, in any authorized denominations, of a like tenor and aggregate principal amount, of the same original issue date and stated maturity, bearing the same interest rate and having the same terms.

You may, subject to the limitations described below, present debt securities for exchange as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge in connection with the registration of transfer or exchange of debt securities, but you may be obligated to pay any taxes, assessments or other governmental charges as described in the indentures. We will appoint the trustees as security registrar under the indentures. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We must maintain a transfer agent in each place of payment. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

If we redeem any debt securities, neither we nor the trustees will be required to:

•	issue, register the transfer of, or exchange debt securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of such debt securities and ending at the close of business on the day of such mailing of notice of redemption, or

•	register, transfer or exchange any debt securities selected for redemption in whole or in part, except for any portion of such debt securities not redeemed.

Global Debt Securities

We may issue all or any part of a series of debt securities in the form of one or more global securities. We will identify the depositary holding the global debt securities. Unless we otherwise state in the applicable prospectus supplement, the depositary will be The Depository Trust Company, or DTC. We will issue global securities in fully registered form and in either temporary or definitive form. Unless it is exchanged for individual debt securities, a global security may not be transferred except as a whole:

•	by the depositary to its nominee,

•	by a nominee of the depositary to the depositary or another nominee, or

•	by the depositary or any nominee to a successor of the depositary, or a nominee of the successor.

We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

Beneficial Interests in a Global Security

If we issue a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with it. We refer to those persons as “participants” in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global security will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of the global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, you:

•	will not be entitled to have any of the individual debt securities represented by the global security registered in your name,

•	will not receive or be entitled to receive physical delivery of any debt securities in definitive form, and

•	will not be considered the owner or holder of the debt securities under the indenture.

Payments of Principal, Premium and Interest

We will make principal, premium, if any, and interest payments on global securities to the depositary that is the registered holder of the global security or its nominee. The depositary for the global securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of any principal, premium, if any, or interest payment immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Issuance of Individual Debt Securities

Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary or we will issue individual debt securities in exchange for the global security. In addition, we may at any time and in our sole discretion, subject to the procedures of the depositary and to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities represented by one or more global securities. If that occurs, we will issue individual debt securities in exchange for the global security.

Further, we may specify that you may, on terms acceptable to us, the trustee and the depositary, receive individual debt securities in exchange for your beneficial interest in a global security, subject to any limitations described in the prospectus supplement relating to the debt securities. In that instance, you will be entitled to physical delivery of individual debt securities equal in principal amount to that beneficial interest and to have the debt securities registered in your name. Unless we otherwise specify, we expect to issue those individual debt securities in denominations of $2,000 and integral multiples of $1,000.

Payment and Paying Agents

Unless we state otherwise in the applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your debt securities at the office of the trustee for your debt securities in The City of New York or at the office of any paying agent that we may designate.

Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the regular record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the debt securities.

Any moneys or U.S. government obligation (including the proceeds thereof and interest thereon) deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Redemption

Unless we state otherwise in the applicable prospectus supplement, debt securities will not be subject to any sinking fund.

Unless we state otherwise in the applicable prospectus supplement, we may, at our option, redeem any series of debt securities after its issuance date in whole or in part at any time and from time to time. We may redeem debt securities in denominations of $1,000 and integral multiples of $1,000.

Redemption Price

Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any debt security which we redeem will equal 100% of the principal amount then outstanding plus any accrued and unpaid interest up to, but excluding, the redemption date.

Notice of Redemption

Except as we may otherwise specify in the applicable prospectus supplement, we will mail notice of any redemption of debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the debt securities at their addresses as shown on the security register. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the debt securities or the portions called for redemption.

Consolidation, Merger and Sale of Assets

We will not consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any person, and no person may consolidate with or merge into us, unless we will be the surviving company in any merger or consolidation, or:

•	if we consolidate with or merge into another person or convey or transfer our assets substantially as an entirety to any person, the successor person is a corporation, partnership, trust or limited liability company, organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, and the successor entity expressly assumes our obligations relating to the debt securities, and

•	immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default, and

•	other conditions described in the relevant indenture are met.

This covenant does not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries. In addition, this covenant does not apply to any recapitalization transaction, a change of control of the Company or a highly leveraged transaction unless such transaction or change of control is structured to include a merger or consolidation by us or the conveyance, transfer or lease of our assets substantially as an entirety.

Limitations upon Liens

With certain exceptions set forth below, the indentures provide that neither we nor our restricted subsidiaries may create, incur, assume or permit to exist any lien, except liens created, incurred, assumed or existing prior to the date of the indentures, on, any property or assets (including the capital stock of any restricted subsidiary) now owned or hereafter acquired by it, or sell or transfer or create any lien on any income or revenues or rights in respect thereof.

General Exceptions

The restriction on our and our restricted subsidiaries’ ability to create, incur, assume or permit to exist liens will not apply to:

•	liens on any property or asset hereafter acquired, constructed or improved by us or any of our restricted subsidiaries which are created or assumed to secure or provide for the payment of any part of the purchase price of such property or asset or the cost of such construction or improvement, or any lien on any such property or asset existing at the time of acquisition thereof; provided, however, that such lien shall not extend to any other property owned by us or any of our restricted subsidiaries;

•	liens existing upon any property or asset of a company which is merged with or into or is consolidated into, or substantially all the assets or shares of capital stock of which are acquired by, us or any of our restricted subsidiaries, at the time of such merger, consolidation or acquisition; provided that such lien does not extend to any other property or asset, other than improvements to the property or asset subject to such lien;

•	any pledge or deposit to secure payment of workers’ compensation or insurance premiums, or in connection with tenders, bids, contracts (other than contracts for the payment of money) or leases;

•	any pledge of, or other lien upon, any assets as security for the payment of any tax, assessment or other similar charge by any governmental authority or public body, or as security required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or right;

•	liens necessary to secure a stay of any legal or equitable process in a proceeding to enforce a liability or obligation contested in good faith by us or any of our restricted subsidiaries or required in connection with the institution by us or any of our restricted subsidiaries of any legal or equitable proceeding to enforce a right or to obtain a remedy claimed in good faith by us or any of our restricted subsidiaries, or required in connection with any order or decree in any such proceeding or in connection with any contest of any tax or other governmental charge; or the making of any deposit with or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulation in order to entitle us or any of our restricted subsidiaries to maintain self-insurance or to participate in any fund in connection with workers’ compensation, unemployment insurance, old age pensions or other social security or to share in any provisions or other benefits provided for companies participating in any such arrangement or for liability on insurance of credits or other risks;

•	mechanics’, carriers’, workmen’s, repairmen’s, or other like liens, if arising in the ordinary course of business, in respect of obligations which are not overdue or liability for which is being contested in good faith by appropriate proceedings;

•	liens on property in favor of the United States, or of any agency, department or other instrumentality thereof, to secure partial, progress or advance payments pursuant to the provisions of any contract;

•	liens securing indebtedness of any of our restricted subsidiaries to us or to another restricted subsidiary; provided that in the case of any sale or other disposition of such indebtedness by us or such restricted subsidiary, such sale or other disposition shall be deemed to constitute the creation of another lien not permitted by this clause;

•	liens affecting our or any of our restricted subsidiaries’ property securing indebtedness of the United States or a state thereof (or any instrumentality or agency of either thereof) issued in connection with a pollution control or abatement program required in our opinion to meet environmental criteria with respect to our or any of our restricted subsidiaries’ operations and the proceeds of which indebtedness have financed the cost of acquisition of such program; or

•	the renewal, extension, replacement or refunding of any mortgage, pledge, lien, deposit, charge or other encumbrance, permitted as specified above; provided that in each case such amount outstanding at that time shall not be increased.

Exceptions for Specified Amount of Indebtedness

We and one or more of our restricted subsidiaries may create, incur, assume or permit to exist any lien which would otherwise be subject to the above restrictions, provided that immediately after the creation or assumption of such lien, the total of the aggregate principal amount of our and our restricted subsidiaries’ indebtedness secured by all liens (not including any liens incurred pursuant to the ten exceptions described above under “—Limitations upon Liens-General Exceptions”) shall not exceed an amount equal to 10% of our consolidated net tangible assets.

When we use the term “consolidated net tangible assets,” we mean the total of all assets appearing on a consolidated balance sheet of the Company and our restricted subsidiaries, less the sum of the following items as shown on such consolidated balance sheet:

•	the book amount of all segregated intangible assets, including such items as good will, trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights and licenses and unamortized debt discount and expense less unamortized debt premium;

•	all depreciation, valuation and other reserves;

•	current liabilities;

•	any minority interest in the shares of stock (other than preferred stock) and surplus of our restricted subsidiaries;

•	investments by us or any of our restricted subsidiaries in any of our subsidiaries that is not a restricted subsidiary;

•	our and our restricted subsidiaries’ total indebtedness incurred in any manner to finance or recover the cost to us or any restricted subsidiary of any physical property, real or personal, which prior to or simultaneously with the creation of such indebtedness shall have been leased by us or a restricted subsidiary to the United States or a department or agency thereof at an aggregate rental, payable during that portion of the initial term of such lease (without giving effect to any options of renewal or extension) which shall be unexpired at the date of the creation of such indebtedness, sufficient (taken together with any amounts required to be paid by the lessee to the lessor upon any termination of such lease) to pay in full at the stated maturity date or dates thereof the principal of and the interest on such indebtedness;

•	deferred income and deferred liabilities; and

•	other items deductible under generally accepted accounting principles.

When we use the term “preferred stock,” we mean any capital stock entitled by its terms to a preference as to dividends or upon a distribution of assets.

When we use the term “restricted subsidiary,” we mean Hartford Fire and any subsidiary which is incorporated under the laws of any state of the United States or of the District of Columbia, and which is a regulated insurance company principally engaged in one or more of the property, casualty and life insurance businesses, provided, however, no subsidiary is a restricted subsidiary:

•	if the total assets of that subsidiary are less than 10% of our total assets and the total assets of our consolidated subsidiaries, including that subsidiary, in each case as set forth on the most recent fiscal year-end balance sheets of the subsidiary and us and our consolidated subsidiaries, respectively, and computed in accordance with generally accepted accounting principles, or

•	if in the judgment of our board of directors, as evidenced by a board resolution, the subsidiary is not material to the financial condition of us and our subsidiaries taken as a whole.

As of the date of this prospectus, the following subsidiaries meet the definition of restricted subsidiaries: Hartford Fire, Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company.

Modification and Waiver

Modification

We and the trustees may, without the consent of the holders of debt securities, amend, waive or supplement each indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies. However, no action may adversely affect in any material respect the interests of holders of any series of debt securities. We may also amend each indenture to maintain the qualification of each indenture under the Trust Indenture Act.

We and the trustee may modify and amend each indenture with the consent of the holders of not less than a majority in principal amount of the series of outstanding debt securities affected. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	change the stated maturity of the principal of, or any installment of interest payable on, any outstanding debt security,

•	reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, any outstanding debt security,

•	reduce the amount of principal of an original issue discount security that would be due and payable upon a redemption or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of, any outstanding debt security,

•	change the place of payment, or the coin or currency in which any outstanding debt security or the interest on any outstanding debt security is payable,

•	impair your right to institute suit for the enforcement of any payment on any outstanding debt security after the stated maturity or redemption date,

•	reduce the percentage of principal amount of outstanding debt securities, the holders of which are necessary to modify or amend the applicable indenture, to waive compliance with certain provisions of the applicable indenture or certain defaults and consequences of such defaults or to reduce the quorum or voting requirements set forth in the applicable indenture,

•	modify any of the above provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the debt securities affected, or

•	modify the provisions with respect to the subordination of outstanding subordinated debt securities in a manner materially adverse to the holders of such outstanding subordinated debt securities.

In addition, we and the trustees may execute, without your consent, any supplemental indenture for the purpose of creating any new series of debt securities.

Waiver

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive covenants of the indenture which relate to that series.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of that series, generally waive any past default under the indenture relating to that series of debt securities and the consequences of such default. However, no such waiver may occur for a default in the payment of the principal of, or premium, if any, or any interest on, any debt security of that series or relating to a covenant or provision which under the indenture relating to that series of debt security cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected.

Events of Default

Under the terms of each indenture, each of the following constitutes an event of default for a series of debt securities:

•	default for 30 days in the payment of any interest on the debt securities when due,

•	default in the payment of principal, or premium, if any, on the debt securities when due,

•	default in the performance, or breach, of any covenant or warranty in the indenture for 90 days after written notice,

•	certain events of bankruptcy, insolvency or reorganization, or

•	any other event of default described in the applicable board resolution or supplemental indenture under which the series of debt securities is issued.

We are required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the indenture. Each indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of principal, or premium, if any, or interest on the debt securities, if it considers it in the interests of the holders of the debt securities to do so.

Effect of an Event of Default

If an event of default exists and is continuing (other than an event of default in the case of certain events of bankruptcy), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding debt securities may declare the principal amount (or, if the debt securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of the debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal (or specified) amount will become immediately due and payable.

If an event of default in the case of certain events of bankruptcy exists, the principal amount of all debt securities outstanding under the indentures shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

Subject to the provisions of the indentures relating to the duties of the trustee, the trustee will be under no obligation to exercise any of its rights or powers under the indentures (other than the payment of any amounts on the debt securities furnished to it pursuant to the indenture) at your (or any other person’s) request, order or direction, unless you have (or such other person has) offered to the trustee reasonable security or indemnity. Subject to the provisions for the security or indemnification of the trustee, the holders of a majority in aggregate principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series.

Waiver of Event of Default

At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of not less than a majority in aggregate principal amount of a series of outstanding debt securities may, subject to conditions specified in the indenture, rescind and annul that declaration and its consequences if:

•	the event of default is other than our non-payment of the principal (or specified amount of principal) of the debt securities which has become due solely by such acceleration and all other events of default have been cured or waived, and

•	we have paid or deposited with the relevant trustee a sum sufficient to pay:

-	all overdue installments of interest (including interest on overdue installments of interest) and principal, and premium, if any, due other than by acceleration, and

-	certain amounts owing to the trustee, its agents and counsel.

Legal Proceedings and Enforcement of Right to Payment

You will not have any right to institute any proceeding in connection with the indentures or for any remedy under the indentures, unless you have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities must have made written request, and offered reasonable security or indemnity, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on that debt security on or after the due dates expressed in the debt security (or, in the case of redemption, on or after the redemption date) and to institute a suit for the enforcement of that payment.

Satisfaction and Discharge

Each indenture provides that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

•	have become due and payable, or

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense,

and we deposit or cause to be deposited with the trustee, in trust, (a) money; (b) government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money; or (c) a combination thereof, in each case in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal, premium, if any, and interest on the date of the deposit or to the stated maturity or redemption date, as the case may be, then the indenture will cease to be of further effect and we will be deemed to have satisfied and discharged the indenture. However, we will continue to be obligated to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel described in the indenture.

Defeasance and Covenant Defeasance

Unless we state otherwise in the applicable prospectus supplement, each indenture provides that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the debt securities at any time, and that we may also be released from our obligations described above under “Limitation upon Liens” and “Consolidation, Merger and Sale of Assets” and from certain other obligations, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

•	we irrevocably deposit with the trustee money or United States government obligations or a combination thereof, as trust funds in an amount sufficient to pay on the respective stated maturities, the principal of and any premium and interest on, all outstanding debt securities of that series; provided that the trustee shall have the right (but not the obligation) to require us to deliver to the trustee an opinion of a nationally recognized firm of independent public accountants expressed in a written certification, or other evidence satisfactory to the trustee, as to the sufficiency of such deposits,

•	we deliver to the trustee an opinion of counsel (in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law since the date of execution of the applicable indenture) to the effect that:

-	the holders of the debt securities of that series will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance, and

-	the deposit, defeasance and discharge or the deposit and covenant defeasance will be subject to United States federal income tax on the same amount, in the same manner and at the same time as would be the case if such deposit, defeasance and discharge or deposit and covenant defeasance were not to occur,

•	no event which is, or after notice or lapse of time or both would become, an event of default under the indenture has occurred and is continuing,

•	such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound,

•	such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, or the Investment Company Act, unless such trust shall be registered under the Investment Company Act or shall be exempt from registration thereunder,

•	we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with, and

•	other conditions specified in the indentures are met.

The subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest on any senior debt, as defined below under “Subordination under the Subordinated Indenture,” and that default is continuing or another event of default on the senior debt then exists and has resulted in the senior debt becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

Conversion or Exchange

We may issue debt securities that we may convert or exchange into other securities, property or assets. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will state the manner in which the other securities, property or assets you would receive would be issued or delivered.

Subordination Under the Subordinated Indenture

In the subordinated indenture, we have agreed, and holders of subordinated debt will be deemed to have agreed, that any subordinated debt securities are subordinate and junior in right of payment to all senior debt to the extent provided in the subordinated indenture.

Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior debt before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the subordinated debt securities.

If the maturity of any subordinated debt securities is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the subordinated debt securities.

We will not make any payments of principal of, premium, if any, or interest on the subordinated debt securities or for the acquisition of subordinated debt securities (other than any sinking fund payment) if:

•	a default in any payment on senior debt then exists,

•	an event of default on any senior debt resulting in the acceleration of its maturity then exists, or

•	any judicial proceeding is pending in connection with such default.

When we use the term “debt” we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

•	every obligation of, or any obligation guaranteed by, that person for money borrowed, whether or not evidenced by a written instrument,

•	every obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such debt was created,

•	every capital lease obligation of that person,

•	leases of property or assets made as part of any sale and lease-back transaction to which that person is a party, and

•	any amendments, renewals, extensions, modifications and refundings of any such debt.

The term “debt” does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

When we use the term “senior debt” we mean the principal of, premium, if any, and interest on debt, whether incurred on, prior to, or after the date of the subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding, or pursuant to the terms established for any subordinated debt securities, states that those obligations are not superior in right of payment to the subordinated debt securities or to other debt which ranks equally with, or junior to, the subordinated debt securities. Interest on this senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not the claim for post-petition interest is allowed in that proceeding.

However, senior debt will not include:

•	any debt of the Company which when incurred and without regard to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to the Company,

•	any debt of the Company to any of its subsidiaries,

•	debt to any employee of the Company or any of its subsidiaries,

•	any liability for taxes,

•	indebtedness or other monetary obligations to trade creditors or assumed by the Company or any of its subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services,

•	the Income Capital Obligation Notes due 2067 of the Company issuable pursuant to the Junior Subordinated Indenture, dated as of February 12, 2007, between the Company and Wilmington Trust Company (as successor trustee to LaSalle Bank National Association), as trustee,

•	the 8.125% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068 of the Company issued pursuant to the Junior Subordinated Indenture, which we refer to herein as the “junior subordinated indenture,” dated as of June 6, 2008, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee, as such junior subordinated indenture was supplemented by the First Supplemental Indenture, dated as of June 6, 2008, between the same parties,

•	the 10% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068 of the Company issued pursuant to the junior subordinated indenture, as supplemented by the Second Supplemental Indenture, dated as of October 17, 2008, between the Company and the trustee, and

•	the subordinated debt securities.

The subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional senior debt.

The subordinated indenture provides that we may change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the subordinated debt securities.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustees

The trustee under each indenture will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Subject to those provisions, each of the trustees will not be required to exercise any of its powers under the applicable indenture at your request, unless you offer reasonable indemnity against the costs, expenses and liabilities which the trustee might incur. Neither trustee is required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity. Each of the trustees acts, or we expect will act, as depositary for funds of, and performs, or we expect will perform, other services for us and our subsidiaries in the normal course of business.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

We will issue the junior subordinated debt securities in one or more series under the junior subordinated indenture, dated as of June 6, 2008, between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee.

The following description of the terms of the junior subordinated debt securities is a summary. It summarizes only those terms of the junior subordinated debt securities which we believe will be most important to your decision to invest in our junior subordinated debt securities. You should keep in mind, however, that it is the junior subordinated indenture, and not this summary, which defines your rights as a holder of our junior subordinated debt securities. There may be other provisions in the junior subordinated indenture which are also important to you. You should read the junior subordinated indenture for a full description of the terms of the junior subordinated debt securities. The junior subordinated indenture is incorporated by reference as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the junior subordinated indenture.

Ranking of the Junior Subordinated Debt Securities

Each series of junior subordinated debt securities will rank equally with all other series of junior subordinated debt securities, and will be unsecured and subordinate and junior to all of our senior indebtedness as set forth in the applicable prospectus supplement.

As a non-operating holding company, we have no significant business operations of our own. Therefore, we rely on dividends from our insurance company and other subsidiaries as the principal source of cash flow to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the junior subordinated debt securities. The payment of dividends by our insurance subsidiaries is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See “The Hartford Financial Services Group, Inc.”

Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture does not limit us from incurring or issuing other secured or unsecured debt under the junior subordinated indenture or any other indenture that we may have entered into or enter into in the future. See “—Subordination” and the prospectus supplement relating to any offering of junior subordinated debt securities.

Terms of the Junior Subordinated Debt Securities

We may issue the junior subordinated debt securities in one or more series through an indenture that supplements the junior subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

You should refer to the applicable prospectus supplement for the specific terms of the junior subordinated debt securities. These terms may include the following:

•	title of the junior subordinated debt securities and any limit upon the aggregate principal amount, provided that such limit may be increased through a resolution of our board of directors or an authorized committee thereof,

•	maturity date(s) or the method of determining the maturity date(s),

•	interest rate(s), including for additional interest, if any, or the method of determining the interest rate(s),

•	dates on which interest will be payable or the method of determining these dates,

•	circumstances in which interest may be deferred, if any,

•	the regular record date or the method of determining this date,

•	dates from which interest will accrue and the method of determining those dates,

•	place or places where we may pay principal, premium, if any, and interest, and where you may present the junior subordinated debt securities for registration of transfer or exchange,

•	place or places where notices and demands relating to the junior subordinated debt securities may be made,

•	redemption or early payment provisions,

•	sinking fund or similar provisions,

•	authorized denominations if other than denominations of $5,000 and integral multiples of $1,000 thereafter,

•	currency, currencies, or currency units, if other than in U.S. dollars, in which the principal of, premium, if any, and interest on the junior subordinated debt securities is payable, or in which the junior subordinated debt securities are denominated,

•	conversion or exchange provisions, if any,

•	any additions, modifications or deletions, in the events of default or covenants of the Company specified in the junior subordinated indenture relating to the junior subordinated debt securities,

•	if other than the principal amount of the junior subordinated debt securities, the portion of the principal amount of the junior subordinated debt securities that is payable upon declaration of acceleration of maturity, or method of determining such portion,

•	any additions or changes to the indenture relating to a series of junior subordinated debt securities necessary to permit or facilitate issuing the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons,

•	any index or indices used to determine the amount of payments of principal of, premium, if any, or interest, on the junior subordinated debt securities or the method of determining these amounts,

•	whether a temporary global junior subordinated debt security will be issued and the terms upon which such temporary global junior subordinated debt security may be exchanged for definitive junior subordinated debt securities,

•	whether the junior subordinated debt securities will be issued in whole or in part in the form of one or more global junior subordinated debt securities,

•	identity of the depositary for global junior subordinated debt securities,

•	the terms and conditions upon which such global junior subordinated debt securities may be exchanged for certificated debt securities if other than by registration of transfer or exchange,

•	appointment of any paying agent(s),

•	the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the junior subordinated debt securities into other securities or cash or property of the Company or any other person and any changes to the junior subordinated indenture to permit or facilitate such conversion or exchange,

•	the relative degree, if any, of seniority or subordination to other securities in right of payment,

•	whether and under what circumstances provisions relating to the subordination of the junior subordinated debt securities will apply or cease to apply,

•	provisions granting special rights to holders of junior subordinated debt securities upon the occurrence of specific events,

•	if applicable, that the junior subordinated debt securities, in whole or any specified part, shall not be defeasible pursuant to the terms of the junior subordinated indenture, and, if other than by resolution of the board of directors or an authorized committee thereof, the manner in which any election by the Company to defease such junior subordinated debt securities will be evidenced,

•	any special tax considerations of the junior subordinated debt securities,

•	any change in the right of the indenture trustee or the requisite holders of the junior subordinated debt securities to declare the principal amount due and payable pursuant to the junior subordinated indenture,

•	provisions of the junior subordinated indenture, if any, that shall not apply to a series of junior subordinated debt securities, and

•	additional terms not inconsistent with the provisions of the junior subordinated indenture.

Junior subordinated debt securities may also be issued under the junior subordinated indenture upon the exercise of warrants or delivery upon settlement of stock purchase contracts. See “Description of Warrants” and “Description of Stock Purchase Contracts.”

We may, in certain circumstances, without notice to or consent of the holders of the junior subordinated debt securities, issue additional junior subordinated debt securities having the same terms and conditions as the junior subordinated debt securities previously issued (except as otherwise provided in the junior subordinated indenture or any supplemental indenture thereto, or resolutions of the board of directors or authorized committees thereof) under this prospectus and any applicable prospectus supplement, so that such additional junior subordinated debt securities and the junior subordinated debt securities previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the junior subordinated debt securities shall include, unless the context otherwise requires, any further junior subordinated debt securities issued as described in this paragraph.

Special Payment Terms of the Junior Subordinated Debt Securities

We may issue one or more series of junior subordinated debt securities at a substantial discount below their stated principal amount. These junior subordinated debt securities may bear no interest or interest at a rate which at the time of issuance is below market rates. When appropriate, we will describe certain of the United States federal income tax considerations relating to any series of junior subordinated debt securities in the applicable prospectus supplement.

The purchase price of any of the junior subordinated debt securities may be payable in one or more foreign currencies or currency units. The junior subordinated debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any junior subordinated debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the junior subordinated debt securities and any foreign currencies or foreign currency units in the applicable prospectus supplement.

If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debt securities, we will also describe the United States federal income tax consequences and any special considerations relating to the junior subordinated debt securities in the applicable prospectus supplement.

Denominations, Registration and Transfer

Unless we state otherwise in the applicable prospectus supplement, we will issue the junior subordinated debt securities only in fully registered form without coupons and in denominations of $5,000 and any integral multiple of $1,000. Except as we may describe in the applicable prospectus supplement, junior subordinated debt securities of any series will be exchangeable at the option of the holder for other junior subordinated debt securities of the same issue and series, in any authorized denominations, of a like tenor and aggregate principal amount, of the same original issue date and stated maturity, bearing the same interest rate and having the same terms.

You may, subject to the limitations described below, present junior subordinated debt securities for exchange as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge in connection with the registration of transfer or exchange of junior subordinated debt securities, but you may be obligated to pay any taxes, assessments or other governmental charges as described in the junior subordinated indenture. We will appoint the indenture trustee as security registrar under the junior subordinated indenture. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We must maintain a transfer agent in each place of payment. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

If we redeem any junior subordinated debt securities, neither we nor the indenture trustee will be required to:

•	issue, register the transfer of, or exchange junior subordinated debt securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of such junior subordinated debt securities and ending at the close of business on the day of such mailing of notice of redemption, or

•	register, transfer or exchange any junior subordinated debt securities selected for redemption in whole or in part, except for any portion of such junior subordinated debt securities not redeemed.

Global Junior Subordinated Debt Securities

We may issue all or any part of a series of junior subordinated debt securities in the form of one or more global junior subordinated debt securities. We will identify the depositary holding the global junior subordinated debt securities in the applicable prospectus supplement. Unless we otherwise state in the applicable prospectus supplement, the depositary will be DTC. We will issue global junior subordinated debt securities only in fully registered form and in either temporary or definitive form. Unless it is exchanged for individual junior subordinated debt securities, a global junior subordinated debt security may not be transferred except as a whole:

•	by the depositary to its nominee,

•	by a nominee of the depositary to the depositary or another nominee, or

•	by the depositary or any nominee to a successor of the depositary, or a nominee of the successor.

We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

Beneficial Interests in a Global Junior Subordinated Debt Security

If we issue a global junior subordinated debt security, the depositary for the global junior subordinated debt security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual junior subordinated debt securities represented by the global junior subordinated debt security to the accounts of persons that have accounts with it. We refer to those persons as “participants” in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the junior subordinated debt securities, or by us if the junior subordinated debt securities are offered and sold directly by us. Ownership of beneficial interests in a global junior subordinated debt security will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global junior subordinated debt security will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global junior subordinated debt security.

So long as the depositary or its nominee is the registered owner of the global junior subordinated debt security, the depositary or the nominee will be considered the sole owner or holder of the junior subordinated debt securities represented by the global junior subordinated debt security for all purposes under the junior subordinated indenture. Except as provided below, you:

•	will not be entitled to have any of the individual junior subordinated debt securities represented by the global junior subordinated debt security registered in your name,

•	will not receive or be entitled to receive physical delivery of any junior subordinated debt securities in definitive form, and

•	will not be considered the owner or holder of the junior subordinated debt securities under the junior subordinated indenture.

Payments of Principal, Premium and Interest

We will make principal, premium, if any, and interest payments on global junior subordinated debt securities to the depositary that is the registered holder of the global junior subordinated debt security or its nominee. The depositary for the global junior subordinated debt securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global junior subordinated debt security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of any principal, premium, if any, or interest payment, immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global junior subordinated debt security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global junior subordinated debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Issuance of Individual Junior Subordinated Debt Securities

Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of junior subordinated debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary or we will issue individual junior subordinated debt securities in exchange for the global junior subordinated debt security. In addition, we may at any time and in our sole discretion, subject to the procedures of the depositary and any limitations described in the prospectus supplement relating to the junior subordinated debt securities, determine not to have any junior subordinated debt securities represented by one or more global junior subordinated debt securities. If that occurs, we will issue individual junior subordinated debt securities in exchange for the global junior subordinated debt security.

Further, we may specify that you may, on terms acceptable to us, the indenture trustee and the depositary, receive individual junior subordinated debt securities in exchange for your beneficial interest in a global junior subordinated debt security, subject to any limitations described in the prospectus supplement relating to the junior subordinated debt securities. In that instance, you will be entitled to physical delivery of individual junior subordinated debt securities equal in principal amount to that beneficial interest and to have the junior subordinated debt securities registered in your name. Unless we otherwise specify, we will issue individual junior subordinated debt securities in denominations of $5,000 and integral multiples of $1,000.

Payment and Paying Agents

Unless we state otherwise in the applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your junior subordinated debt securities at the office of the indenture trustee in The City of New York or at the office of any paying agent that we may designate.

Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on junior subordinated debt securities to the registered owner of the junior subordinated debt security at the close of business on the regular record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the junior subordinated debt securities.

Any moneys or U.S. government obligation (including the proceeds thereof and interest thereon) deposited with the indenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any junior subordinated debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Redemption

Unless we state otherwise in the applicable prospectus supplement, junior subordinated debt securities will not be subject to any sinking fund.

Unless we state otherwise in the applicable prospectus supplement, we may, at our option, redeem any series of junior subordinated debt securities after its issuance date in whole or in part at any time and from time to time. Unless otherwise specified in the applicable prospectus supplement, we may redeem junior subordinated debt securities in denominations larger than $5,000 and in integral multiples of $1,000 thereafter.

Redemption Price

Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any junior subordinated debt security which we redeem will equal 100% of the principal amount then outstanding plus any accrued and unpaid interest up to, but excluding, the redemption date.

Notice of Redemption

Except as we may otherwise specify in the applicable prospectus supplement, we will mail notice of any redemption of junior subordinated debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the junior subordinated debt securities at their addresses as shown on the security register. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the junior subordinated debt securities or the portions called for redemption.

Option to Defer Payment of Interest

If provided in the applicable prospectus supplement, we will have the right during the term of any series of junior subordinated debt securities to defer the payment of interest for a specified number of interest payment periods, subject to the terms, conditions and covenants specified in the prospectus supplement. At the end of such period, we will pay all accrued and unpaid interest, as well as additional interest, if any, as specified in the applicable prospectus supplement. However, we may not defer these interest payments beyond the final maturity of the junior subordinated debt securities. When appropriate, we will describe certain of the United States federal income tax considerations relating to any series of junior subordinated debt securities in the applicable prospectus supplement.

If we exercise this right, during the deferral period we and our subsidiaries may not, except as otherwise stated in the applicable prospectus supplement:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock, or

•	make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the junior subordinated debt securities or make any related guarantee payments, other than:

•	dividends or distributions in our common stock,

•	redemptions or purchases of any rights pursuant to any shareholders’ rights plan, and the declaration of a dividend of, or issuance of stock pursuant to, these rights in the future,

•	repurchases, redemptions or other acquisitions of shares of capital stock in connection with any employment contract, benefit plan or similar arrangement, and

•	payments under any guarantee.

Modification and Waiver

Modification

We and the indenture trustee may, without the consent of the holders of junior subordinated debt securities, amend, waive or supplement the junior subordinated indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies. However, no action may adversely affect in any material respect the interests of holders of any series of junior subordinated debt securities. We may also amend the junior subordinated indenture to maintain the qualification of the junior subordinated indenture under the Trust Indenture Act.

We and the indenture trustee may modify and amend the junior subordinated indenture, with the consent of the holders of not less than a majority in principal amount of the series of outstanding junior subordinated debt securities affected. However, no modification or amendment may, without the consent of the holder of each outstanding junior subordinated debt security affected:

•	change the stated maturity of the principal of, or any installment of interest, including additional interest, if any, payable on, any outstanding junior subordinated debt security, except as permitted under the junior subordinated indenture or as provided in the applicable prospectus supplement,

•	reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, any outstanding junior subordinated debt security, except as permitted under the junior subordinated indenture or as provided in the applicable prospectus supplement,

•	reduce the amount of principal of an original issue discount security that would be due and payable upon a redemption or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of, any outstanding junior subordinated debt security,

•	change the place of payment, or the coin or currency in which any outstanding junior subordinated debt security or the interest on any outstanding junior subordinated debt security is payable,

•	impair your right to institute suit for the enforcement of any payment on any outstanding junior subordinated debt security after the stated maturity or redemption date,

•	reduce the percentage of principal amount of outstanding junior subordinated debt securities, the holders of which are necessary to modify or amend the junior subordinated indenture, to waive compliance with certain provisions of the junior subordinated indenture or certain defaults and consequences of such defaults,

•	modify any of the above provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the junior subordinated debt securities affected, or

•	modify the provisions with respect to the subordination of outstanding junior subordinated debt securities in a manner materially adverse to the holders of such outstanding junior subordinated debt securities.

In addition, we and the indenture trustee may execute, without your consent, any supplemental indenture for the purpose of creating any new series of junior subordinated debt securities.

Waiver

The holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of a series may, on behalf of the holders of all junior subordinated debt securities of that series, waive compliance by us with certain restrictive covenants of the junior subordinated indenture which relate to that series.

The holders of not less than a majority in aggregate principal amount of the outstanding junior subordinated debt securities of a series may, on behalf of the holders of that series, generally waive any past default under the junior subordinated indenture relating to that series of junior subordinated debt securities and the consequences of such default. However, no such waiver may occur for a default in the payment of the principal of, or premium, if any, or any interest, including additional interest, if any, on any junior subordinated debt security of that series or relating to a covenant or provision which under the junior subordinated indenture relating to that series of junior subordinated debt security cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security of that series affected.

Events of Default

Under the terms of the junior subordinated indenture, each of the following constitutes an event of default for a series of junior subordinated debt securities:

•	default for 30 days in the payment of any interest, including additional interest, if any, on the junior subordinated debt securities when due, subject to the deferral of any due date in the case of a deferral period,

•	default in the payment of principal, or premium, if any, on the junior subordinated debt securities when due, subject to an extension of the maturity date in accordance with the terms of the junior subordinated debt securities or supplemental indenture,

•	certain events of bankruptcy, insolvency or reorganization, or

•	any other event of default described in the applicable board resolution or supplemental indenture under which the series of debt securities is issued.

We are required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the indenture. Each indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of principal, or premium, if any, or interest on the junior subordinated debt securities, if it considers it in the interests of the holders of the junior subordinated debt securities to do so.

Effect of an Event of Default

If an event of default exists and is continuing (other than an event of default in the case of certain events of bankruptcy), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding junior subordinated debt securities may declare the principal amount of (or, if the junior subordinated debt securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) and accrued but unpaid interest on the junior subordinated debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal (or specified) amount and accrued but unpaid interest will become immediately due and payable.

If an event of default in the case of certain events of bankruptcy exists, the principal (or specified) amount of and accrued but unpaid interest on all junior subordinated debt securities outstanding under the junior subordinated indenture shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

Subject to the provisions of the junior subordinated indenture relating to the duties of the indenture trustee, the indenture trustee will be under no obligation to exercise any of its rights or powers under the junior subordinated indenture (other than the payment of any amounts on the junior subordinated debt securities furnished to it pursuant to the junior subordinated indenture) at your (or any other person’s) request, order or direction, unless you have (or such other person has) offered to the indenture trustee reasonable security or indemnity. Subject to the provisions for the security or indemnification of the indenture trustee, the holders of a majority in aggregate principal amount of a series of outstanding junior subordinated debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee in connection with the junior subordinated debt securities of that series.

Waiver of Event of Default

At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of not less than a majority in aggregate principal amount of a series of outstanding junior subordinated debt securities may, subject to conditions specified in the junior subordinated indenture, rescind and annul that declaration and its consequences if:

•	the event of default is other than our non-payment of the principal (or specified amount of principal) of the junior subordinated debt securities which has become due solely by such acceleration and all other events of default have been cured or waived, and

•	we have paid or deposited with the indenture trustee a sum sufficient to pay:

-	all overdue installments of interest (including additional interest, if any, and interest on overdue installments of interest) and principal, and premium, if any, due other than by acceleration, and

-	certain amounts owing to the indenture trustee, its agents and counsel.

Legal Proceedings and Enforcement of Right to Payment

You will not have any right to institute any proceeding in connection with the junior subordinated indenture or for any remedy under the junior subordinated indenture, unless you have previously given to the indenture trustee written notice of a continuing event of default with respect to junior subordinated debt securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding junior subordinated debt securities must have made written request, and offered reasonable security or indemnity, to the indenture trustee to institute that proceeding as indenture trustee, and, within 60 days following the receipt of that notice, the indenture trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest, including additional interest, if any, on that junior subordinated debt security on or after the due dates expressed in the junior subordinated debt security (or, in the case of redemption, on or after the redemption date) and to institute a suit for the enforcement of that payment.

Consolidation, Merger and Sale of Assets

We will not consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any person, and no person may consolidate with or merge into us, unless we will be the surviving company in any merger or consolidation, or:

•	if we consolidate with or merge into another person or convey or transfer our assets substantially as an entirety to any person, the successor person is a corporation, partnership, trust or limited liability company, organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, and the successor entity expressly assumes our obligations relating to the junior subordinated debt securities, and

•	immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default, and

•	other conditions described in the junior subordinated indenture are met.

This covenant does not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries. In addition, this covenant does not apply to any recapitalization transaction, a change of control of the Company or a highly leveraged transaction unless such transaction or change of control is structured to include a merger or consolidation by us or the conveyance, transfer or lease of our assets substantially as an entirety.

Satisfaction and Discharge

The junior subordinated indenture provides that when, among other things, all junior subordinated debt securities not previously delivered to the indenture trustee for cancellation:

•	have become due and payable, or

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for the giving of notice of redemption by the indenture trustee in our name and at our expense, and we deposit or cause to be deposited with the indenture trustee, in trust, (a) money; (b) government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money; or (c) a combination thereof, in each case in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debt securities not previously delivered to the indenture trustee for cancellation, for the principal, premium, if any, and interest on the date of the deposit or to the stated maturity or redemption date, as the case may be, then the junior subordinated indenture will cease to be of further effect and we will be deemed to have satisfied and discharged the indenture. However, we will continue to be obligated to pay all other sums due under the junior subordinated indenture and to provide the officers’ certificates and opinions of counsel described in the junior subordinated indenture.

Defeasance and Covenant Defeasance

Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture provides that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the junior subordinated debt securities at any time, and that we may also be released from our obligations described above under “Consolidation, Merger and Sale of Assets” and from certain other obligations, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

•	we irrevocably deposit with the trustee money or United States government obligations or a combination thereof, as trust funds in an amount sufficient to pay on the respective stated maturities, the principal of and any premium and interest on, all outstanding debt securities of that series ; provided that the trustee shall have the right (but not the obligation) to require us to deliver to the trustee an opinion of a nationally recognized firm of independent public accountants expressed in a written certification, or other evidence satisfactory to the trustee, as to the sufficiency of such deposits,

•	we deliver to the trustee an opinion of counsel (in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law since the date of execution of the applicable indenture) to the effect that:

-	the holders of the junior subordinated debt securities of that series will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance, and

-	the deposit, defeasance and discharge or the deposit and covenant defeasance will be subject to United States federal income tax on the same amount, in the same manner and at the same time as would be the case if such deposit, defeasance and discharge or deposit and covenant defeasance were not to occur,

•	no event which is, or after notice or lapse of time or both would become, an event of default under the indenture has occurred and is continuing,

•	such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound,

•	such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under the Investment Company Act or shall be exempt from registration thereunder,

•	we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with, and

•	other conditions specified in the indentures are met.

Conversion or Exchange

We may issue junior subordinated debt securities that we may convert or exchange into other securities, property or assets. If so, we will describe the specific terms on which junior subordinated debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the securities, property or assets you would receive would be issued or delivered.

Subordination

In the junior subordinated indenture, we have agreed, and holders of junior subordinated debt will be deemed to have agreed, that any junior subordinated debt securities are subordinate and junior in right of payment to all senior debt to the extent provided in the junior subordinated indenture.

Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior debt before the holders of junior subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the junior subordinated debt securities.

If the maturity of any junior subordinated debt securities is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the junior subordinated debt securities.

We will not make any payments of principal of, premium, if any, or interest on the junior subordinated debt securities or for the acquisition of junior subordinated debt securities (other than any sinking fund payment) if:

•	a default in any payment on senior debt then exists,

•	an event of default on any senior debt resulting in the acceleration of its maturity then exists, or

•	any judicial proceeding is pending in connection with such default.

When we use the term “debt” we mean, with respect to the Company:

•	all obligations of the Company for money borrowed,

•	all obligations of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

and including all other debt securities issued by the Company to any trust or trustee of such trust, or to a partnership or other affiliate that acts as a financing vehicle for the Company, in connection with such issuance of securities,

•	all capital lease obligations of the Company,

•	all reimbursement obligations of the Company with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of the Company,

•	all obligations of the Company issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which the Company or any subsidiary has agreed to be treated as owner of the subject property for federal income tax purposes, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business,

•	all payment obligations of the Company under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of the Company,

•	every obligation of the type referred to in the prior six clauses of another person and all dividends of another person the payment of which the Company has assumed or guaranteed or is responsible or liable for, directly or indirectly, jointly or severally, including as obligor, guarantor or otherwise,

•	all compensation, reimbursement and indemnification obligations of the Company to the indenture trustee pursuant to the junior subordinated indenture, and

•	any amendments, modifications, renewals, extensions, refinancings, replacements and refundings of any such debt.

When we use the term “senior debt” we mean the principal of, premium, if any, and interest on debt, whether outstanding on, or incurred or created after the date of the junior subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding, or pursuant to the terms established for any series of junior subordinated debt securities, states that those obligations are not superior in right of payment to the junior subordinated debt securities or to other obligations which rank equally with, or junior to, the junior subordinated debt securities.

As a non-operating holding company, we have no significant business operations of our own. Therefore, we rely on dividends from our insurance company and other subsidiaries as the principal source of cash flow to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the junior subordinated debt securities. The payment of dividends by our insurance subsidiaries is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See “The Hartford Financial Services Group, Inc.”

The junior subordinated indenture does not limit the amount of additional senior or subordinated debt that we may incur. We expect from time to time to incur additional senior or subordinated debt.

The junior subordinated indenture provides that we may change the subordination provisions relating to any particular issue of junior subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the junior subordinated debt securities.

Governing Law

The junior subordinated indenture and the junior subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Indenture Trustee

The indenture trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Subject to those provisions, the indenture trustee will not be required to exercise any of its powers under the junior subordinated indenture at your request, unless you offer reasonable indemnity against the costs, expenses and liabilities which the trustee might incur. The indenture trustee will not be required to expend or risk its own funds or incur personal financial liability in performing its duties if the indenture trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity. The indenture trustee acts as depositary for funds of, and performs other services for us and our subsidiaries in the normal course of business.

DESCRIPTION OF CAPITAL STOCK OF
THE HARTFORD FINANCIAL SERVICES GROUP, INC.

The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock which we believe will be most important to your decision to invest in our capital stock. You should keep in mind, however, that it is our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws, and the Delaware General Corporation Law, and not this summary, which define your rights as a securityholder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws are incorporated by reference as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Common Stock

Subject to any preferential rights of any preferred stock created by our board of directors, holders of our common stock are entitled to dividends as our board of directors may declare from time to time out of funds that we can lawfully use to pay dividends. See “Dividend Policy.” Holders of our common stock possess exclusive voting rights, except to the extent provided by law and as set forth in our Amended and Restated Certificate of Incorporation, including any certificate of designations of a series of preferred stock. Holders of our common stock are entitled to one vote for each share of common stock and do not have any right to cumulate votes in the election of directors.

Holders of our common stock have no preference, conversion, exchange, sinking fund or redemption rights, are not entitled to any preemptive rights by virtue of their status as stockholders and that status does not entitle them to purchase their pro rata share of any offering of shares of any class or series, and generally have no appraisal rights except in certain limited transactions. Under Delaware law, our stockholders generally are not liable for our debts or obligations.

In the event of our liquidation, dissolution or winding-up, holders of our common stock will be entitled to receive on a proportionate basis any assets remaining after provision for payment of creditors and after payment or provision for payment of any liquidation preferences to holders of preferred stock.

Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “HIG.” The transfer agent and registrar for our common stock is The Bank of New York Mellon.

We have 1,500,000,000 authorized shares of common stock. As of July 30, 2010, 444,324,287 shares were outstanding, 65,000,000 shares are required to be reserved for issuance pursuant to the terms of our contingent capital facility, 287,000,000 shares are required to be reserved for issuance pursuant to the terms of our 2008 debt instruments, 41,441,400 shares were reserved for issuance in connection with the conversion of the 7.25% Mandatory Convertible Preferred Stock, Series F, par value $0.01 per share, or the Series F Preferred Stock, 52,093,973 shares were reserved for issuance in connection with the conversion of the outstanding warrants issued to Treasury in connection with our participation in the CPP, or the CPP Warrants, and 69,351,806 shares were reserved for issuance upon exercise of outstanding warrants issued to Allianz SE, or Allianz (assuming receipt of certain regulatory approvals). For more information on the conversion of the warrants issued to Allianz, see “—Allianz’s Investment.” In addition, as of June 30, 2010, the most recent date for which information is available, 5,474,379 shares were reserved for issuance upon exercise of outstanding options, warrants and rights under our stock compensation plans, 18,000,000 were reserved for future issuance under our 2010 Incentive Stock Plan (together with such adjustments as are provided in the 2010 Incentive Stock Plan), 7,789,532 shares were reserved for issuance under the employee stock purchase plan and 256,099 were reserved for issuance under the 2000 PLANCO Non-Employee Option Plan.

Preferred Stock

We have 50,000,000 shares of authorized preferred stock. 8,800,000 shares are designated for our Series B Non-Voting Contingent Convertible Preferred Stock, par value $0.01 per share, or the Series B Preferred Stock, none of which are currently outstanding, and 8,900,000 shares are designated for our Series C Non-Voting Contingent Convertible Preferred Stock, par value $0.01 per share, or the Series C Preferred Stock, none of which are currently outstanding. If exercised today, the warrants issued to Allianz would be exercisable for 8,731,386 shares of our Series B Preferred Stock and 8,606,565 shares of our Series C Preferred Stock (assuming regulatory approvals required for Allianz to exercise the warrants for our common stock have not yet been received). See “—Allianz ’s Investment.” If issued, the Series B Preferred Stock and the Series C Preferred Stock will rank pari passu with each other, will rank junior to each other series of preferred stock of the Company unless specifically determined otherwise by our board of directors, and will participate on an as-converted basis with dividends and other distributions paid on our common stock. If issued, the Series B Preferred Stock and the Series C Preferred Stock will have no voting rights. Each share of the Series B Preferred Stock and the Series C Preferred Stock is currently convertible into approximately 4.00 shares of our common stock, subject to receipt of certain regulatory approvals. The conversion ratios under the Series B Preferred Stock and the Series C Preferred Stock are subject to adjustment in certain circumstances, as further specified under the terms of the warrants issued to Allianz.

We also have 575,000 shares of our Series F Preferred Stock outstanding, represented by 23,000,000 1/40th interest depositary shares. We pay cumulative dividends on each share of the Series F Preferred Stock at a rate of 7.25% per annum on the initial liquidation preference of $1,000 per share. Each share of the Series F Preferred Stock automatically converts into shares of our common stock on April 1, 2013 (if not earlier converted at the option of the holder or upon the occurrence of a fundamental change, as further specified in the Series F Preferred Stock).

Additional shares of preferred stock may be issued from time to time in one or more series. We will describe the particular terms of any series of preferred stock in the prospectus supplement relating to the offering. Our board of directors is empowered, without the approval of our stockholders, to cause our preferred stock to be issued in one or more classes or series, or both, with the numbers of shares of each class or series and the provisions, designations, powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations or restrictions thereof, of each class or series to be determined by it. The specific matters that may be determined by our board of directors include dividend rights, voting rights, redemption rights, liquidation preferences, conversion and exchange rights, retirement and sinking fund provisions, conditions or restrictions on our creation of indebtedness or our issuance of additional shares of stock, and other powers, preferences and relative, participating, optional and other special rights and any qualifications, limitations or restrictions on any wholly unissued series of preferred stock, or of the entire class of preferred stock if none of the shares have been issued, the number of shares constituting that series and the terms and conditions of the issue of the shares.

Dividend Policy

The payment of future dividends on our common stock is subject to the discretion of our board of directors, which will consider, among other factors, our operating results, overall financial condition, credit-risk considerations and capital requirements, as well as general business and market conditions. Dividends from our insurance company subsidiaries and other subsidiaries are the primary source of funds for payment of dividends to our stockholders and there are statutory limits on the amount of dividends that our insurance company subsidiaries can pay to us without regulatory approval.

The Connecticut insurance holding company laws limit the payment of dividends by Connecticut-domiciled insurers. In addition, these laws require notice to and approval by the state insurance commissioner for the declaration or payment by those subsidiaries of any dividend, if the dividend and other dividends or distributions made within the preceding twelve months exceeds the greater of (i) 10% of the insurer’s policyholder surplus as of December 31 of the preceding year, and (ii) net income, or net gain from operations if the subsidiary is a life insurance company, for the previous calendar year, in each case determined under statutory insurance accounting principles. In addition, if any dividend of a Connecticut-domiciled insurer exceeds the insurer’s earned surplus, it requires the prior approval of the Connecticut Insurance Commissioner. The insurance holding company laws of the other jurisdictions in which our insurance subsidiaries are incorporated, or deemed commercially domiciled, generally contain similar, and in some instances more restrictive, limitations on the payment of dividends. Likewise, our rights to participate in any distribution of the assets of any of our subsidiaries, for example, upon their liquidation or reorganization, and the ability of holders of the securities to benefit indirectly from a distribution, are subject to the prior claims of creditors of the applicable subsidiary, except to the extent that we may be a creditor of that subsidiary.

In addition, as a savings and loan holding company, we are subject to regulation, supervision and examination by the OTS, including with respect to required capital, cash flow, organization structure, risk management and earnings at the parent company level. We will be subject to similar, and potentially stricter, requirements when regulatory authority over us transfers to The Federal Reserve (for the Company) and the Office of Comptroller of the Currency (for our subsidiary, Federal Trust Corporation).

Moreover, our common stockholders are subject to the prior dividend rights of any holders of our preferred stock or depositary shares representing such preferred stock then outstanding. Under the terms of the Series F Preferred Stock, our ability to declare and pay dividends on or repurchase our common stock will be subject to restrictions in the event we fail to declare and pay (or set aside for payment) full dividends on the Series F Preferred Stock. In addition, the terms of our outstanding junior subordinated debt securities prohibit us from declaring or paying any dividends or distributions on our capital stock, including our Series F Preferred Stock and our common stock, or purchasing, acquiring, or making a liquidation payment on such stock, if we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing.

Allianz’s Investment

Under our Investment Agreement with Allianz, or the Investment Agreement, we agreed to issue and sell securities in a private placement to Allianz, including warrants to acquire certain of our securities, or the Allianz Warrants. The Allianz Warrants are exercisable for 8,731,386 shares of our Series B Preferred Stock and 8,606,565 shares of our Series C Preferred Stock, and subject to receipt of any required regulatory approvals by Allianz, are exercisable for 69,351,806 shares of our common stock at an exercise price of $25.23 per share of common stock. The Allianz Warrants expire on October 17, 2018.

Under the Investment Agreement, if on or prior to the seventh anniversary of October 17, 2008, we propose to issue any shares of common stock, rights or options to acquire common stock or securities convertible or exchangeable into common stock (other than any issuance (i) as consideration in any merger, acquisition of a business or a similar transaction with a third party, (ii) to a financial institution in connection with any borrowing or (iii) that is “Qualifying Employee Stock,” as defined in the Allianz Warrants), we must provide prompt written notice to Allianz, and Allianz (or its designated subsidiary) shall have the right to participate in such issuance and to purchase from us an amount up to Allianz’s pro rata share (as defined in the Investment Agreement) of each class or series of shares, rights, options or securities so issued at a price and on terms no less favorable to Allianz than those provided to any other person purchasing in the issuance.

Under the Investment Agreement, for so long as Allianz Warrants that are exercisable for at least 1% of our outstanding common stock remain outstanding, we may not, without the prior written consent of the Investor (as defined in the Investment Agreement) (which shall not be unreasonably withheld), issue equity securities other than our common stock, subject to specified exceptions.

The Investment Agreement contains standstill provisions that apply to Allianz and its subsidiaries and affiliates lasting until October 6, 2018, including limitations or prohibitions on, among other things, the acquisition of shares of common stock that would result in its beneficially owning more than 25% of our outstanding common stock, making or proposing a merger or change of control transaction with respect to us or soliciting proxies with respect thereto, subject in each case to certain exceptions for a change of control and other matters, as specified in the Investment Agreement. We have also agreed under the Investment Agreement that, prior to entering into any binding agreement to effect a merger or similar business combination with a third party or to pay a break-up fee or similar compensation to a third party with respect to such a potential transaction, we will permit Allianz a reasonable period of time to conduct due diligence and make a bona fide competing proposal to us.

The CPP Warrants

In connection with our participation in the CPP, we issued to the Treasury 52,093,973 CPP Warrants, each representing the right to purchase one share of our common stock at an initial exercise price of $9.79, subject to adjustments. The CPP Warrants expire on June 26, 2019.

Contractual and Statutory Provisions May Delay or Make More Difficult Acquisitions or Changes of Control of the Company

Some provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws may delay or make more difficult unsolicited acquisitions or changes of control of the Company. We believe that these provisions will enable us to develop our business in a manner that will foster long-term growth without disruption caused by the threat of a takeover not thought by our board of directors to be in our best interest and the best interests of our stockholders.

Those provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of the Company, although the proposals, if made, might be considered desirable by a majority of our stockholders. Those provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors.

These provisions include:

•	the availability of capital stock for issuance from time to time at the discretion of our board of directors (see “—Preferred Stock”),

•	prohibitions against stockholders calling a special meeting of stockholders or acting by written consent instead of at a meeting,

•	requirements for advance notice for raising business or making nominations at stockholders’ meetings, and

•	the ability of our board of directors to increase the size of the board and to appoint directors to fill newly created directorships.

The restrictions on ownership of our stock described under “—Restrictions on Ownership” and the terms of Allianz’s investment in us, described under “—Allianz’s Investment,” could also have the effect of discouraging third parties from making proposals involving an acquisition or change of control of the Company.

No Stockholder Action by Written Consent; Special Meetings

Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws provide that stockholder action can be taken only at an annual or special meeting and cannot be taken by written consent. Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws also provide that special meetings of stockholders can be called by the chairman of our board of directors or by a vote of the majority of the entire board of directors. Furthermore, our Amended and Restated By-Laws provide that only such business as is specified in the notice of any special meeting of stockholders may come before the meeting.

Advance Notice for Raising Business or Making Nominations at Meetings

Our Amended and Restated By-Laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual or special meeting at which directors are to be elected. The only business that may be conducted at an annual meeting of stockholders is the election of members of the board of directors for the succeeding year and business that has been specified in the notice of the meeting given by or at the direction of the board of directors or otherwise brought before the meeting by, or at the direction of, the board of directors, or by a stockholder who has given to our corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Only persons who are nominated by, or at the direction of, the board of directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to the secretary prior to a meeting at which directors are to be elected will be eligible for election as directors.

To be timely, notice of business to be brought before an annual meeting or nominations of candidates for election as directors at an annual meeting must be given by a stockholder to our corporate secretary not later than 90 days prior to the anniversary date for the immediately preceding annual meeting (or, if the date of the annual meeting is more than 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the later of (a) 90 days prior to the date of such annual meeting or (b) if the first public announcement of the date of an advanced or delayed annual meeting is less than 100 days prior to the date of such annual meeting, ten days after the first public announcement of the date of such annual meeting).

Similarly, in the case of a special meeting of stockholders at which the board of directors gives notice that directors are to be elected, notice of nominations to be brought before a special meeting of stockholders for the election of directors must be delivered to the secretary no later than the close of business on the seventh day following the date on which notice of the date of the special meeting of stockholders is given.

The notice of any nomination for election as a director is required to state, among other things:

•	specified information regarding the stockholder who intends to make the nomination,

•	a representation that the stockholder is a holder of record of stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice,

•	a description of all arrangements or understandings relating to the nomination between the stockholder and each nominee and any other person or persons, naming those persons,

•	if applicable, a representation that the stockholder intends to solicit proxies in support of each nominee,

•	specified information regarding each nominee proposed by the stockholder, including all other information that would have been required to be included in a proxy statement filed under the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by our board of directors,

•	the consent of each nominee to serve as a director if so elected, and

•	whether, if elected, the nominee intends to tender any advance resignation notices requested by our board of directors in connection with subsequent elections, such advance resignation to be contingent upon the nominee’s failure to receive a majority vote and acceptance of such resignation by our board of directors.

Number of Directors; Filling of Vacancies

Our Amended and Restated By-Laws provide that the number of directors that constitute our board of directors may be set from time to time by resolution adopted by a majority of the entire board of directors, but that such number shall not be less than three nor more than twenty-five. In addition, newly created directorships resulting from any increase in the authorized number of directors, or any vacancy, may be filled by a vote of a majority of directors then in office. Accordingly, our board of directors may be able to prevent any stockholder from obtaining majority representation on the board of directors by increasing the size of the board and filling the newly created directorships with its own nominees. In addition, the NYSE rules require that the majority of directors holding office immediately after the election must be independent directors.

Restrictions on Ownership

State insurance laws could be a significant deterrent to any person interested in acquiring control of the Company. The insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled, as well as state corporation laws, govern any acquisition of control of the Company or of our insurance subsidiaries. In general, these laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control would be presumed in the case of any person or entity that purchases 10% or more of our outstanding common stock, unless the applicable insurance regulatory authorities determine otherwise.

In addition, we became a savings and loan holding company when the OTS approved our application to acquire Federal Trust Corporation, the parent company of Federal Trust Bank, a federally chartered, FDIC-insured thrift. As a savings and loan holding company, we are subject to federal banking laws that could be a significant deterrent to any person interested in acquiring control of the Company. Federal law requires, for example, that any person or company must obtain the prior approval or nonobjection of the OTS before taking any action that could result in that person or company acquiring control of a savings and loan holding company. “Control” is broadly defined under federal law, and the federal regulations governing whether control exists are extremely complex. In general, any person or company that owns or controls, directly or indirectly, or acting in concert with others, 25% or more of any class of our voting stock would be found to control us, and a person or company could be found to control us under other circumstances, including based on a presumption that could arise with the direct or indirect ownership or control of 10% or more of any class of our voting stock under certain conditions, unless the OTS determines otherwise. In addition, any company that acquires control of the Company would itself become a savings and loan holding company subject to regulation, supervision and examination by the OTS.

Delaware General Corporation Law

The terms of Section 203 of the Delaware General Corporation Law apply to us since we are a Delaware corporation and we have a class of voting stock that is listed on a national securities exchange. Under Section 203, with some exceptions, a Delaware corporation may not engage in a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder,” for a period of three years from the date that person became an interested stockholder unless:

•	the transaction or the business combination that results in a person becoming an interested stockholder is approved by the board of directors of the corporation before the person becomes an interested stockholder,

•	upon consummation of the transaction that results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers and shares owned by certain employee stock plans, or

•	on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by holders of at least two-thirds of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

Under Section 203, an “interested stockholder” is defined as any person (or the affiliates or associates of such person), other than the corporation and any direct or indirect majority-owned subsidiary, that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation, or

•	an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether the person is an interested stockholder.

Section 203 does not apply to a corporation that so provides in an amendment to its certificate of incorporation or by-laws passed by a majority of its outstanding shares at any time. As a general matter, this stockholder action does not become effective for 12 months following its adoption and would not apply to persons who were already interested stockholders at the time of the amendment. Our Amended and Restated Certificate of Incorporation does not exclude us from the restrictions imposed under Section 203.

Section 203 makes it more difficult for a person who would be an interested stockholder to effect business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors, because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our management. It is further possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.

DESCRIPTION OF DEPOSITARY SHARES

General Terms

We may elect to offer depositary shares representing receipts for fractional interests in debt securities or preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security or share of a particular series of preferred stock, as the case may be.

We will deposit the debt securities or shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of preferred stock represented by the depositary share, to all the rights and preferences of the debt security or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe would be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it will be the deposit agreement entered into with respect to a particular offering of securities, and not this summary, that will define your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that will also be important to you. You should read the applicable prospectus supplement and the deposit agreement for a full description of the terms of the depositary shares, some of which may differ from the provisions summary below. The form of the deposit agreement will be filed as an exhibit to the registration statement that includes this prospectus, either by amendment to the registration statement that includes this prospectus or by a Current Report on Form 8-K.

See “Where You Can Find More Information” for information on how to obtain a copy of the deposit agreement.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.

In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.

Withdrawal of Debt Securities or Preferred Stock

Any holder of depositary shares may receive interests in deposited debt securities or the number of whole shares of deposited preferred stock, as the case may be, and all money or other property represented by such holder’s depositary receipts upon surrendering the depositary receipts at the depositary office or at such other office designated by the depositary, paying all taxes and charges provided for in the deposit agreement and complying with any other requirement of the deposit agreement.

However, holders of such interests in debt securities or whole shares of preferred stock, as the case may be, will not be entitled to deposit such debt securities or preferred stock under the deposit agreement or to receive depositary receipts for such debt securities or preferred stock after such withdrawal or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock or minimum issuable denominations of debt securities to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

If we redeem a debt security or series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of preferred stock, as the case may be, payable in relation to the redeemed series of debt securities or preferred stock. Whenever we redeem debt securities or shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities or shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Preferred Stock

Upon receipt of notice of any meeting at which you, as a holder of interests in deposited preferred stock, are entitled to vote, or of any request for instructions or directions from you, as a holder of interests in deposited debt securities, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote or cause to be voted the maximum number of whole shares of the preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the debt securities or voting shares of the preferred stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “—Withdrawal of Debt Securities or Preferred Stock,” to receive interests in debt securities or shares of preferred stock, as the case may be, and all money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

We may terminate the deposit agreement at any time with at least 30 days’ prior written notice to the depositary if holders of at least a majority of the depositary shares then outstanding consent to such termination. Upon termination, the depositary will deliver or make available to holders of depositary receipts, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional interests in deposited debt securities or shares of deposited preferred stock, as the case may be, represented by the depositary shares, together with any other property represented by such depositary shares. The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying debt securities or preferred stock, as the case may be, are convertible or exchangeable, or

•	there has been a complete repayment or redemption of the debt securities or a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities or preferred stock, as the case may be, and the initial issuance of depositary receipts, all withdrawals of shares of debt securities or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities or preferred stock, as the case may be.

Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary’s gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase debt securities, preferred stock, common stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices) as well as other types of warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.

The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe would be most important to your decision to invest in our warrants. You should keep in mind, however, that it will be the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which will define your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which will also be important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents will be filed as exhibits to the registration statement that includes this prospectus, either by amendment to the registration statement that includes this prospectus or by a Current Report on Form 8-K. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Debt Warrants

We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

•	the title of the debt warrants,

•	the debt securities for which the debt warrants are exercisable,

•	the aggregate number of the debt warrants,

•	the price or prices at which we will issue the debt warrants, the principal amount of debt securities that you may purchase upon exercise of each debt warrant and the price or prices at which such principal amount may be purchased upon exercise,

•	currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised,

•	the procedures and conditions relating to the exercise of the debt warrants,

•	the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security,

•	the date, if any, from which you may separately transfer the debt warrants and the related securities,

•	the date on which your right to exercise the debt warrants commences, and the date on which your right expires,

•	the maximum or minimum number of the debt warrants which you may exercise at any time,

•	if applicable, a discussion of material United States federal income tax considerations,

•	any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants, and

•	the terms of the securities you may purchase upon exercise of the debt warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

Other Warrants

We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

•	the title of the warrants,

•	the securities, which may include preferred stock, common stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), for which you may exercise the warrants,

•	the aggregate number of the warrants,

•	the price or prices at which we will issue the warrants, the number of securities or amount of other property or assets that you may purchase upon exercise of each warrant and the price or prices at which such securities, property or assets may be purchased,

•	currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised,

•	the procedures and conditions relating to the exercise of the warrants,

•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security,

•	the date, if any, from which you may separately transfer the warrants and the related securities,

•	the date on which your right to exercise the warrants commences, and the date on which your right expires,

•	the maximum or minimum number of warrants which you may exercise at any time,

•	if applicable, a discussion of material United States federal income tax considerations, and

•	any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities, or amount of other securities, property or assets that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating or entitling you to purchase from us, and obligating or entitling us to sell to you, a specific number of shares of common stock or preferred stock, or other securities, property or assets, at a future date or dates. Alternatively, the stock purchase contracts may obligate or entitle us to purchase from you, and obligate or entitle you to sell to us, a specific or varying number of shares of common stock or preferred stock, or other securities, property or assets, at a future date. The price per share of preferred stock or common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue stock purchase contracts separately or as a part of units each consisting of a stock purchase contract and debt securities, undivided beneficial ownership interests in debt securities, trust preferred securities, depositary shares representing fractional interests in debt securities or shares of preferred stock, or debt obligations of third parties, including U.S. Treasury securities, securing your obligations to purchase the preferred stock or the common stock, or other securities, property or assets, under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner. We will issue the stock purchase contracts or stock purchase units under stock purchase agreements that we will describe in the prospectus supplement relating to the stock purchase contracts or stock purchase units that we offer. We will also describe in the applicable prospectus supplement the terms of any stock purchase contracts or stock purchase units. The form of the purchase contract agreement will be filed as an exhibit to the registration statement that includes this prospectus, either by amendment to the registration statement that includes this prospectus or by a Current Report on Form 8-K. See “Where You Can Find More Information” for information on how to obtain a copy of the purchase contract agreement.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell securities from time to time in one or more transactions separately or as units with other securities. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue securities as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we designate may solicit offers to purchase the securities.

•	If required, we will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

•	Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

•	Agents may be deemed to be underwriters under the Securities Act, of any of the securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of the securities.

•	If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

•	We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement, together with this prospectus, to sell the securities.

We may use a dealer to sell the securities.

•	If we use a dealer, we will sell the securities to the dealer, as principal.

•	The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

•	We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

•	If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

•	We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

Any underwriter, agent or dealer that is a Financial Industry Regulatory Authority member is not permitted to sell securities in an offering to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Unless otherwise specified in connection with a particular underwritten offering of securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering, i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement that includes this prospectus).

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders, the terms of the securities and any material relationships with the selling securityholders. Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the selling securityholders will receive all the proceeds from the sale of the securities.

LEGAL OPINIONS

Certain legal matters relating to any securities offered by this prospectus will be passed upon for us by corporate counsel for The Hartford, who may be Alan J. Kreczko, Esq., and Cleary Gottlieb Steen & Hamilton LLP, New York, New York. As of June 30, 2010, Mr. Kreczko beneficially owned 6,102 shares of our common stock, 9,236 shares of our common stock obtainable through the exercise of vested options, 3,808 restricted stock units, 86,504 restricted units and unvested options to acquire an additional 51,324 shares of our common stock. Unless we state otherwise in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements, the related financial statement schedules, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2009 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which report on the financial statements expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s change in its method of accounting and reporting for other-than-temporary impairments in 2009 and for the fair value measurement of financial instruments in 2008), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. This information may be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of these public reference facilities. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC’s reporting requirements.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet site.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2009;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010;

•	our Current Reports on Form 8-K filed on January 7, 2010, February 16, 2010, February 24, 2010, March 9, 2010, March 16, 2010 (Items 1.01 and 8.01), March 17, 2010, March 18, 2010, March 19, 2010, March 23, 2010 (Items 1.01, 2.03, 3.03, 5.03 and 8.01), March 31, 2010 (Item 1.01), April 2, 2010 (Item 5.02), April 23, 2010, April 27, 2010, May 25, 2010, June 30, 2010, July 13, 2010 and July 27, 2010;

•	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on September 18, 1995, as amended by the Form 8-A/A, filed on November 13, 1995; and

•	all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus but prior to the termination of the offering (other than information in the documents that is deemed not to be filed and that is not specifically incorporated by reference in this prospectus supplement).

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s Internet site or at the address listed above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, Connecticut 06155, Attention: Investor Relations (telephone (860) 547-5000).

52,093,973 Warrants Each to Purchase One Share of Common Stock

The Hartford Financial Services Group, Inc.

Warrants

PROSPECTUS SUPPLEMENT SEPTEMBER  , 2010
(to Prospectus Dated August 4, 2010)

Deutsche Bank Securities
Aladdin Capital LLC
Cabrera Capital Markets, LLC
Lebenthal & Co., LLC
Sanford C. Bernstein
SL Hare Capital, Inc.